Prospectus dated 02/28/2006 for
International Fund Class A

Supplement to Prospectus dated 04/07/2006
Supplement to Prospectus dated 07/12/2006

EXPERIENCE

PROSPECTUS

February 28, 2006

The Securities and Exchange Commission has not approved or disapproved these securities or determined whether this prospectus is accurate or complete. Any statement to the contrary is a crime.

Smith Barney

International Fund

Class A, B, C, Y and 1 Shares

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Under a licensing agreement between Citigroup and Legg Mason, the name of the fund, the names of any classes of shares of the fund, and the name of the investment adviser of the fund, as well as all logos, trademarks and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason. Citi Marks include, but are not limited to, “Smith Barney,” “Salomon Brothers,” “Citi,” and “Citigroup Asset Management.” Legg Mason and its affiliates, as well as the investment adviser, are not affiliated with Citigroup.

All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement.

Smith Barney International Fund

Contents

You should know:

An investment in the fund is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency.

Investments, risks and performance

Investment objective

The fund seeks long-term capital growth. Dividend income, if any, is incidental to this goal.

Principal investment strategies

Key investments

The fund invests primarily in the common stocks of foreign companies that the fund’s manager believes have above-average prospects for growth. Generally, the fund invests in a number of different countries and, under normal circumstances, the fund invests in companies in at least three foreign markets. The fund may invest up to 10% of its net assets (at the time of investment) in issuers located in or doing a substantial portion of their business in emerging markets. Under normal circumstances, the fund also invests primarily in large cap securities. Large cap securities are securities of issuers typically with market capitalizations of $750 million or more.

The fund usually invests in securities listed on securities exchanges, although it may also purchase securities which are not registered for sale to the general public, or, to a limited extent, securities that are not readily marketable. The fund may invest directly in foreign securities or may invest in depositary receipts.

In addition to common stocks, the fund may also invest in other securities including rights to purchase common stocks, preferred stock or warrants, and also, to a limited extent, may purchase shares of other investment companies, including closed end investment companies, that invest in foreign securities.

The fund may, but is not required to, enter into forward currency transactions to buy or sell currencies at a future date. The fund may enter into these forward currency contracts to:

■	Settle transactions in securities quoted in foreign currencies
■	Attempt to protect against the economic impact of adverse changes in the value of the U.S. dollar or other currencies

Selection process

The manager looks for the securities of well-established, large cap companies (typically with capitalizations of $750 million or more) believed to have superior management teams and histories of above-average revenues and earnings growth which appear to be reasonably valued compared to their long-term earnings potential. The manager uses fundamental analysis to find companies that it believes have growth potential, and looks first at a particular company and then at the country in which the company is located and the industry in which the company participates. The manager eliminates stocks that it believes are overpriced relative to a company’s financial statements and projections. The manager then analyzes each company to find those believed to have superior management teams, solid product lines, strong competitive positioning, attractive cash flows and histories of above-average revenues and earnings growth. The manager seeks opportunities to invest in foreign economies that are growing faster than the U.S. economy.

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Principal risks of investing in the fund

Investing in foreign companies may involve unique risks. Investors could lose money on their investment in the fund, or the fund may not perform as well as other investments, if:

■	Foreign securities prices decline, or foreign securities perform poorly relative to other types of investments
■	Adverse governmental action or political, social, economic or market instability affects a foreign country or region
■	The currency in which a security is priced declines in value relative to the U.S. dollar
■	The manager’s judgment about the attractiveness, value or potential appreciation of a particular security proves to be incorrect
■	Foreign withholding taxes reduce the fund’s returns
■	The economies of foreign countries grow at a slower rate than expected or experience a downturn or recession

In addition, foreign investing involves the following risks:

■	Many foreign countries the fund invests in have markets that are smaller, less liquid and more volatile than markets in the U.S. In a changing market, the manager may not be able to sell the fund’s portfolio securities in amounts and at prices it considers reasonable.
■	In some foreign countries, less information is available about foreign issuers and markets because of less rigorous accounting and regulatory standards than in the U.S.
■	Foreign equity securities may trade at price-earnings multiples that are higher than those of comparable U.S. companies and that may not be sustainable. As a result, there may be rapid changes in the value of foreign securities.
■	Enforcing legal rights may be difficult, costly and slow and there may be special problems enforcing claims against foreign governments.
■	Some foreign currency values may be volatile and there is the possibility of governmental controls on currency exchanges or governmental intervention in currency markets which may prevent the fund from realizing value in U.S. dollars from its investment in foreign securities.
■	There may be other governmental or non-governmental actions resulting in expropriations of assets, confiscatory taxation, and limitations on the use or transfer of assets by the fund or the issuers of securities.

Emerging market investments offer the potential of significant gains but also involve greater risks than investing in more developed countries. Political or economic stability, lack of market liquidity, and government actions such as currency controls or seizure of private businesses or property are more likely in emerging markets.

Because the value of a depositary receipt is dependent upon the market price of an underlying foreign security, depositary receipts are subject to most of the risks associated with investing in foreign securities directly.

The fund’s growth-oriented investment style may increase the risks of investing in the fund. Growth securities typically are quite sensitive to market movements because their market prices tend to reflect future expectations. When it appears those expectations will not be met, the prices of growth securities typically fall. Growth securities may also be more volatile than other investments because they often do not pay dividends.

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To the extent that the fund enters into forward foreign currency transactions, it may not fully benefit from or may lose money on the transactions if changes in currency rates do not occur as anticipated or do not correspond accurately to changes in the value of the fund’s holdings, or if the counterparty defaults. Such transactions may also prevent the fund from realizing profits on favorable movements in exchange rates. The fund’s ability to use currency exchange contracts successfully depends on a number of factors, including the contracts being available at prices that are not too costly, the availability of liquid markets, and the ability of the manager to accurately predict the direction of changes in currency exchange rates.

See page 8 for more information about the fund’s investments and the risks of investing in the fund.

Who may want to invest

The fund may be an appropriate investment if:

■	You want to direct a portion of your overall investment portfolio to securities of non-U.S. companies and you are prepared to accept the risks of international investing, including the risks of investing in emerging markets
■	You are prepared to accept significant fluctuations in share price and possible losses
■	You are not seeking current income and
■	Your investment horizon is longer term — typically at least five years

Performance information

The following shows summary performance information for the fund in a bar chart and an Average Annual Total Returns table. The information provides an indication of the risks of investing in the fund by showing changes in its performance from year to year and by showing how the fund’s average annual returns compare with the returns of a broad-based securities market index. The bar chart and the information below show performance of the fund’s Class A shares, but do not reflect the impact of sales charges (loads). If they did, the returns would be lower than those shown. Unlike the bar chart, the performance for Class 1, A, B, C and Y shares in the Average Annual Total Returns table reflects the impact of the maximum sales charge (load) applicable to the respective classes. The fund’s past performance, before and after taxes, is not necessarily an indication of how the fund will perform in the future.

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Calendar Year Total Returns — Class A

Highest and Lowest Quarter Returns (for periods shown in the bar chart)

Highest: 77.26% in 4th quarter 1999.

Lowest: (26.00)% in 1st quarter 2001.

Average Annual Total Returns (for periods ended 12/31/05)

	1 year	5 years	10 years	Since Inception*	Inception Date
Class A Return Before Taxes	4.47%	(8.22)%	4.96%	—	03/17/95

Class A Return After Taxes on Distributions(1)	4.07%	(8.29)%	4.89%	—	03/17/95

Class A Return After Taxes on Distributions and Sale of Fund Shares(1)	2.90%	(6.83)%	4.33%	—	03/17/95

Class 1 Return Before Taxes	0.93%	(8.36)%	n/a	4.14%	08/08/96

Class B Return Before Taxes	4.10%	(8.26)%	4.67%	—	03/17/95

Class C Return Before Taxes(2)	8.59%	(7.16)%	n/a	(11.42)%	09/13/00

Class Y Return Before Taxes	n/a	n/a	n/a	n/a	(5)

MSCI EAFE Index(3)	13.54%	4.55%	5.84%	n/a	(4)

(1)	After-tax returns are calculated using the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and the after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. In some cases the return after taxes may exceed the return before taxes due to an assumed tax benefit from any losses on a sale of fund shares at the end of the measurement period. After-tax returns shown above are for Class A shares only. After-tax returns for Class 1, Class B, Class C, and Class Y shares will vary.
(2)	Effective as of April 29, 2004, Class L shares were renamed Class C shares. Effective February 2, 2004, the initial sales charge of 1.00% on those shares was eliminated for sales made on or after that date. The average annual returns for Class C shares in the table have been calculated as if the sales charge had been eliminated for the entire period.
(3)	The MSCI EAFE Index is a market capitalization-weighted index that measures the performance of the leading stocks in 21 developed countries outside of North America. (The 21 countries include Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, United Kingdom, Australia, New Zealand, Hong Kong, Japan, Greece and Singapore.) It is not possible to invest directly in the index. An index does not reflect deductions for fees, expenses or taxes.
(4)	Index returns for the period from 8/8/96, the inception date of Class 1, to 12/31/05 are not available. Index returns for the period from 8/31/96 to 12/31/05 were 6.08%. Index returns for the period from 9/13/00, the inception date of Class C, to 12/31/05 are not available. Index returns for the period from 9/30/00 to 12/31/05 were 3.79%.
(5)	No Class Y shares were outstanding for the calendar year ended 12/31/05.
*	Information is provided only for classes with less than 10 years performance history.

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Fee table

This table sets forth the fees and expenses you may pay if you invest in fund shares.

Shareholder Fees

(fees paid directly from your investment)	Class A		Class B	Class C	Class Y	Class 1
Maximum sales charge (load) imposed on purchases (as a % of offering price)	5.00%		None	None	None	8.50%

Maximum deferred sales charge (load) (as a % of the lower of net asset value at purchase or redemption)	None	*	5.00%	1.00%	None	None

Annual Fund Operating Expenses

(expenses deducted from fund assets)	Class A	Class B	Class C	Class Y	Class 1
Management fee††	0.85%	0.85%	0.85%	0.85%	0.85%

Distribution and service (12b-1) fees	0.25%	1.00%	1.00%	None	None

Other expenses**	1.23%	1.28%	0.51%	0.51%	0.86%

Total annual fund operating expenses†	2.33%	3.13%	2.36%	1.36%	1.71%

†Because of voluntary waivers and/or reimbursements, actual total operating expenses are expected to be:	2.00%	2.75%	n/a	n/a	n/a
These voluntary fee waivers and reimbursements may be reduced or terminated at any time.
††	Effective October 1, 2005, the Fund has a management fee schedule that reduces the fee payable on assets in excess of $1 billion as follows: 0.850% on assets up to $1 billion, 0.825% on assets between $1 billion and $2 billion, 0.800% on assets between $2 billion and $5 billion, 0.775% on assets between $5 billion and $10 billion, and 0.750% on assets over $10 billion.
*	You may buy Class A shares in amounts of $1,000,000 or more at net asset value (without an initial sales charge) but if you redeem those shares within 12 months of their purchase, you will pay a deferred sales charge of 1.00%.
**	For Class Y shares, “Other expenses” have been estimated because no Class Y shares were outstanding during the fund’s last fiscal year.

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Example

This example helps you compare the costs of investing in the fund with the costs of investing in other mutual funds. Your actual costs may be higher or lower. The example assumes:

■	You invest $10,000 in the fund for the period shown
■	Your investment has a 5% return each year — the assumption of a 5% return is required by the Securities and Exchange Commission (“SEC”) for purposes of this example and is not a prediction of the fund’s future performance
■	You reinvest all distributions and dividends without a sales charge
■	The fund’s operating expenses (before fee waivers and/or expense reimbursements, if any) remain the same

Number of Years You Own Your Shares

	1 year	3 years	5 years	10 years
Class A (with or without redemption)	$724	$1,190	$1,682	$3,032

Class B (redemption at end of period)	$816	$1,266	$1,740	$3,255	*

Class B (no redemption)	$316	$966	$1,640	$3,255	*

Class C (redemption at end of period)	$339	$736	$1,260	$2,696

Class C (no redemption)	$239	$736	$1,260	$2,696

Class Y (with or without redemption)	$138	$431	$745	$1,636

Class 1 (with or without redemption)	$1,009	$1,343	$1,699	$2,697

*	Assumes conversion to Class A shares approximately eight years after purchase.

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More on the fund’s investments

Although the fund invests primarily in equity securities, it may, but is not required to, invest in other foreign securities including debt securities and convertible securities.

Debt securities

Long-term debt securities must be investment grade when the fund purchases them meaning they must be rated Baa by Moody’s or BBB by Standard & Poor’s, or if unrated, of comparable quality in the manager’s opinion. After the fund buys a bond, if the credit quality of the bond deteriorates below investment grade, the fund may continue to hold the bond, commonly known as a junk bond, but the manager will consider the change in rating in deciding whether to keep the security. Generally, the value of debt securities will decline if interest rates rise, the credit rating of the security is downgraded, or the issuer defaults on its obligation to pay principal or interest. The prices of lower rated securities, especially junk bonds, often are more volatile than those of higher rated securities, and the securities may be difficult to sell.

Convertible securities

Convertible securities, which are debt securities that may be converted into stock, are subject to the market risks of stocks as well as the risks of debt securities.

Portfolio turnover

The fund may engage in active and frequent trading to achieve its principal investment strategies. This may lead to the realization and distribution to shareholders of higher capital gains, which would increase their tax liability. Frequent trading also increases transaction costs, which could detract from the fund’s performance. The “Financial highlights” section of this prospectus shows the fund’s historical portfolio turnover rate.

Cash management

The fund may hold cash pending investment, and may invest in money market instruments, repurchase agreements, and reverse repurchase agreements for cash management purposes.

Defensive investing

The fund may depart from its principal investment strategies in response to adverse market, economic or political conditions by taking temporary defensive positions in any type of money market instruments and short-term debt securities or cash. If the fund takes a temporary defensive position, it may be unable to achieve its investment goal.

The fund may also use other strategies and invest in other securities that are described, along with their risks, in the Statement of Additional Information (“SAI”). However, the fund might not use all of the strategies and techniques or invest in all of the types of securities described in this prospectus or in the SAI. Also note that there are many other factors, which are not described here, that could adversely affect your investment and that could prevent the fund from achieving its goals.

The fund’s goals and strategies may be changed without shareholder approval.

Portfolio holdings

The fund’s policies and procedures with respect to the disclosure of the fund’s portfolio securities are described in the SAI.

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Management

Manager

The fund’s investment manager is Smith Barney Fund Management LLC (“SBFM” or the “manager”). The manager’s address is 399 Park Avenue, New York, New York 10022. The manager selects the fund’s investments, oversees its operations, and provides administrative services.

On June 23, 2005, Citigroup Inc. (“Citigroup”) entered into an agreement to sell substantially all of its asset management business, Citigroup Asset Management (“CAM”), which includes the manager and the subadviser, to Legg Mason, Inc. (“Legg Mason”). The transaction took place on December 1, 2005. As a result, the manager, previously an indirect wholly-owned subsidiary of Citigroup, became a wholly-owned subsidiary of Legg Mason.

Legg Mason, whose principal executive offices are at 100 Light Street, Baltimore, Maryland 21202, is a financial services holding company. As of December 31, 2005, Legg Mason’s asset management operation had aggregate assets under management of approximately $850.8 billion.

Charles Lovejoy, CFA, Guy Bennett, Christopher Floyd and John Vietz have been responsible for the day-to-day management of the fund’s portfolio since February, 2006. Each portfolio manager has been employed by SBFM since that time. Mr. Lovejoy is a Director and Senior Portfolio Manager of Batterymarch Financial Management, Inc. and Mr. Bennett, Mr. Floyd and Mr. Vietz are each Portfolio Managers of Batterymarch, which, like the manager, is a subsidiary of Legg Mason.

Charles F. Lovejoy, CFA

Mr. Lovejoy has been employed by SBFM since February 2006 and by Batterymarch Financial Management, Inc. since 1992. Before joining Batterymarch, he managed international and emerging markets portfolios for Boston International Advisors and headed the quantitative research group at Putnam Management Company. Former president of the Boston Security Analysts Society and the Boston Quantitative Discussion Group, Mr. Lovejoy was also a Director of the International Society of Financial Analysts. Mr. Lovejoy has 25 years of investment experience.

Guy Bennett

Mr. Bennett has been employed by SBFM since February 2006 and by Batterymarch Financial Management, Inc. since 2001. Before joining Batterymarch, he co-headed the equity team at Goldman Sachs Asset Management in Tokyo, and has also managed Asian and UK portfolios at CIN Management Ltd. and Equity & Law Life in London. He has 24 years of investment experience.

Christopher W. Floyd, CFA

Mr. Floyd has been employed by SBFM since February 2006 and by Batterymarch Financial Management, Inc. since 2000. He joined Batterymarch as a quantitative analyst and became a portfolio manager in 2003. Prior to Batterymarch, Mr. Floyd held

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responsibilities at Cigna Investment Management, Urban & Associates, Inc. and Bay State Federal Savings Bank. He has six years of investment experience.

John Vietz, CFA

Mr. Vietz has been employed by SBFM since February 2006 and by Batterymarch Financial Management, Inc. since 2003. He joined Batterymarch as a quantitative analyst and became a portfolio manager in 2005. Prior to that, he was an equity research analyst at Manning & Napier and Barra RogersCasey. He has 11 years of investment experience.

The portfolio managers work collaboratively and share responsibility for investment decisions. The portfolio managers have oversight responsibility for the work done by research analysts, including factor research, development and testing and portfolio construction algorithms. The portfolio managers oversee the effectiveness of the overall investment process, including stock ranking and selection, portfolio construction and trading, and review all trades before execution.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities of the fund.

Management fee

For the fiscal year ended October 31, 2005, the manager received a fee of 0.85% of the fund’s average daily net assets. Effective October 1, 2005, the manager receives fees for its services at the following rates based on assets under management: 0.850% on assets up to $ 1 billion, 0.825% on assets between $1 billion and $ 2 billion, 0.800% on assets between $2 billion and $ 5 billion, 0.775% on assets between $5 billion and $ 10 billion, and 0.750% on assets over $10 billion.

A discussion regarding the basis for the Board of Trustees’ approval of the fund’s management agreement is available in the fund’s Annual Report for the fiscal year ended October 31, 2005.

Distribution plan

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, Citigroup Global Markets Inc. (“CGMI”) and PFS Investments Inc. (“PFS”) serve as the fund’s distributors.

The fund has adopted a shareholder services and distribution plan for each of its Smith Barney Class A, B and C shares. Under the plan, the fund pays distribution and/or service fees. These fees are an ongoing expense and, over time, may cost you more than other types of sales charges.

In addition, a distributor may make payments for distribution and/or shareholder servicing activities out of its past profits and other available sources. The distributor may also make payments to dealers for marketing, promotional or related expenses. The amount of these payments is determined by the distributor and may be substantial. The manager or an affiliate may make similar payments under similar arrangements.

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The payments described above are often referred to as “revenue sharing payments.” The recipients of such payments may include the fund’s distributors, affiliates of the manager, broker-dealers, financial institutions and other financial intermediaries through which investors may purchase shares of the fund. In some circumstances, such payments may create an incentive for an intermediary or its employees or associated persons to recommend or sell shares of the fund to you. Please contact your financial intermediary for details about revenue sharing payments it may receive.

Transfer agent and shareholder servicing agent

PFPC Inc. serves as the fund’s transfer agent and shareholder servicing agent. The transfer agent maintains the shareholder account records for the fund, handles certain communications between shareholders and the fund and distributes dividends and distributions payable by the fund.

Recent developments

On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against SBFM and CGMI relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

The SEC order finds that SBFM and CGMI willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGMI knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that, at the time, included the fund’s investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGMI. The order also finds that SBFM and CGMI willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGMI do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

The SEC censured SBFM and CGMI and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed

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pursuant to a plan prepared and submitted for approval by the SEC. The order also requires that transfer agency fees received from the Funds since December 1, 2004 less certain expenses be placed in escrow and provides that a portion of such fees may be subsequently distributed in accordance with the terms of the order.

The order required SBFM to recommend a new transfer agent contract to the Funds’ boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGMI would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Fund’s Board selected a new transfer agent for the Fund. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

At this time, there is no certainty as to how the proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. Although there can be no assurance, SBFM does not believe that this matter will have a material adverse effect on the Funds.

On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason, Inc.

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Choosing a class of shares to buy

You can choose among four classes of shares: Classes A, B, C and Y. In addition, you can buy additional Class 1 shares if you are a Class 1 shareholder. Each class has different sales charges and expenses, allowing you to choose the class that best meets your needs. When choosing which class of shares to buy, you should consider:

■	How much you plan to invest.
■	How long you expect to own the shares.
■	The expenses paid by each class detailed in the Fee table and Example at the front of this Prospectus.
■	Whether you qualify for any reduction or waiver of sales charges.

If you are choosing between Class A and Class B shares, it will in almost all cases be the more economical choice for you to purchase Class A shares if you plan to purchase shares in an amount of $ 25,000 or more (whether in a single purchase or through aggregation of eligible holdings). This is because of the reduced sales charge available on larger investments of Class A shares and the lower ongoing expenses of Class A shares compared to Class B shares.

You may buy shares from:

■	Certain broker/dealers, financial intermediaries, financial institutions, Smith Barney Financial Advisors or PFS registered representatives (each called a “Service Agent”).
■	The fund, but only if you are investing through certain qualified plans or Service Agents.

Not all classes of shares are available through all Service Agents. You should contact your Service Agent for further information.

Investment minimums

Minimum initial and additional investment amounts vary depending on the class of shares you buy and the nature of your investment account.

	Initial		Additional
	Classes A, B, C	Class Y	All Classes
General	$1,000	$15 million	$50

IRAs, Self Employed Retirement Plans, Uniform Gifts or Transfers to Minor Accounts	$250	$15 million	$50

Qualified Retirement Plans*	$25	$15 million	$25

Simple IRAs	$1	n/a	$1

Monthly Systematic Investment Plans	$25	n/a	$25

Quarterly Systematic Investment Plans	$50	n/a	$50

*	Qualified Retirement Plans are retirement plans qualified under Section 403(b)(7) or Section 401(a) of the Internal Revenue Code, including 401(k) plans.

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Comparing the fund’s classes

Your Service Agent can help you decide which class meets your goals. The Service Agent may receive different compensation depending upon which class you choose.

	Class A	Class B	Class C	Class Y	Class 1
Key features	■ Initial sales charge ■ You may qualify for reduction or waiver of initial sales charge ■ Lower annual expenses than Class B	■ No initial sales charge ■ Deferred sales charge declines over time ■ Converts to Class A after 8 years ■ Higher annual expenses than the other classes	■ No initial sales charge ■ Deferred sales charge for only 1 year ■ Does not convert to Class A	■ No initial or deferred sales charge ■ Must invest at least $15 million ■ Lower annual expenses than the other classes	■ Only available to eligible Class 1 shareholders ■ You may qualify for reduction or waiver of initial sales charge ■ Higher initial sales charge ■ Lower annual expenses than Class A, B and C
Initial sales charge	Up to 5.00%; reduced for large purchases and waived for certain investors. No charge for purchases of $1,000,000 or more	None	None	None	Up to 8.50%; reduced for large purchases
Deferred sales charge	1.00% on purchases of $1,000,000 or more if you redeem within 1 year of purchase	Up to 5.00% charged when you redeem shares. The charge is reduced over time and there is no deferred sales charge after 5 years	1.00% if you redeem within 1 year of purchase	None	None
Annual distribution and service fees	0.25% of average daily net assets	1.00% of average daily net assets	1.00% of average daily net assets	None	None
Exchange privilege*	Class A shares of most Smith Barney funds	Class B shares of most Smith Barney funds	Class C shares of most Smith Barney funds	Class Y shares of most Smith Barney funds	Class 1 shares of Smith Barney funds that offer Class 1 shares and Class A shares of certain other Smith Barney funds
*	Ask your Service Agent for the Smith Barney funds available for exchange.

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More information about the fund’s classes of shares is available through the fund’s website. You’ll find detailed information about sales charges and ways you can qualify for sales charges, including:

■	the front-end sales charges that apply to the purchase of Class A shares
■	the deferred sales charges that apply to the redemption of Class B and Class C shares
■	who qualifies for lower sales charges on Class A shares
■	who qualifies for a sales load waiver

Go to http://www.citigroupam.com and click on the name of the fund.

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Sales charges

Class A shares

You buy Class A shares at the offering price, which is the net asset value plus a sales charge. You pay a lower sales charge as the size of your investment increases to certain levels called breakpoints. You do not pay a sales charge on the fund’s distributions or dividends you reinvest in additional Class A shares.

The table below shows the rate of sales charge you pay, depending on the amount you purchase.

The table below also shows the amount of broker-dealer compensation that is paid out of the sales charge. This compensation includes commissions received by Service Agents that sell shares of the fund. For Class A shares sold by LMIS, LMIS will receive the sales charge imposed on purchases of Class A shares (or any deferred sales charge paid on redemptions) and will retain the full amount of such sales charge. For Class A shares sold by CGMI, CGMI will receive the sales charge imposed on purchases of Class A shares and will retain an amount equal to the broker-dealer commission paid out of the sales charge. CGMI will pay up to 10% of the sales charge to LMIS. For Class A shares sold by PFS, PFS will receive the sales charge imposed on purchases of Class A shares (or any deferred sales charge paid on redemptions) and will retain the full amount of such deferred sales charge. Service Agents (including LMIS, CGMI and PFS) will also receive the service fee payable on Class A shares at an annual rate of up to 0.25% of the average daily net assets represented by the Class A shares serviced by them.

Amount of purchase	Sales Charge as a % of offering price	Sales Charge as a % of net amount invested	Broker/Dealer Commission as a % of offering price
Less than $ 25,000	5.00	5.26	4.50

$25,000 but less than $ 50,000	4.25	4.44	3.83

$50,000 but less than $ 100,000	3.75	3.90	3.38

$100,000 but less than $ 250,000	3.25	3.36	2.93

$250,000 but less than $ 500,000	2.75	2.83	2.48

$500,000 but less than $ 1,000,000	2.00	2.04	1.80

$ 1,000,000 or more	- 0-	-0-	up to 1.00	*

*	A distributor may pay a commission of up to 1.00% to a Service Agent for purchase amounts of $1 million or more and for purchases by certain retirement plans with an omnibus relationship with the fund. In such cases, starting in the thirteenth month after purchase, the Service Agent will also receive the annual distribution and service fee of up to 0.25% of the average daily net assets represented by the Class A shares held by its clients. Prior to the thirteenth month, the distributor will retain the distribution and service fee. Where the Service Agent does not receive the payment of this commission, the Service Agent will instead receive the annual service fee starting immediately after purchase. In certain cases, the Service Agent may receive both a payment of the commission and the annual distribution and service fee starting immediately after purchase. Please contact your Service Agent for more information.

16         Smith Barney Mutual Funds

Investments of $1,000,000 or more

You do not pay an initial sales charge when you buy $1,000,000 or more of Class A shares. However, if you redeem these Class A shares within one year of purchase, you will pay a deferred sales charge of 1.00%. If you did not pay an initial sales charge when buying Class A shares due to a waiver applicable to purchases by qualified and non-qualified retirement plans with an omnibus relationship with the fund, you will not be subject to a deferred sales charge.

Qualifying for a reduced Class A sales charge

There are several ways you can combine multiple purchases of Class A shares of Smith Barney funds to take advantage of the breakpoints in the sales charge schedule. In order to take advantage of reductions in sales charges that may be available to you when you purchase fund shares, you must inform your Service Agent or the transfer agent if you have entered into a letter of intent or a right of accumulation and if there are other accounts in which there are holdings eligible to be aggregated with your purchase. You may need to provide certain records, such as account statements for accounts held by family members or accounts you hold at another broker-dealer or financial intermediary, in order to verify your eligibility for reduced sales charges.

■	Accumulation Privilege – lets you combine the current value of Class A shares of the fund with all other shares of Smith Barney funds and Smith Barney shares of SB funds that are owned by:
■	you; or
■	your spouse and children under the age of 21; and

that are offered with a sales charge, with the dollar amount of your next purchase of Class A shares for purposes of calculating the initial sales charge.

Shares of Smith Barney money market funds ( other than money market fund shares acquired by exchange from other Smith Barney funds offered with a sales charge and shares of those money market fund shares noted below) and Smith Barney S&P 500 Index Fund may not be combined. However, shares of Smith Barney Exchange Reserve Fund and Class C shares of SB Adjustable Rate Income Fund (Smith Barney shares), Smith Barney Inflation Management Fund, Smith Barney Intermediate Maturity California Municipals Fund, Smith Barney Intermediate Maturity New York Municipals Fund, Smith Barney Limited Term Portfolio, Smith Barney Money Funds, Inc. — Cash and Government Portfolios, Smith Barney Short Duration Municipal Income Fund, and Smith Barney Short-Term Investment Grade Bond Fund are not offered with a sales charge, but may be combined.

If your current purchase order will be placed through a Smith Barney Financial Advisor, you may also combine eligible shares held in accounts with a different Service Agent. If you hold shares of Smith Barney funds or Smith Barney shares of SB funds in accounts at two or more different Service Agents, please contact your Service Agents to determine which shares may be combined.

Certain trustees and fiduciaries may be entitled to combine accounts in determining their sales charge.

International Fund         17

■	Letter of Intent – lets you purchase Class A shares of Smith Barney funds and Smith Barney shares of SB funds over a 13-month period and pay the same sales charge on Class A shares, if any, as if all shares had been purchased at once. At the time you enter into the letter of intent, you select your asset goal amount. Generally, purchases of any Smith Barney fund shares and Smith Barney shares of SB funds that are subject to a sales charge and are purchased during the 13-month period by
■	you; or
■	your spouse and children under the age of 21

are eligible for inclusion under the letter, based on the public offering price at the time of the purchase, and any capital appreciation on those shares. You may also backdate your letter up to 90 days in which case eligible purchases made during that period will be treated as purchases made under the letter. In addition, you can include towards your asset goal amount the current value of any eligible purchases that were made prior to the date of entering into the letter of intent and are still held.

If you are setting up your letter of intent through a Smith Barney Financial Advisor, you may also include eligible shares held in accounts with a different Service Agent. If you hold shares of Smith Barney funds or Smith Barney shares of SB funds in accounts at two or more different Service Agents, please contact your Service Agents to determine which shares may be combined.

Shares of Smith Barney money market funds ( other than money market fund shares acquired by exchange from other Smith Barney funds offered with a sales charge and shares of those money market funds noted below) and Smith Barney S&P 500 Index Fund may not be combined. However, shares of Smith Barney Exchange Reserve Fund and Class C shares of SB Adjustable Rate Income Fund (Smith Barney shares), Smith Barney Inflation Management Fund, Smith Barney Intermediate Maturity California Municipals Fund, Smith Barney Intermediate Maturity New York Municipals Fund, Smith Barney Limited Term Portfolio, Smith Barney Money Funds, Inc. — Cash and Government Portfolios, Smith Barney Short Duration Municipal Income Fund, and Smith Barney Short-Term Investment Grade Bond Fund, although not offered with a sales charge, may be combined.

If you do not meet your asset goal amount, shares in the amount of any sales charges due, based on the amount of your actual purchases, will be redeemed from your account.

Waivers for certain Class A investors

Class A initial sales charges are waived for certain types of investors, including:

■	Employees of NASD members
■	Investors participating in “wrap fee” or asset allocation programs or other fee-based arrangements sponsored by affiliated and non-affiliated broker-dealers and other financial institutions that have entered into agreements with one of the fund’s distributors.
■	Investors who redeemed Class A shares of a Smith Barney fund in the past 60 days, if the investor’s Service Agent is notified

If you qualify for a waiver of the Class A initial sales charge, you must notify your Service Agent or the transfer agent at the time of purchase.

If you want to learn more about additional waivers of Class A initial sales charges, contact your Service Agent, consult the SAI or look at the fund’s website: http://www.citigroupam.com and click on the name of the fund.

18         Smith Barney Mutual Funds

Class B shares

You buy Class B shares at net asset value without paying an initial sales charge. However, if you redeem your Class B shares within five years of your purchase payment, you will pay a deferred sales charge. The deferred sales charge decreases as the number of years since your purchase payment increases.

Year after purchase	1st	2nd	3rd	4th	5th	6th through 8th
Deferred sales charge	5%	4%	3%	2%	1%	0%

LMIS will pay Service Agents other than PFS, including CGMI, selling Class B shares a commission of up to 4.00% of the purchase price of the Class B shares they sell and LMIS will retain the deferred sales charges. For Class B shares sold by PFS, PFS will pay the commission of up to 4.00% of the purchase price of the Class B shares sold by its Service Agents and will retain the deferred sales charges paid upon certain redemptions. Service Agents also receive a service fee at an annual rate equal to 0.25% of the average daily net assets represented by the Class B shares serviced by them.

Class B conversion

After 8 years, Class B shares automatically convert into Class A shares. This helps you because Class A shares have lower annual expenses than Class B shares. Your Class B shares will convert to Class A shares as follows:

Shares issued: At initial purchase	Shares issued: On reinvestment of dividends and distributions	Shares issued: Upon exchange from another Smith Barney fund
Eight years after the date of purchase payment	In same proportion as the number of Class B shares converting is to total Class B shares you own (excluding shares issued as dividends)	On the date the shares originally acquired would have converted into Class A shares

Class C shares (available through certain Service Agents)

You buy Class C shares at net asset value without paying an initial sales charge. However, if you redeem your Class C shares within one year of purchase, you will pay a deferred sales charge of 1.00%.

LMIS will pay Service Agents selling Class C shares a commission of up to 1.00% of the purchase price of the Class C shares they sell and will retain the deferred sales charges and the distribution and service fee until the thirteenth month after purchase. Starting in the thirteenth month after purchase, Service Agents will receive an annual fee of up to 1.00% of the average daily net assets represented by the Class C shares serviced by them.

Class Y shares (available through certain Service Agents)

You buy Class Y shares at net asset value with no initial sales charge and no deferred sales charge when you redeem. You must meet the $15,000,000 initial investment requirement.

International Fund         19

You can use a letter of intent to meet this requirement by buying Class Y shares of the fund over a 13-month period. To qualify, you must initially invest at least $5,000,000.

Class 1 shares (available through certain Service Agents)

Class 1 shares are offered to eligible Class 1 shareholders at the offering price, which is the net asset value plus a sales charge. You pay a lower sales charge as the size of your investment increases to certain levels called breakpoints. You do not pay a sales charge on the fund’s distributions or dividends you reinvest in additional Class 1 shares.

The table below shows the rate of sales charge you pay, depending on the amount you purchase and the amount of broker/dealer compensation that is paid out of the sales charge. This compensation includes commissions received by Service Agents that sell shares of the fund.

Amount of purchase	Sales Charge as a % of offering price	Sales Charge as a % of net amount invested	Broker/Dealer Commission as a % of offering price
Less than $ 10,000	8.50%	9.29%	7.00%

$10,000 but less than $ 25,000	7.75%	8.40%	6.25%

$25,000 but less than $ 50,000	6.00%	6.38%	5.00%

$50,000 but less than $ 100,000	4.50%	4.71%	3.75%

$100,000 but less than $ 250,000	3.50%	3.63%	3.00%

$250,000 but less than $ 400,000	2.50%	2.56%	2.00%

$400,000 but less than $ 600,000	2.00%	2.04%	1.60%

$600,000 but less than $ 5,000,000	1.00%	1.01%	0.75%

$ 5,000,000 or more	0.25%	0.25%	0.20%

20         Smith Barney Mutual Funds

More about deferred sales charges

The deferred sales charge is based on the net asset value at the time of purchase or redemption, whichever is less. Therefore you do not pay a sales charge on amounts representing appreciation or depreciation.

In addition, you do not pay a deferred sales charge on:

■	Shares exchanged for shares of another Smith Barney fund
■	Shares representing reinvested distributions and dividends
■	Shares no longer subject to the deferred sales charge

Each time you place a request to redeem shares, the fund will first redeem any shares in your account that are not subject to a deferred sales charge and then the shares in your account that have been held the longest.

If you redeemed shares of a Smith Barney fund in the past 60 days and paid a deferred sales charge, the amount of the deferred sales charge you paid will be deducted from the amount of sales charge due on any other purchase of Smith Barney fund shares, if you notify your Service Agent.

The fund’s distributors receive deferred sales charges as partial compensation for their expenses in selling shares, including the payment of compensation to your Service Agent.

Deferred sales charge waivers

The deferred sales charge for each share class will generally be waived:

■	On payments made through certain systematic withdrawal plans
■	On certain distributions from a retirement plan
■	For involuntary redemptions of small account balances
■	For 12 months following the death or disability of a shareholder

If you want to learn more about additional waivers of deferred sales charges, contact your Service Agent, consult the SAI or look at the fund’s website: http://www.citigroupam.com and click on the name of the fund.

International Fund         21

Buying shares

Through a Service Agent	You should contact your Service Agent to open a brokerage account and make arrangements to buy shares. Your Service Agent may charge an annual account maintenance fee.

Through the fund

Qualified retirement plans and certain other investors who are clients of certain Service Agents are eligible to buy shares directly from the fund.

■ Write to the fund at the following address to open an account or buy shares:

Smith Barney Investment Series

International Fund

(Specify class of shares)

c/o PFPC Inc.

P.O. Box 9699

Providence, Rhode Island 02940-9699

■ Enclose a check to pay for the shares.

■ For more information, please call Shareholder Services at 1-800-451-2010.

Through a systematic investment plan

You may authorize your Service Agent or the transfer agent to transfer funds automatically from (i) a regular bank account, (ii) cash held in a brokerage account opened with a Service Agent or (iii) certain money market funds, in order to buy shares on a regular basis.

■ Amounts transferred should be at least: $25 monthly or $50 quarterly.

■ If you do not have sufficient funds in your account on a transfer date, your Service Agent or the transfer agent may charge you a fee.

For more information, contact your Service Agent or the transfer agent or consult the SAI.

22         Smith Barney Mutual Funds

Exchanging shares

Smith Barney offers a distinctive family of mutual funds tailored to help meet the varying needs of both large and small investors

You should contact your Service Agent to exchange into other Smith Barney mutual funds. Be sure to read the prospectus of the Smith Barney mutual fund into which you are exchanging. An exchange is a taxable transaction.

■  You may exchange shares only for shares of the same class of another Smith Barney mutual fund. Class 1 shares may also be exchanged for Class A shares of certain Smith Barney mutual funds. Not all Smith Barney funds offer all classes.

■ Not all Smith Barney funds may be offered in your state of residence. Contact your Service Agent or the transfer agent for further information.

■ Exchanges of Class A, Class B, Class C and Class 1 shares are subject to minimum investment requirements (except for systematic investment plan exchanges), and all shares are subject to the other requirements of the fund into which exchanges are made.

■ If you hold share certificates, the transfer agent must receive the certificates endorsed for transfer or with signed stock powers (documents transferring ownership of certificates) before the exchange is effective.

■  The fund may suspend or terminate your exchange privilege if you engage in an excessive pattern of exchanges.

Waiver of additional sales charges

Your shares will not be subject to an initial sales charge at the time of the exchange.

Your deferred sales charge (if any) will continue to be measured from the date of your original purchase of shares subject to a deferred sales charge. If the fund into which you exchange has a higher deferred sales charge, you will be subject to that charge. If you exchange at any time into a fund with a lower charge, the sales charge will not be reduced.

By telephone	If you do not have a brokerage account with a Service Agent, you may be eligible to exchange shares through the fund. You must complete an authorization form to authorize telephone transfers. If eligible, you may make telephone exchanges on any day the NYSE is open. For clients of a PFS Registered Representative, call Primerica Shareholder Services at 1-800-544-5445 between 8:00 a.m. and 8:00 p.m. (Eastern time). All other shareholders should call Shareholder Services at 1-800-451-2010 between 9:00 a.m. and 4:00 p.m. (Eastern time). Requests received after the close of regular trading on the NYSE are priced at the net asset value next determined.
You can make telephone exchanges only between accounts that have identical registrations.
By mail	If you do not have a brokerage account, contact your Service Agent or write to the transfer agent at its address on the following page.

International Fund         23

Redeeming shares

Generally

Contact your Service Agent to redeem shares of the fund.

If you hold share certificates, the transfer agent must receive the certificates endorsed for transfer or with signed stock powers before the redemption is effective.

If the shares are held by a fiduciary or corporation, other documents may be required.

Requests received after the close of regular trading on the Exchange are priced at the net asset value next determined after receipt.

Your redemption proceeds normally will be sent within three business days after your request is received in good order. Your redemption proceeds may be delayed for up to ten days if your purchase was made by check.

If you have a brokerage account with a Service Agent, your redemption proceeds will be placed in your account. In other cases, unless you direct otherwise, your redemption proceeds will be paid by check mailed to your address of record.

By mail

For accounts held directly at the fund, send written requests to the fund at the applicable address:

For clients of a PFS Registered Representative, write to Primerica Shareholder Services at the following address:

PFPC

c/o Primerica Shareholder Services

P.O. Box 9662

Providence, Rhode Island 02940-9662

For all other investors, send your request to the transfer agent at the following address:

Smith Barney Investment Series

International Fund

(Specify class of shares)

c/o PFPC Inc.

P.O. Box 9699

Providence, Rhode Island 02940-9699

Your written request must provide the following:

■ The name of the fund and account number

■ The class of shares and the dollar amount or number of shares to be redeemed

■ Signatures of each owner exactly as the account is registered

24         Smith Barney Mutual Funds

By telephone

If you do not have a brokerage account with a Service Agent, you may be eligible to redeem shares by telephone in amounts up to $ 50,000 per day through the fund. You must complete an authorization form to authorize telephone redemptions. If eligible, you may request redemptions by telephone on any day the NYSE is open. For clients of a PFS Registered Representative, call Primerica Shareholder Services at 1-800-544-5445 between 8:00 a.m. and 8:00 p.m. (Eastern time). All other shareholders should call Shareholder Services at 1-800-451-2010 between 9:00 a.m. and 4:00 p.m. (Eastern time). Requests received after the close of regular trading on the NYSE are priced at the net asset value next determined.

Your redemption proceeds can be sent by check to your address of record or by wire or electronic transfer (ACH) to a bank account designated on your authorization form. You must submit a new authorization form to change the bank account designated to receive wire or electronic transfers and you may be asked to provide certain other documents. The transfer agent may charge a fee on a wire or an electronic transfer (ACH).

Automatic cash withdrawal plans

You can arrange for the automatic redemption of a portion of your shares on a monthly or quarterly basis. To qualify you must own shares of the fund with a value of at least $ 10,000 ($ 5,000 for retirement plan accounts) and each automatic redemption must be at least $ 50. If your shares are subject to a deferred sales charge, the sales charge will be waived if your automatic payments do not exceed 1% per month of the value of your shares subject to a deferred sales charge.

The following conditions apply:

■ Your shares must not be represented by certificates

■ All dividends and distributions must be reinvested

For more information, contact your Service Agent or consult the SAI.

International Fund         25

Other things to know about share transactions

When you buy, exchange or redeem shares, your request must be in good order. This means you have provided the following information without which your request will not be processed:

■	Name of the fund
■	Account number
■	Class of shares being bought, exchanged or redeemed
■	Dollar amount or number of shares being bought, exchanged or redeemed
■	Signature of each owner exactly as the account is registered

The transfer agent will employ reasonable procedures to confirm that any telephone exchange or redemption request is genuine including recording calls, asking the caller to provide certain personal identification information, sending you a written confirmation or requiring other confirmation procedures from time to time. If these procedures are followed, neither the fund nor the transfer agent will bear any liability for such transactions.

Signature guarantees

To be in good order, your redemption request must include a signature guarantee if you:

■	Are redeeming over $50,000
■	Are sending signed share certificates or stock powers to the transfer agent
■	Instruct the transfer agent to mail the check to an address different from the one on your account
■	Changed your account registration
■	Want the check paid to someone other than the account owner(s)
■	Are transferring the redemption proceeds to an account with a different registration

You can obtain a signature guarantee from most banks, dealers, brokers, credit unions and federal savings and loan institutions, but not from a notary public.

The fund has the right to:

■	Suspend the offering of shares
■	Waive or change minimum and additional investment amounts
■	Reject any purchase or exchange order
■	Change, revoke or suspend the exchange privilege
■	Suspend telephone transactions
■	Suspend or postpone redemptions of shares on any day when trading on the NYSE is restricted, or as otherwise permitted by the SEC
■	Pay redemption proceeds by giving you securities. You may pay transaction costs to dispose of the securities.

Small account balances/Mandatory redemptions

If at any time the aggregate net asset value of the fund shares in your account is less than $500 for any reason (including solely due to declines in net asset value and/or failure to invest at least $500 within a reasonable period), the fund reserves the right to ask you to bring your account up to the applicable minimum investment amount as determined by your Service Agent. In such case you shall be notified in writing and will have 60 days to make an additional investment to bring your account value up to the required level. If you

26         Smith Barney Mutual Funds

choose not to do so within this 60 day period, the fund may close your account and send you the redemption proceeds. In the event your account is closed due to a failure to increase your balance to the minimum required amount, you will not be eligible to have your account subsequently reinstated without imposition of any sales charges that may apply to your new purchase. The fund may, with prior notice, change the minimum size of accounts subject to mandatory redemption, which may vary by class, or implement fees for small accounts.

Subject to applicable law, the fund may adopt other policies from time to time requiring mandatory redemption of shares in certain circumstances.

For more information, contact your Service Agent or the transfer agent or consult the SAI.

Frequent purchases and sales of fund shares

Frequent purchases and redemptions of mutual fund shares may interfere with the efficient management of a fund’s portfolio by its portfolio manager, increase portfolio transaction costs, and have a negative effect on a fund’s long term shareholders. For example, in order to handle large flows of cash into and out of a fund, the portfolio manager may need to allocate more assets to cash or other short-term investments or sell securities, rather than maintaining full investment in securities selected to achieve the fund’s investment objective. Frequent trading may cause a fund to sell securities at less favorable prices. Transaction costs, such as brokerage commissions and market spreads, can detract from the fund’s performance. In addition, the return received by long term shareholders may be reduced when trades by other shareholders are made in an effort to take advantage of certain pricing discrepancies, when, for example, it is believed that the fund’s share price, which is determined at the close of the NYSE on each trading day, does not accurately reflect the value of the fund’s portfolio securities. Funds investing in foreign securities have been particularly susceptible to this form of arbitrage, but other funds could also be affected.

Because of the potential harm to the fund and its long term shareholders, the Board of Trustees of the fund has approved policies and procedures that are intended to discourage and prevent excessive trading and market timing abuses through the use of various surveillance techniques. Under these policies and procedures, the fund may limit additional exchanges or purchases of fund shares by shareholders who are believed by the manager to be engaged in these abusive trading activities. The intent of the policies and procedures is not to inhibit legitimate strategies, such as asset allocation, dollar cost averaging, or similar activities that may nonetheless result in frequent trading of fund shares. For this reason, the Board has not adopted any specific restrictions on purchases and sales of fund shares, but the fund reserves the right to reject any exchange or purchase of fund shares with or without prior notice to the account holder. In cases where surveillance of a particular account establishes what the manager believes to be obvious market timing, the manager will seek to block future purchases and exchanges of fund shares by that account. Where surveillance of a particular account indicates activity that the manager believes could be either abusive or for legitimate purposes, the fund may permit the account holder to justify the activity.

The policies apply to any account, whether an individual account or accounts with financial intermediaries such as investment advisers, broker dealers or retirement plan administrators, commonly called omnibus accounts, where the intermediary holds fund shares for a number of its customers in one account. The fund’s ability to monitor trading in

International Fund         27

omnibus accounts may, however, be severely limited due to the lack of access to an individual investor’s trading activity when orders are placed through these types of accounts. There may also be operational and technological limitations on the ability of the fund’s service providers to identify or terminate frequent trading activity within the various types of omnibus accounts.

The fund’s policies also require personnel such as portfolio managers and investment staff to report any abnormal or otherwise suspicious investment activity, and prohibit short-term trades by such personnel for their own account in mutual funds managed by the manager and its affiliates, other than money market funds. Additionally, the fund has adopted policies and procedures to prevent the selective release of information about the fund’s portfolio holdings, as such information may be used for market-timing and similar abusive practices.

The fund’s policies provide for ongoing assessment of the effectiveness of current policies and surveillance tools, and the fund’s Board reserves the right to modify these or adopt additional policies and restrictions in the future. Shareholders should be aware, however, that any surveillance techniques currently employed by the fund or other techniques that may be adopted in the future, may not be effective, particularly where the trading takes place through certain types of omnibus accounts. As noted above, if the fund is unable to detect and deter trading abuses, the fund’s performance, and its long term shareholders, may be harmed. In addition, because the fund has not adopted any specific limitations or restrictions on the trading of fund shares, shareholders may be harmed by the extra costs and portfolio management inefficiencies that result from frequent trading of fund shares, even when the trading is not for abusive purposes. The fund will provide advance notice to shareholders and prospective investors of any specific restrictions on the trading of fund shares that the Board may adopt in the future.

Share certificates

Share certificates for the fund will no longer be issued. If you currently hold share certificates of the fund, such certificates will continue to be honored.

Record ownership

If you hold your shares through a Service Agent, your Service Agent may establish and maintain your account and be the shareholder of record. In the event that the fund holds a shareholder meeting, your Service Agent, as record holder, will vote your shares in accordance with your instructions. If you do not give your Service Agent voting instructions, your Service Agent may vote your shares proportionately in accordance with the votes cast by other shareholders for whom your Service Agent acts. For these purposes, a distributor’s financial consultants are not considered Service Agents.

28         Smith Barney Mutual Funds

Dividends, distributions and taxes

Dividends and distributions

The fund generally pays dividends and makes capital gain distributions, if any, once a year, typically in December. The fund may pay additional distributions and dividends at other times if necessary for the fund to avoid a federal tax. Capital gain distributions and dividends are reinvested in additional fund shares of the same class you hold. The fund expects distributions to be primarily from capital gains. You do not pay a sales charge on reinvested distributions or dividends. Alternatively, you can instruct your Service Agent or the transfer agent to have your distributions and/or dividends paid in cash. You can change your choice at any time to be effective as of the next distribution or dividend, except that any change given to the Service Agent or the transfer agent less than five days before the payment date will not be effective until the next distribution or dividend is paid.

Taxes

The following discussion is very general. Because each shareholder’s circumstances are different and special tax rules may apply, you should consult your tax adviser about your investment in the fund.

In general, you will have to pay federal income taxes, as well as any state and local taxes, when you redeem shares, exchange shares or receive a distribution (whether paid in cash or reinvested in additional shares). Any tax liability that you owe as a result of any of these taxable events is your responsibility. The federal income tax treatment of redemptions, exchanges and distributions is summarized in the following table:

Transaction	Federal tax status
Redemption or exchange of shares	Usually capital gain or loss; long-term only if shares owned more than one year

Distributions of net capital gain (excess of net long-term capital gain over net short-term capital loss)	Long-term capital gain

Distributions of qualified dividend income	Qualified dividend income

Other ordinary dividends (including distributions of net short-term capital gain)	Ordinary income

Distributions of net capital gain are taxable to you as long-term capital gain regardless of how long you have owned your shares. Distributions of qualified dividend income received by a non-corporate shareholder may qualify for a reduced tax rate, provided that the shareholder satisfies certain holding period requirements. Qualified dividend income generally is income derived from dividends from a U.S. corporation (other than income derived from dividends received from REITs); dividends from certain foreign corporations will also qualify. You may want to avoid buying shares when the fund is about to declare a distribution or a dividend because it will be taxable to you even though it may effectively be a return of a portion of your investment.

After the end of each year, the fund will provide you with information about the distributions and dividends you received and any redemptions of shares during the previous

International Fund         29

year. If you are neither a citizen nor resident of the United States, the fund will withhold federal income tax at the rate of 30% (or such lower rate as may be determined in accordance with any applicable treaty) on ordinary dividends and other payments that are subject to such withholding. If you do not provide the fund with your correct taxpayer identification number and any required certifications, you will be subject to back-up withholding at the rate of 28% on your distributions, dividends, and redemption proceeds. Back-up withholding will not, however, be applied to payments that have been subject to the 30% withholding tax on shareholders who are neither residents nor citizens of the United States.

30         Smith Barney Mutual Funds

Share price

You may buy, exchange or redeem shares at their net asset value, next determined after receipt of your request in good order, plus any applicable sales charge. For each class of shares, net asset value is the value of its assets minus its liabilities divided by the number of shares outstanding. Net asset value is calculated separately for each class of shares. The fund calculates its net asset value every day the NYSE is open. This calculation is done when regular trading closes on the NYSE (normally 4:00 pm, Eastern time). The NYSE is closed on certain holidays listed in the SAI.

The fund invests in securities that are listed on foreign exchanges that trade on weekends and other days when the fund does not price its shares. Therefore, the value of the fund’s shares may change on days when you will not be able to purchase or redeem the fund’s shares.

The Board of Trustees has approved procedures to be used to value the fund’s securities for the purposes of determining the fund’s net asset value. The valuation of the securities of the fund is determined in good faith by or under the direction of the Board of Trustees. The Board of Trustees has delegated certain valuation functions for the fund to the manager.

The fund generally values its securities based on market prices determined at the close of regular trading on the NYSE. The fund’s currency valuations, if any, are done as of when the London stock exchange closes, which is usually at 12 noon Eastern time. For equity securities that are traded on an exchange, the market price is usually the closing sale or official closing price on that exchange. In the case of securities not traded on an exchange, or if such closing prices are not otherwise available, the market price is typically determined by independent third party pricing vendors approved by the fund’s Board using a variety of pricing techniques and methodologies. The market price for debt obligations is generally the price supplied by an independent third party pricing service approved by the fund’s Board, which may use a matrix, formula or other objective method that takes into consideration market indices, yield curves and other specific adjustments. Short-term debt obligations that will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not reflect an investment’s fair value. If vendors are unable to supply a price, or if the price supplied is deemed by the manager to be unreliable, the market price may be determined using quotations received from one or more brokers/dealers that make a market in the security. When such prices or quotations are not available, or when the manager believes that they are unreliable, the manager will price securities using fair value procedures approved by the Board. The fund may also use fair value procedures if the manager determines that a significant event has occurred between the time at which a market price is determined and the time at which the fund’s net asset value is calculated. In particular, the value of foreign securities may be materially affected by events occurring after the close of the market on which they are valued, but before the fund prices its shares. The fund uses a fair value model developed by an independent third party pricing service to price foreign equity securities on days when there is a certain percentage change in the value of a domestic equity security index, as such percentage may be determined by the manager from time to time.

International Fund         31

Valuing securities at fair value involves greater reliance on judgment than valuation of securities based on readily available market quotations. A fund that uses fair value to price securities may value those securities higher or lower than another fund using market quotations or its own fair value methodologies to price the same securities. There can be no assurance that the fund could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the fund determines its net asset value.

In order to buy, redeem or exchange shares at that day’s price, you must place your order with your Service Agent or the transfer agent before the NYSE closes. If the NYSE closes early, you must place your order prior to the actual closing time. Otherwise, you will receive the next business day’s price.

It is the responsibility of the Service Agents to transmit all orders to buy, exchange or redeem shares to the transfer agent on a timely basis.

32         Smith Barney Mutual Funds

Financial highlights

The financial highlights tables are intended to help you understand the performance of each class for the past five years or since inception. Certain information reflects financial results for a single share. Total return represents the rate that a shareholder would have earned (or lost) on a fund share assuming reinvestment of all dividends and distributions. The information in the following tables has been derived from the fund’s financial statements, which have been audited by KPMG LLP, independent registered public accounting firm, whose report, along with the fund’s financial statements, is included in the annual report (available upon request). Effective April 29, 2004, Class L shares of the fund were renamed Class C shares.

For a share of each class of beneficial interest outstanding throughout each year ended October 31:

Class 1 Shares(1)	2005	2004	2003		2002	2001
Net asset value, beginning of year	$20.88	$17.50	$14.83		$20.58	$42.17

Income (loss) from operations:
Net investment income (loss)	0.35	0.09	(0.00	)(2)	(0.19)	(0.24)
Net realized and unrealized gain (loss)	2.61	3.29	2.67		(5.56)	(21.35)

Total income (loss) from operations	2.96	3.38	2.67		(5.75)	(21.59)

Net asset value, end of year	$23.84	$20.88	$17.50		$14.83	$20.58

Total return(3)	14.18%	19.31%	18.00%		(27.94)%	(51.20)%

Net assets, end of year (millions)	$3	$3	$3		$3	$4

Ratios to average net assets:
Gross expenses	1.71%	1.99%	2.45%		2.02%	1.54%
Net expenses	1.71 (4)	1.89 (5)	2.45		2.02	1.54
Net investment income (loss)	1.53	0.47	(0.03)		(1.00)	(0.82)

Portfolio turnover rate	30%	56%	153%		24%	24%

(1)	Per share amounts have been calculated using the average shares method.
(2)	Amount represents less than $0.01 per share.
(3)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
(4)	Effective November 1, 2004, as a result of a voluntary expense limitation, the ratio of expenses to average net assets of the fund will not exceed 1.75%.
(5)	The investment manager voluntarily waived a portion of its fees. Such waivers are voluntary and may be reduced or terminated at any time.

International Fund         33

For a share of each class of beneficial interest outstanding throughout each year ended October 31:

Class A Shares(1)	2005		2004	2003	2002	2001
Net asset value, beginning of year	$20.03		$16.89	$14.42	$20.15	$41.57

Income (loss) from operations:
Net investment income (loss)	0.27		(0.02)	(0.12)	(0.30)	(0.40)
Net realized and unrealized gain (loss)	2.51		3.16	2.59	(5.43)	(21.02)

Total income (loss) from operations	2.78		3.14	2.47	(5.73)	(21.42)

Net asset value, end of year	$22.81		$20.03	$16.89	$14.42	$20.15

Total return(2)	13.88%		18.59%	17.13%	(28.44)%	(51.53)%

Net assets, end of year (millions)	$62		$56	$49	$40	$53

Ratios to average net assets:
Gross expenses	2.33%		2.59%	3.21%	2.72%	2.17%
Net expenses	2.00	(3)(4)	2.49 (4)	3.21	2.72	2.17
Net investment income (loss)	1.23		(0.13)	(0.77)	(1.67)	(1.44)

Portfolio turnover rate	30%		56%	153%	24%	24%

(1)	Per share amounts have been calculated using the average shares method.
(2)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
(3)	Effective November 1, 2004, as a result of a voluntary expense limitation, the ratio of expenses to average net assets of the fund will not exceed 2.00%.
(4)	The investment manager voluntarily waived a portion of its fees and/or reimbursed expenses. Such waivers and/or reimbursements are voluntary and may be reduced or terminated at any time.

34         Smith Barney Mutual Funds

For a share of each class of beneficial interest outstanding throughout each year ended October 31:

Class B Shares(1)	2005		2004	2003	2002	2001
Net asset value, beginning of year	$18.54		$15.78	$13.60	$19.18	$39.86

Income (loss) from operations:
Net investment income (loss)	0.10		(0.19)	(0.24)	(0.44)	(0.59)
Net realized and unrealized gain (loss)	2.32		2.95	2.42	(5.14)	(20.09)

Total income (loss) from operations	2.42		2.76	2.18	(5.58)	(20.68)

Net asset value, end of year	$20.96		$18.54	$15.78	$13.60	$19.18

Total return(2)	13.05%		17.49%	16.03%	(29.09)%	(51.88)%

Net assets, end of year (millions)	$51		$50	$46	$43	$65

Ratios to average net assets:
Gross expenses	3.13%		3.53%	4.15%	3.60%	2.90%
Net expenses	2.75	(3)(4)	3.43 (4)	4.15	3.60	2.90
Net investment income (loss)	0.49		(1.07)	(1.73)	(2.57)	(2.18)

Portfolio turnover rate	30%		56%	153%	24%	24%

(1)	Per share amounts have been calculated using the average shares method.
(2)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
(3)	Effective November 1, 2004, as a result of a voluntary expense limitation, the ratio of expenses to average net assets of the fund will not exceed 2.75%.
(4)	The investment manager voluntarily waived a portion of its fees and/or reimbursed expenses. Such waivers and/or reimbursements are voluntary and may be reduced or terminated at any time.

International Fund         35

For a share of each class of beneficial interest outstanding throughout each year ended October 31:

Class C Shares(1)(2)	2005	2004	2003	2002	2001
Net asset value, beginning of year	$20.26	$17.03	$14.42	$20.13	$41.61

Income (loss) from operations:
Net investment income (loss)	0.19	0.02	(0.01)	(0.30)	(0.43)
Net realized and unrealized gain (loss)	2.53	3.21	2.62	(5.41)	(21.05)

Total income (loss) from operations	2.72	3.23	2.61	(5.71)	(21.48)

Net asset value, end of year	$22.98	$20.26	$17.03	$14.42	$20.13

Total return(3)	13.43%	18.97%	18.10%	(28.37)%	(51.62)%

Net assets, end of year (millions)	$2	$2	$2	$2	$4

Ratios to average net assets:
Gross expenses	2.36%	2.34%	2.41%	2.63%	2.49%
Net expenses	2.36 (4)	2.24 (5)	2.41	2.63	2.49
Net investment income (loss)	0.84	0.11	(0.06)	(1.65)	(1.60)

Portfolio turnover rate	30%	56%	153%	24%	24%

(1)	Per share amounts have been calculated using the average shares method.
(2)	On April 29, 2004, Class L shares were renamed as Class C shares.
(3)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
(4)	Effective November 1, 2004, as a result of a voluntary expense limitation, the ratio of expenses to average net assets of the fund will not exceed 2.75%.
(5)	The investment manager voluntarily waived a portion of its fees. Such waivers are voluntary and may be reduced or terminated at any time.

36         Smith Barney Mutual Funds

(Investment Company Act

file no. 811-05018)

FD 02017 02/06

Smith Barney International Fund

An investment portfolio of Smith Barney Investment Series

You may visit the fund’s website at www.citigroupam.com for a free copy of a Prospectus, Statement of Additional Information (“SAI”) or an Annual or Semi-Annual Report, or to request other information.

Shareholder reports Annual and semiannual reports to shareholders provide additional information about the fund’s investments. These reports discuss the market conditions and investment strategies that significantly affected the fund’s performance during its last fiscal year.

The fund sends only one report to a household if more than one account has the same address. Contact your Service Agent or the transfer agent if you do not want this policy to apply to you.

Statement of additional information The statement of additional information provides more detailed information about the fund and is incorporated by reference into (is legally a part of) this Prospectus.

You can make inquiries about the fund or obtain shareholder reports or the statement of additional information (without charge) by contacting your Service Agent, by calling Shareholder Services at 1- 800-451-2010 (or for clients of a PFS Investments Inc. Registered Representative, call Primerica Shareholder Services at 1-800-544-5445), or by writing to the fund at Smith Barney Mutual Funds, 125 Broad Street, New York, New York  10004.

Information about the fund (including the SAI) can be reviewed and copied at the Securities and Exchange Commission’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Reports and other information about the Fund are available on the EDGAR Database on the Commission’s Internet site at http://www.sec.gov. Copies of this information may be obtained for a duplicating fee by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Commission’s Public Reference Section, Washington, D.C. 20549-0102.

If someone makes a statement about the fund that is not in this prospectus, you should not rely upon that information. Neither the fund nor the distributors are offering to sell shares of the fund to any person to whom the fund may not lawfully sell its shares.

 Supplement to Prospectus dated 04/07/2006

APRIL 7, 2006

SUPPLEMENT
TO THE PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION (“SAI”) OF EACH SMITH BARNEY AND SB MUTUAL FUND LISTED BELOW

The following supplements, and to the extent inconsistent therewith, supersedes the information contained in each Fund’s Prospectus and
Statement of Additional Information.

Effective
April 7, 2006, each Registrant (except CitiFunds Trust I) and Fund will be renamed by replacing “Smith Barney” or “SB” with “Legg Mason Partners” as listed below.

There will be no change in the Funds’ investment objective(s)
or investment policies as a result of the name changes.

For more information about the Funds, including information about sales charges and ways you can qualify for reduced or waived sales charges, please go to http://www.leggmason.com/InvestorServices and click on the name of the Fund.

New Registrant/Fund Name

Date of Current Prospectus and SAI

CitiFunds Trust I

Legg Mason Partners Emerging Markets Equity Fund

February 28, 2006

Legg Mason Partners Adjustable Rate Income Fund

Legg Mason Partners Adjustable Rate Income Fund

September 28, 2005

Legg Mason Partners Aggressive Growth Fund, Inc.

Legg Mason Partners Aggressive Growth Fund, Inc.

December 29, 2005

Legg Mason Partners Appreciation Fund, Inc.

Legg Mason Partners Appreciation Fund, Inc.

April 30, 2005

Legg Mason Partners Arizona Municipals Fund, Inc.

Legg Mason Partners Arizona Municipals Fund, Inc.

September 28, 2005

Legg Mason Partners California Municipals Fund, Inc.

Legg Mason Partners California Municipals Fund, Inc.

June 28, 2005

Legg Mason Partners Core Plus Bond Fund, Inc.

Legg Mason Partners Core Plus Bond Fund, Inc.

November 28, 2005

Legg Mason Partners Equity Funds

Legg Mason Partners Social Awareness Fund

May 31, 2005

Legg Mason Partners Fundamental Value Fund, Inc.

Legg Mason Partners Fundamental Value Fund, Inc.

January 28, 2006

Legg Mason Partners Funds, Inc.

Legg Mason Partners Large Cap Value Fund

April 29, 2005

Legg Mason Partners Short-Term Investment Grade Bond Fund

April 29, 2005

Legg Mason Partners U.S. Government Securities Fund

April 29, 2005

New Registrant/Fund Name

Date of Current Prospectus and SAI

Legg Mason Partners Income Funds

Legg Mason Partners Capital and Income Fund

April 29, 2005

Legg Mason Partners Convertible Fund

November 28, 2005

Legg Mason Partners Diversified Strategic Income Fund

November 28, 2005

Legg Mason Partners Dividend and Income Fund

November 28, 2005

Legg Mason Partners Exchange Reserve Fund

November 28, 2005

Legg Mason Partners High Income Fund

November 28, 2005

Legg Mason Partners Municipal High Income Fund

November 28, 2005

Legg Mason Partners Total Return Bond Fund

November 28, 2005

Legg Mason Partners Investment Funds, Inc.

Legg Mason Partners Government Securities Fund

April 29, 2005

Legg Mason Partners Hansberger Global Value Fund

August 29, 2005

Legg Mason Partners Investment Grade Bond Fund

April 29, 2005

Legg Mason Partners Multiple Discipline Funds All Cap and International

August 29,2005

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

August 29,2005

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value

August 29,2005

Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value

August 29,2005

Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value

August 29,2005

Legg Mason Partners Real Return Strategy Fund

January 30, 2006

Legg Mason Partners Small Cap Growth Fund

January 30, 2006

Legg Mason Partners Small Cap Value Fund

January 30, 2006

Legg Mason Partners Investment Series

Legg Mason Partners Growth and Income Fund

February 28, 2006

Legg Mason Partners Dividend Strategy Fund

February 28, 2006

Legg Mason Partners International Fund

February 28, 2006

Legg Mason Partners Investment Trust

Legg Mason Partners Classic Values Fund

March 30, 2006

Legg Mason Partners Intermediate Maturity California Municipals Fund

March 30, 2006

Legg Mason Partners Intermediate Maturity New York Municipals Fund

March 30, 2006

Legg Mason Partners Large Cap Growth Fund

March 30, 2006

Legg Mason Partners Mid Cap Core Fund

March 30, 2006

Legg Mason Partners Managed Municipals Fund, Inc.

Legg Mason Partners Managed Municipals Fund, Inc.

June 28, 2005

Legg Mason Partners Massachusetts Municipals Fund

Legg Mason Partners Massachusetts Municipals Fund

March 30, 2006

Legg Mason Partners Municipal Funds

Legg Mason Partners Florida Municipals Fund

July 29, 2005

Legg Mason Partners Georgia Municipals Fund

July 29, 2005

Legg Mason Partners Limited Term Municipals Fund

July 29, 2005

Legg Mason Partners National Municipals Fund

July 29, 2005

Legg Mason Partners New York Municipals Fund

July 29, 2005

Legg Mason Partners Pennsylvania Municipals Fund

July 29, 2005

Legg Mason Partners New Jersey Municipals Fund, Inc.

Legg Mason Partners New Jersey Municipals Fund, Inc.

July 29, 2005

New Registrant/Fund Name

Date of Current Prospectus and SAI

Legg Mason Partners Oregon Municipals Fund

Legg Mason Partners Oregon Municipals Fund

August 28, 2005

Legg Mason Partners Sector Series, Inc.

Legg Mason Partners Financial Services Fund

February 28, 2006

Legg Mason Partners Health Sciences Fund

February 28, 2006

Legg Mason Partners Technology Fund

February 28, 2006

Legg Mason Partners Trust II

Legg Mason Partners Capital Preservation Fund

February 28, 2006

Legg Mason Partners Capital Preservation Fund II

February 28, 2006

Legg Mason Partners Diversified Large Cap Growth Fund

February 28, 2006

Legg Mason Partners International Large Cap Fund

April 29, 2005

Legg Mason Partners Short Duration Municipal Income Fund

February 28, 2006

Legg Mason Partners Small Cap Growth Opportunities Fund

February 28, 2006

Legg Mason Partners World Funds, Inc.

Legg Mason Partners Inflation Management Fund

February 28, 2006

Legg Mason Partners International All Cap Growth Fund

February 28, 2006

Legg Mason Partners Small Cap Core Fund, Inc.

Legg Mason Partners Small Cap Core Fund, Inc.

April 29, 2005

FD 03385

 Supplement to Prospectus dated 07/12/2006

Supplement dated July 12, 2006

to the Prospectuses and Statements of Additional Information

of the Funds indicated below

The following supplements the Prospectus and Statement of
Additional Information for each fund listed below:

Management

On August 1, 2006,

Legg Mason Partners Fund Advisor, LLC (or LMPFA) will become the fund’s investment manager. LMPFA, with offices at 399 Park Avenue, New York, New York 10022, is a recently-organized investment adviser that has been formed to serve as the investment manager of the fund and other Legg Mason-sponsored funds.

As set forth in Schedule I to this Supplement, CAM North America, LLC, Batterymarch Financial Management, Inc. and/or Western Asset Management Company will become the fund’s subadviser(s) on August 1, 2006.

CAM North America, LLC (or CAM N.A.), with offices at 399 Park Avenue, New York, New York 10022, is a recently-organized investment adviser that has been formed to succeed to the equity securities portfolio management business of Citigroup Asset Management, which was acquired by Legg Mason, Inc. (or Legg Mason) in December 2005. Batterymarch Financial Management, Inc. (or Batterymarch), established in 1969 and having offices at 200 Clarendon Street, Boston, Massachusetts 02116, acts as investment adviser to institutional accounts, such as pension and profit sharing plans, mutual funds and endowment funds. Batterymarch’s total assets under management were approximately $17.3 billion as of May 31, 2006. Western Asset Management Company (or Western Asset), established in 1971 and having offices at 385 East Colorado Boulevard, Pasadena, California 91101, acts as investment adviser to institutional accounts, such as corporate pension plans, mutual funds and endowment funds. As of March 31, 2006, Western Asset’s total assets under management were approximately $512 billion.

LMPFA, CAM N.A., Batterymarch and Western Asset are wholly-owned subsidiaries of Legg Mason.

1

LMPFA provides administrative and certain oversight services to the fund. LMPFA has delegated to CAM N.A., Batterymarch and/or Western Asset, as applicable, the day-to-day portfolio management of the fund, except for the management of cash and short-term instruments. Legg Mason expects that the current portfolio managers who are responsible for the day-to-day management of the fund, as well as senior management and other key employees, will be the same immediately after the new management and subadvisory agreements take effect, and the current portfolio managers will have access to the same research and other resources to support their investment management functions.
The fund’s investment management fee remains unchanged.

Other information

The fund’s Board has approved a number of initiatives designed to streamline and restructure the fund complex, and has authorized seeking shareholder approval for those initiatives where shareholder approval is required. As a result, fund shareholders will be asked to elect a new Board, approve matters that will result in the fund being grouped for organizational and governance purposes with other funds in the fund complex that are predominantly equity-type funds, and adopt a single form of organization as a Maryland business trust, with all funds operating under uniform charter documents. Fund shareholders also will be asked to approve investment matters, including standardized fundamental investment policies. Proxy materials describing these matters are expected to be mailed later in 2006. If shareholder approval is obtained, these matters generally are expected to be effectuated during the first quarter of 2007.

Share class standardization

The following supplements the Prospectus and Statement of Additional Information for each fund other than Legg Mason Partners S&P 500 Index Fund:

The fund’s Board has approved certain share class modifications to, among other things, standardize the pricing and features of all equity and fixed income funds in the fund complex. As a result, a fund’s front-end sales load and/or contingent deferred sales charge amount and/or schedule may increase in some cases or may decrease in other cases. The modifications are expected

2

to be implemented during the fourth quarter of 2006. The fund’s Prospectus will be further supplemented prior to their implementation.

Effective July 12, 2006, the Legg Mason Partners funds and Salomon Brothers funds will reduce the minimum initial and subsequent investment requirements to $

1.00 for certain programs offered by third-party intermediaries, including asset allocation programs, wrap account programs, fee-based programs and unified managed account programs or individual accounts within such programs.

Reorganization

The following supplements the Prospectus and Statement of Additional Information for each fund listed as an Acquired Fund on Schedule II to this Supplement:

The fund’s Board has approved a reorganization pursuant to which the fund’s assets would be acquired, and its liabilities would be assumed, by the fund (the
“Acquiring Fund”) listed opposite the fund on Schedule II in exchange for shares of the Acquiring Fund. The fund would then be liquidated, and shares of the Acquiring Fund would be distributed to fund shareholders.

Under the reorganization, fund shareholders would receive shares of the Acquiring Fund with the same aggregate net asset value as their shares of the fund. It is anticipated that no gain or loss for Federal income tax purposes would be recognized by fund shareholders as a result of the reorganization.

The reorganization is subject to the satisfaction of certain conditions, including approval by fund shareholders. Proxy materials describing the reorganization are expected to be mailed later in 2006. If the reorganization is approved by fund shareholders, it is expected to occur during the first quarter of 2007. Prior to the reorganization, shareholders can continue to purchase, redeem and exchange shares subject to the limitations described in the fund’s Prospectus (except for, as noted later in this supplement, Legg Mason Partners Health Sciences Fund and Legg Mason Partners Technology Fund).

New investment manager or subadviser

The following supplements the Prospectus and Statement of Additional Information for each fund listed on Schedule III to this Supplement:

3

In addition to the investment manager and subadviser changes discussed in the “Management” section above, the fund’s Board has approved a new investment manager or subadviser for the fund, as indicated for the fund on Schedule III. In each case the new manager or subadviser is an affiliate of Legg Mason. Under the Investment Company Act of 1940, as amended, shareholder approval of the agreement with the new manager or subadviser must be obtained, and the Board has authorized seeking such approval. Proxy materials describing the new manager or subadviser are expected to be mailed later in 2006. If shareholder approval is obtained, the new manager or subadviser would replace the fund’s then-current manager or subadviser, as described in the “Management” section above.

Investment strategy and other investment-related changes

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value:

The fund’s Board has approved an investment strategy change for the fund and the fund’s change to non-diversified status. The changes will occur in conjunction with the proposed change of manager, which is subject to shareholder approval. Shareholders will receive more detailed information regarding the investment strategy change prior to its implementation. The fund’s change to non-diversified status requires shareholder approval, and the Board has authorized seeking such approval. Proxy materials describing the change are expected to be mailed later in 2006.

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners International All Cap Growth Fund and Legg Mason Partners Financial Services
Fund:

The fund’s Board has approved an investment strategy change for the fund. The change will occur in conjunction with the proposed change of subadviser, which is subject to shareholder approval. Shareholders will receive more detailed information regarding the change prior to its implementation.

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners International Large Cap Fund:

4

The fund’s Board has approved an investment strategy change for the fund and a change to the fund’s 80% investment policy. Shareholders will receive more detailed information regarding these changes prior to their implementation.

Fund closures

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Health Sciences Fund and Legg Mason Partners Technology Fund:

Effective as of the close of business on July 12, 2006, the fund will be closed to all new purchases and incoming exchanges. The fund will remain open for investment by those current shareholders who have elected to invest through a systematic investment plan or payroll deduction until August 11, 2006 in order to permit them to select an investment alternative. In addition, the fund will remain open for dividend reinvestment and
Class B to Class A conversions. Any deferred sales charge that would otherwise be payable due to the redemption of any shares of the fund will be waived as of the close of business on July 12, 2006.

Dividends and distributions

The following supplements the Prospectus for Legg Mason Partners Capital and Income Fund and supercedes any contrary information:

The fund generally pays dividends, if any, monthly, and makes capital gain distributions, if any, once a year, typically in December.

Portfolio manager changes

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Capital and Income Fund and supercedes any contrary information:

Effective

July 17, 2006, the manager has appointed

Robert Gendelman to manage the equity portion of the Fund’s portfolio. Mr. Gendelman was employed by Cobble Creek Partners, L.P., a registered investment adviser, beginning in October 2003 and prior to that time was a portfolio manager at Neuberger and Berman for more than five years.

5

The following information supplements the Prospectus and Statement of Additional Information for Salomon Brothers Capital Fund Inc and Salomon Brothers Mid Cap Fund and supercedes any contrary information:

Effective

July 12, 2006, the manager has appointed

Brian Posner and

Brian Angerame to co-manage the Fund. Mr. Posner is the Chief Executive Officer of ClearBridge Advisors and is an investment officer of the manager. He joined Legg Mason and the manager in 2005. Previously, he was a
Co-Founder and Managing Partner of Hygrove Partners LLC, a New York-based asset management company, which was founded in 2000. Mr. Angerame is a Director and investment officer of the manager. He joined the manager in 2000.

The following information supplements the Prospectus and Statement of Additional Information for Salomon Brothers Fund Inc and supercedes any contrary information:

Michael Kagan is responsible for the day-to-day management of the fund. Mr. Kagan, an investment officer of the manager and a co-director of research for CAM North America, LLC, has managed or co-managed the fund’s portfolio since 1995. Mr. Kagan has been with the manager since 1994.

The following information supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Growth and Income Fund and supercedes any contrary information:

Michael Kagan is responsible for the day-to-day management of the fund. Mr. Kagan, investment officer of the manager and co-director of research for CAM North America, LLC, has managed or co-managed the fund’s portfolio since 2000. Mr. Kagan has been with the manager since 1994.

The following information supplements the Prospectus and Statement of Additional Information for Salomon Brothers Small Cap Growth Fund and supercedes any contrary information:

The portfolio managers are primarily responsible for the day-to-day operation of the fund.

Portfolio Management Team Members, Past 5 years’ business experience

Portfolio Manager Since

Vincent Gao, CFA

With respect to the
fund, team leader, responsible for oversight and portfolio strategy; sector manager for small cap growth and balanced strategies and analyst covering technology; joined the investment manager or its affiliates or their predecessor firms in
1999.

January 2003

6

Portfolio Management Team Members, Past 5 years’ business experience

Portfolio Manager Since

Robert Feitler

With respect to the
fund, team member analyst responsible for financial services sector with responsibility for buy and sell decisions in that sector; co-manager for large cap value strategies; team leader for small cap growth strategies; sector manager for small cap growth and balanced strategies; joined the investment manager or its affiliates or their predecessor firms in 1995.

February 1995

Dmitry Khaykin

With respect to the
fund, team member analyst responsible for media and telecommunications with responsibility for buy and sell decisions in that sector; sector manager for small cap growth and balanced strategies; analyst covering communications and media; joined the investment manager or its affiliates or their predecessor firms in 2003; prior to 2003, was a research analyst (telecommunications) at Gabelli & Company, Inc. and an associate in the risk management division of Morgan Stanley & Co.
Inc.

June 2003

Margaret Blaydes

With respect to the
fund, team member analyst responsible for consumer sector with responsibility for buy and sell decisions in that sector; sector manager for small cap growth and balanced strategies; analyst covering tobacco, beverages, retail and consumer; joined the investment manager or its affiliates or their predecessor firms in 2003; prior to 2003 was an equity research analyst covering entertainment and leisure industries at Salomon Smith Barney Inc.

March 2003

* * *

* “Salomon Brothers,” “Smith Barney” and “Citi” are service marks of Citigroup Inc., licensed for use by Legg Mason, Inc. as the names of funds and investment advisers. Legg Mason and its affiliates, as well as the fund’s investment manager, are not affiliated with Citigroup.

* * *

7

Fund

Date of Prospectus and Statement of Additional Information*

Legg Mason Partners Lifestyle Series, Inc.

Legg Mason Partners Lifestyle Balanced Fund

May 31, 2006

Legg Mason Partners Lifestyle Conservative Fund

May 31, 2006

Legg Mason Partners Lifestyle Growth Fund

May 31, 2006

Legg Mason Partners Lifestyle High Growth Fund

May 31, 2006

Legg Mason Partners Lifestyle Income Fund

May 31, 2006

Legg Mason Partners Aggressive Growth Fund Inc.

December 29, 2005

Legg Mason Partners Investment Funds, Inc.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value

August 29, 2005

Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value

August 29, 2005

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

August 29, 2005

Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value

August 29, 2005

Legg Mason Partners Multiple Discipline Funds All Cap and International

August 29, 2005

Legg Mason Partners Real Return Strategy Fund

January 30, 2006

Legg Mason Partners Small Cap Growth Fund

January 28, 2006

Legg Mason Partners Small Cap Value Fund

January 28, 2006

Legg Mason Partners Hansberger Global Value Fund

August 30, 2005

8

Fund

Date of Prospectus and Statement of Additional Information*

Legg Mason Partners Equity Funds

Legg Mason Partners Social Awareness Fund

May 31, 2006

Legg Mason Partners Funds, Inc.

Legg Mason Partners Large Cap Value Fund

May 1, 2006

Legg Mason Partners Income Funds

Legg Mason Partners Capital and Income Fund

May 1, 2006

Legg Mason Partners Convertible Fund

November 28, 2005

Legg Mason Partners Dividend and Income Fund

November 28, 2005

Legg Mason Partners Small Cap Core Fund, Inc.

May 1, 2006

Legg Mason Partners Fundamental Value Fund Inc.

January 28, 2006

Legg Mason Partners Sector Series, Inc.

Legg Mason Partners Financial Services Fund

February 28, 2006

Legg Mason Partners Health Sciences Fund

February 28, 2006

Legg Mason Partners Technology Fund

February 28, 2006

Legg Mason Partners Investment Trust

Legg Mason Partners Classic Values Fund

March 30, 2006

Legg Mason Partners Large Cap Growth Fund

March 30, 2006

Legg Mason Partners S&P 500 Index Fund

May 1, 2006

Legg Mason Partners Mid Cap Core Fund

March 30, 2006

9

Fund

Date of Prospectus and Statement of Additional Information*

Legg Mason Partners Appreciation Fund, Inc.

May 1, 2006

Legg Mason Partners World Funds, Inc.

Legg Mason Partners International All Cap Growth Fund

February 28, 2006

Legg Mason Partners Investment Series

Legg Mason Partners International Fund

February 28, 2006

Legg Mason Partners Dividend Strategy Fund

February 28, 2006

Legg Mason Partners Growth and Income Fund

February 28, 2006

Legg Mason Partners Trust II

Legg Mason Partners Diversified Large Cap Growth Fund

February 28, 2006

Legg Mason Partners Small Cap Growth Opportunities Fund

February 28, 2006

Legg Mason Partners International Large Cap Fund

February 28, 2006

Salomon Funds Trust

Salomon Brothers Mid Cap Fund

May 1, 2006

CitiFunds Trust I

Legg Mason Partners Emerging Markets Equity Fund

February 28, 2006

Salomon Brothers Capital Fund Inc

May 1, 2006

Salomon Brothers Series Funds Inc

Salomon Brothers Balanced Fund

May 1, 2006

Salomon Brothers Small Cap Growth Fund

May 1, 2006

Salomon Brothers Investors Value Fund Inc

May 1, 2006

10

Fund

Date of Prospectus and Statement of Additional Information*

The Salomon Brothers Fund Inc

June 30, 2006

*

As supplemented.

11

Schedule I – Subadvisers

Fund

Subadviser(s)

Legg Mason Partners Lifestyle Balanced Fund

CAM N.A.

Legg Mason Partners Lifestyle Conservative Fund

CAM N.A.

Legg Mason Partners Lifestyle Growth Fund

CAM N.A.

Legg Mason Partners Lifestyle High Growth Fund

CAM N.A.

Legg Mason Partners Lifestyle Income Fund

CAM N.A.

Legg Mason Partners Aggressive Growth Fund, Inc.

CAM N.A.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value

CAM N.A. and

Western Asset

Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value

CAM N.A.

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

CAM N.A.

Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value

CAM N.A.

Legg Mason Partners Multiple Discipline Funds All Cap and International

CAM N.A. and

Causeway Capital Management LLC

Legg Mason Partners Real Return Strategy Fund

CAM N.A.,

Western Asset and

Batterymarch

Legg Mason Partners Small Cap Growth Fund

CAM N.A.

Legg Mason Partners Small Cap Value Fund

CAM N.A.

Legg Mason Partners Hansberger Global Value Fund

Hansberger Global Investors, Inc.*

Legg Mason Partners Social Awareness Fund

CAM N.A.

12

Fund

Subadviser(s)

Legg Mason Partners Large Cap Value Fund

CAM N.A.

Legg Mason Partners Capital and Income Fund

CAM N.A. and

Western Asset

Legg Mason Partners Convertible Fund

CAM N.A.

Legg Mason Partners Dividend and Income Fund

CAM N.A. and

Western Asset

Legg Mason Partners Small Cap Core Fund, Inc.

Batterymarch

Legg Mason Partners Fundamental Value Fund, Inc.

CAM N.A.

Legg Mason Partners Financial Services Fund

Batterymarch

Legg Mason Partners Health Sciences Fund

Batterymarch

Legg Mason Partners Technology Fund

Batterymarch

Legg Mason Partners Classic Values Fund

Olstein & Associates, L.P.*

Legg Mason Partners Large Cap Growth Fund

CAM N.A.

Legg Mason Partners S&P 500 Index Fund

Batterymarch

Legg Mason Partners Mid Cap Core Fund

CAM N.A.

Legg Mason Partners Appreciation Fund, Inc.

CAM N.A.

Legg Mason Partners International All Cap Growth Fund

CAM N.A.

Legg Mason Partners International Fund

Batterymarch

Legg Mason Partners Dividend Strategy Fund

CAM N.A.

Legg Mason Partners Growth and Income Fund

CAM N.A.

Legg Mason Partners Diversified Large Cap Growth Fund

CAM N.A.

Legg Mason Partners Small Cap Growth Opportunities Fund

CAM N.A.

13

Fund

Subadviser(s)

Legg Mason Partners International Large Cap Fund

Batterymarch

Salomon Brothers Mid Cap Fund

CAM N.A.

Legg Mason Partners Emerging Markets Equity Fund

Legg Mason International Equities Limited*

Salomon Brothers Capital Fund Inc

CAM N.A.

Salomon Brothers Balanced Fund

CAM N.A. and

Western Asset

Salomon Brothers Small Cap Growth Fund

CAM N.A.

Salomon Brothers Investors Value Fund Inc

CAM N.A.

The Salomon Brothers Fund Inc

CAM N.A.

*

The fund’s subadviser is unchanged.

14

Schedule II – Reorganizations

Acquired Fund

Acquiring Fund

Legg Mason Partners Large Cap Value Fund

Salomon Brothers Investors Value Fund Inc

Legg Mason Partners Growth and Income Fund

  Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value

Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value

Legg Mason Partners Multiple Discipline Funds All Cap and International

Salomon Brothers Mid Cap Fund

Salomon Brothers Capital Fund Inc

Legg Mason Partners Small Cap Growth Fund

Salomon Brothers Small Cap Growth Fund

Legg Mason Partners Small Cap Growth Opportunities Fund

Legg Mason Partners Technology Fund

Legg Mason Partners Large Cap Growth Fund

Legg Mason Partners Health Sciences Fund

Legg Mason Partners Aggressive Growth Fund, Inc.

Legg Mason Partners Dividend and Income Fund

Legg Mason Partners Capital and Income Fund

Salomon Brothers Balanced Fund

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value

Legg Mason Balanced Trust

Legg Mason Financial Services Fund

Legg Mason Partners Financial Services Fund

Legg Mason Partners International Fund

Legg Mason Partners International Large Cap Fund

15

Schedule III – Manager/Subadviser Proposals

Fund

Proposed New Manager

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

Legg Mason Capital Management, Inc.

Fund

Proposed New Subadviser

Legg Mason Partners Social Awareness Fund

Legg Mason Investment Counsel, LLC

Legg Mason Partners International All Cap Growth Fund

Brandywine Global Asset Management, LLC

Legg Mason Partners Financial Services Fund

Barrett Associates, Inc.

16

 Statement of Additional Information dated 02/28/2006 for

 International Fund Class A

 Supplement to SAI dated 04/07/2006

 Supplement to SAI dated 07/12/2006

February 28, 2006

STATEMENT OF ADDITIONAL INFORMATION

SMITH BARNEY INVESTMENT SERIES

125 Broad Street

New York, New York 10004

800 451-2010

This Statement of Additional Information expands upon
and supplements the information contained in the current Prospectuses of Smith Barney Investment Series (the “Company”), for SB Growth and Income Fund (“Growth and Income Fund”) and Smith Barney International Fund
(“International Fund”), each dated February 28, 2006, as supplemented from time to time, and should be read in conjunction with the Company’s Prospectuses. The Company issues a Prospectus for each of the funds offered by the
Company (the “Funds”). The Company’s Prospectuses may be obtained by contacting a broker-dealer, financial intermediary or financial institution that has entered into an agreement with a Fund’s distributor or a distributor’s financial consultants (each, a “service agent”), by calling the applicable Fund at 1-800-451-2010, or by writing to the applicable Fund at Smith Barney Mutual Funds, 125 Broad Street, New York, New York 10004. This
Statement of Additional Information, although not in itself a prospectus, is incorporated by reference in its entirety into each Fund’s Prospectus.

Under a licensing agreement between Citigroup and Legg Mason, the names of the Funds, the names of any classes of shares of the Funds, and the name of the investment adviser of the Funds, as well as all logos, trademarks and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason. Citi Marks include, but are not limited to,
“Smith Barney,” “Salomon Brothers,” “Citi,” and “Citigroup Asset Management.” Legg Mason and its affiliates, as well as the investment adviser, are not affiliated with Citigroup.

All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement.

FUND SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY, ANY BANK, ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER AGENCY, AND INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL AMOUNT
INVESTED.

This Statement of Additional Information is NOT a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by an effective Prospectus.

MANAGEMENT OF THE COMPANY

Trustees and Officers

The Funds are
supervised by the Board of Trustees of the Company, at least 75% of whom are not affiliated with the manager.

The Trustees and officers of the Company, their ages, their principal occupations during the past five years (their titles may have varied during that period), the number of investment companies in the fund complex the Trustees oversee, and other board memberships they hold are set forth below. The address of each Trustee is c/o Jay Gerken, 399 Park Avenue, New York, New York, 10022. Each
Trustee and officer holds office for his or her lifetime, unless that individual resigns, retires or is otherwise removed.

An asterisk in the table below identifies those Trustees and officers who are “interested persons” of the Company as defined in the
Investment Company Act of 1940, as amended (the “1940 Act”). Each Trustee and officer of the Company noted as an interested person is interested by virtue of that individual’s position with Citigroup Asset Management
(“CAM”) or its affiliates, described in the table below.

Name and Year of Birth

Position(s) with Fund

Length of Time Served

Principal Occupation(s) During Past 5 Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Board Memberships Held by Trustee During Past Five Years

Interested Trustee:

R. Jay Gerken*

Born 1951

President, Chairman and Chief Executive Officer

Since 2002

Managing Director, CAM; Chairman, President and Chief Executive Officer of Smith Barney Fund Management (“SBFM”) and Citi Fund Management Inc. (“CFM”); President and
Chief Executive Officer of certain mutual funds associated with CAM; formerly, Chairman, President and Chief Executive Officer of Travelers Investment Adviser, Inc. (“TIA”) (from 2002 to 2005); Portfolio Manager of Smith Barney
Allocation Series Inc. (from 1996 to 2001) and Smith Barney Growth and Income Fund (from 1996 to 2001); Chairman of the Board, Trustee or Director of 183 funds in the CAM fund complex.

183

None

Name and Year of Birth

Position(s) with Fund

Length of Time Served

Principal Occupation(s) During Past 5 Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Board Memberships Held by Trustee During Past Five Years

Non-Interested Trustees:

Elliott J. Berv

Born 1943

Trustee

Since 2001

President and Chief Executive Officer, Catalyst (consulting) (since 1984); Chief Executive Officer, Rocket City Enterprises (media) (from 2000 to 2005); Chief Executive Officer,
Landmark City (real estate development) (from 2001 to 2004); Executive Vice President and Chief Operations Officer, DigiGym Systems (on-line personal training systems) (from 2001 to 2004); Chief Executive Officer, Motocity USA (motorsport racing) (from 2004 to 2005).

37

Board Member, American Identity Corp. (doing business as Morpheus Technologies) (biometric information management) (since 2001); Director, Lapoint Industries (industrial filter company) (since
2002); Director, Alzheimer’s Association (New England Chapter) (since 1998).

Donald M. Carlton

Born 1937

Trustee

Since 1997

Consultant, URS Corporation (engineering) (since 1999); former Chief Executive Officer, Radian International L.L.C. (engineering) (from 1996 to 1998); Member of the Management Committee,
Signature Science (research and development) (since 2000).

37

Director, Temple-Inland (forest products) (since 2003); Director, American Electric Power Co. (electric utility) (since 1999); Director, National Instruments Corp. (technology) (since 1994);
former Director, Valero Energy (petroleum refining) (from 1999 to 2003).

A. Benton Cocanougher

Born 1938

Trustee

Since 1991

Dean Emeritus and Professor, Texas A&M University (since 2004); former Interim Chancellor, Texas A&M University System (from 2003 to 2004); former Special Advisor to the President, Texas
A&M University (from 2002 to 2003); former Dean Emeritus and Wiley Professor, Texas A&M University (from 2001 to 2002); former Dean and Professor of Marketing, College and Graduate School of Business of Texas A&M University (from 1987 to
2001).

37

None

Name and Year of Birth

Position(s) with Fund

Length of Time Served

Principal Occupation(s) During Past 5 Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Board Memberships Held by Trustee During Past Five Years

Mark T. Finn

Born 1943

Trustee

Since 2001

Adjunct Professor, College of William & Mary (since 2002); Principal/Member, Balvan Partners (investment management) (since 2002); Chairman, Chief Executive Officer and Owner, Vantage
Consulting Group, Inc. (investment advisory and consulting firm) (since 1998); former Vice Chairman and Chief Operating Officer, Lindner Asset Management Company (mutual fund company) (from 1988 to 2001); former General Partner and Shareholder,
Greenwich Ventures LLC (investment partnership) (from 1996 to 2001); former President, Secretary, and Owner, Phoenix Trading Co. (commodity trading advisory firm) (from 1997 to 2000).

37

Former President and Director, Delta Financial, Inc. (investment advisory firm) (from 1983 to 1999).

Stephen Randolph Gross

Born 1947

Trustee

Since 1986

Chairman, HLB Gross Collins, PC (accounting and consulting firm) (since 1979); Treasurer, Coventry Limited, Inc. (Senior Living Facilities) (since 1985); former Managing Director, Fountainhead
Ventures, L.L.C. (technology accelerator) (1998 to 2003); former Treasurer, Hank Aaron Enterprises (fast food franchise) (from 1985 to 2001); former Partner, Capital Investment Advisory Partners (Leveraged, buyout consulting) (from 2000 to 2002);
former Secretary, Carint N.A. (manufacturing) (from 1998 to 2002).

37

Director, Andersen Calhoun (assisted living) (since 1987); former Director, Yu Save, Inc. (internet company) (from 1998 to 2000); former Director, Hotpalm.com, Inc. (wireless applications) (from
1998 to 2000); former Director, United Telesis, Inc. (telecommunications) (from 1997 to 2002); former Director, ebank Financial Services, Inc. (from 1997 to 2004).

Name and Year of Birth

Position(s) with Fund

Length of Time Served

Principal Occupation(s) During Past 5 Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Board Memberships Held by Trustee During Past Five Years

Diana R. Harrington

Born 1940

Trustee

Since 2001

Professor, Babson College (since 1992).

37

None

Susan B. Kerley

Born 1951

Trustee

Since 2001

Consultant, Strategic Management Advisors, LLC (investment consulting) (since 1990).

37

Chairman and Independent Board Member of Eclipse Fund, Inc. and Eclipse Funds (which trade as Mainstay Funds) (currently supervises 16 investment companies in the fund complex)(since
1991).

Alan G. Merten

Born 1941

Trustee

Since 1990

President, George Mason University (since 1996).

37

Director, Xybernaut Corporation (information technology) (since 2004); Director, Digital Net Holdings, Inc. (since 2003); Director, Comshare, Inc. (information technology) (from 1985 to
2003).

R. Richardson Pettit

Born 1942

Trustee

Since 1990

Professor of Finance, University of Houston (since 1977); Independent Consultant (since 1984).

37

None

Officers:

Andrew Shoup* CAM 125 Broad Street New York, NY 10004 Born 1956

  Senior Vice President   and Chief Administrative
Officer

Since 2003

Director, CAM; Chief Administrative Officer of certain mutual funds associated with CAM; Head of International Funds Administration of CAM (from 2001 to 2003); Director of Global Funds
Administration of CAM (from 2000 to 2001); Head of Citibank U.S. Funds Administration of CAM (from 1998 to 2000).

N/A

N/A

Name and Year of Birth

Position(s) with Fund

Length of Time Served

Principal Occupation(s) During Past 5 Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Board Memberships Held by Trustee During Past Five Years

Frances Guggino* CAM 125 Broad Street New York, NY 10004 Born 1957

Chief Financial Officer and Treasurer

Since 2004

Director, CAM; Treasurer and/or Controller of certain funds associated with CAM (since 1991).

N/A

N/A

Brian M. Angerame* CAM 125 Broad Street New York, NY 10004 Born 1972

Vice President and Investment Officer

Since 2005

Director, CAM.

N/A

N/A

Guy Bennett* CAM 125 Broad Street New York, NY 10004 Born 1958

Vice President and Investment Officer

Since 2006

Portfolio Manager, SBFM (since 2006); Portfolio Manager, Batterymarch Financial Management, Inc. (since 2001).

N/A

N/A

Alan Blake* CAM 125 Broad Street New York, NY 10004 Born 1949

Vice President and Investment Officer

Since 2001

Managing Director, CAM.

N/A

N/A

Kevin Caliendo* CAM 125 Broad Street New York, NY 10004 Born 1970

Vice President and Investment Officer

Since 2003

Director, CAM (since 2002); Equity analyst and convertible portfolio manager, healthcare, SAC Capital Advisors, LLC (from 1998 to 2001); Convertible Bond Analyst, Wachovia Securities (from 1998 to 2001).

N/A

N/A

Derek J. Deutsch* CAM 125 Broad Street New York, NY 10004 Born 1969

Vice President and Investment Officer

Since 2005

Director, CAM.

N/A

N/A

Christopher W. Floyd* CAM 125 Broad Street New York, NY 10004 Born 1970

Vice President and Investment Officer

Since 2006

Portfolio Manager, SBFM (since 2006); Portfolio Manager (since 2003), Quantitative Analyst (2000-2003), Batterymarch Financial Management, Inc.

N/A

N/A

Scott Glasser* CAM 125 Broad Street New York, NY 10004 Born 1966

Vice President and Investment Officer

Since 1996

Managing Director, CAM; Co-Director of Research for CAM North America, CAM (since 2006); Investment Officer of SBFM.

N/A

N/A

Peter J. Hable* CAM 125 Broad Street New York, NY 10004 Born 1958

Vice President and Investment Officer

Since 1990

Managing Director, CAM; President of Davis Skaggs Investment Management, a Division of CAM.

N/A

N/A

Name and Year of Birth

Position(s) with Fund

Length of Time Served

Principal Occupation(s) During Past 5 Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Board Memberships Held by Trustee During Past Five Years

Michael Kagan* CAM 125 Broad Street New York, NY 10004 Born 1960

Vice President and Investment Officer

Since 2000

Managing Director, CAM; Co-Director of Research for CAM North America, CAM (since 2006).

N/A

N/A

Roger M. Lavan* CAM 125 Broad Street New York, NY 10004 Born 1963

Vice President

Since 2002

Managing Director, CAM.

N/A

N/A

Charles F. Lovejoy* CAM 125 Broad Street New York, NY 10004 Born 1954

  Vice President and   Investment
Officer

Since 2006

Portfolio Manager, SBFM (since 2006); Director and Senior Portfolio Manager - International, Batterymarch Financial Management, Inc. (since 1990).

N/A

N/A

Francis L. Mustaro* CAM 125 Broad Street New York, NY 10004 Born 1950

Vice President

Since 2002

Managing Director, CAM.

N/A

N/A

Peter C. Stournaras* CAM 125 Broad Street New York, NY 10004 Born 1973

  Vice President and   Investment
Officer

Since 2005

Director, CAM.

N/A

N/A

John Vietz* CAM 125 Broad Street New York, NY 10004 Born 1971

Vice President and Investment Officer

Since 2006

Portfolio Manager, SBFM (since 2006); Portfolio Manager, Batterymarch Financial Management, Inc. (since 2005).

N/A

N/A

Timothy Woods* CAM 125 Broad Street New York, NY 10004 Born 1960

  Vice President and   Investment
Officer

Since 2001

Managing Director, CAM (since 1999); former Portfolio Manager, Banker’s Trust.

N/A

N/A

Robert I. Frenkel* CAM 300 First Stamford Place Stamford, CT 06902 Born 1954

  Secretary and   Chief Legal
Officer

Since 2000 Since 2003

Managing Director and General Counsel, Global Mutual Funds, CAM (since 2000); officer of CAM or its predecessors (since 1994); Secretary of CAM; Secretary of certain mutual funds associated with
CAM; Chief Legal Officer of certain mutual funds associated with CAM.

N/A

N/A

Name and Year of Birth

Position(s) with Fund

Length of Time Served

Principal Occupation(s) During Past 5 Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Board Memberships Held by Trustee During Past Five Years

Ted P. Becker* CAM 399 Park Avenue New York, NY 10022 Born 1951

Chief Compliance Officer

Since 2006

Managing Director of Compliance at Legg Mason & Co., LLC, (2005-Present); Chief Compliance Officer with certain mutual funds associated with CAM (since 2006); Managing Director of Compliance at CAM (2002-2005). Prior to 2002, Managing Director-Internal Audit & Risk Review at Citigroup Inc.

N/A

N/A

John Chiota* CAM 100 First Stamford Place 5th Floor Stamford, CT 06902 Born 1968

Chief Anti-Money Laundering Compliance Officer

Since 2006

Vice President of CAM (since 2004); Chief Anti-Money Laundering Compliance Officer with certain mutual funds associated with CAM (since 2006); prior to August 2004, Chief AML Compliance Officer with TD Waterhouse.

N/A

N/A

Wendy Setnicka* CAM 125 Broad Street New York, NY 10004 Born 1964

Controller

Since 2002

Vice President, CAM (since 2002); Assistant Vice President, CAM (from 1998 to 2002).

N/A

N/A

Thomas C. Mandia* CAM 300 First Stamford Place Stamford, CT 06902 Born 1962

Assistant Secretary

Since 2000

Managing Director and Deputy General Counsel, CAM (since 1992); Assistant Secretary of certain mutual funds associated with CAM.

N/A

N/A

Rosemary D. Emmens* CAM 300 First Stamford Place Stamford, CT 06902 Born 1969

Assistant Secretary

Since 2000

Director and Associate General Counsel, CAM (since 1998); Assistant Secretary of certain mutual funds associated with CAM.

N/A

N/A

Harris Goldblat* CAM 300 First Stamford Place Stamford, CT 06902 Born 1969

Assistant Secretary

Since 2000

Director and Associate General Counsel, CAM (since 2000); Assistant Secretary of certain mutual funds associated with CAM; Associate, Stroock & Stroock & Lavan LLP
(1997-2000).

N/A

N/A

George Hoyt* CAM 300 First Stamford Place Stamford, CT 06902 Born 1965

Assistant Secretary

Since 2005

Director and Associate General Counsel, CAM (since 2005); Assistant Secretary of certain mutual funds associated with CAM; Associate, Sidley Austin Brown & Wood LLP (2000-2005).

N/A

N/A

The business affairs of each Fund are managed by or under the direction of the Board of Trustees.

The Board of Trustees has a standing Audit Committee comprised of all of the Trustees who are not “interested persons” of the Funds, within the meaning of the 1940 Act. The Audit Committee oversees the scope of the Funds’ audit, the Funds’ accounting and financial reporting policies and practices and its internal controls. The primary purposes of the Board’s
Audit Committee are to assist the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Company, the qualifications and independence of the Company’s independent registered public accounting firm, and the Company’s compliance with legal and regulatory requirements. The Audit Committee approves, and recommends to the Non-Interested Trustees for their ratification, the selection, appointment, retention or termination of the Company’s independent registered public accounting firm and approves the compensation of the independent registered public accounting firm. The Audit Committee also approves all audit and permissible non-audit services provided to the Company by the independent registered public accounting firm and all permissible non-audit services provided by the Company’s independent registered public accounting firm to its manager and any affiliated service providers if the engagement relates directly to the Company’s operations and financial reporting. During the most recent fiscal year, the Audit Committee met four times.

The Board has a standing Governance Committee comprised of all of the Trustees who are not “interested persons” of the Funds within the meaning of the 1940 Act. The Governance Committee is responsible for, among other things, recommending candidates to fill vacancies on the Board. The Governance Committee met four times during the most recent fiscal year. The Governance Committee may consider nominees recommended by a shareholder. Shareholders who wish to recommend a nominee should send recommendations to the Company’s Secretary that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Board Members. A recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders.

The Governance Committee also
identifies potential nominees through its network of contacts and may also engage, if it deems appropriate, a professional search firm. The Governance Committee meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote. The Governance Committee does not have specific, minimum qualifications for nominees, and has not established specific qualities or skills that it regards as necessary for one or more of the Board Members to possess
(other than any qualities or skills that may be required by applicable law, regulation or listing standard). However, in evaluating a person as a potential nominee to serve as a Board Member, the Governance Committee may consider the following factors, among any others it may deem relevant:

•

whether or not the person is an “interested person,” as defined in the 1940 Act, and whether the person is otherwise qualified under applicable laws and regulations to serve as a Board Member;

•

whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with Fund management, the investment adviser, service providers or their affiliates;

•

whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organizations or their related mutual fund complexes;

•

whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a Board Member;

•

the contribution which the person can make to the Board (or, if the person has previously served as a Board Member, the contribution which the person made to the Board during his or her previous term of service), with consideration being given to the person’s business and professional experience, education and such other factors as the Governance Committee may consider relevant;

•

the character and integrity of the person; and

•

whether or not the selection and nomination of the person would be consistent with the requirements of the retirement policies of the Company, as applicable.

The Board also has a standing
Performance and Review Committee, which is comprised of all Board Members who are not “interested persons” within the meaning of the 1940 Act. The Performance and Review Committee is responsible for, among other things, reviewing performance and benchmarks and overseeing the implementation and renewal of the Funds’ management contract, distribution plan and distribution agreement. The Performance and Review Committee met five times during the most recent fiscal year.

The following table shows the amount of equity
securities owned by the Trustees in the Funds and in other investment companies in the fund complex supervised by the Trustees as of December 31, 2005:

Name of Trustee

Dollar Range of Equity Securities

Aggregate Dollar Range of Equity Securities in All Investment Companies in the Fund Complex Overseen by the Trustee

Growth and Income Fund

International Fund

Interested Trustee

R. Jay Gerken

Over $100,000

$1-$10,000

Over $100,000

Non-Interested Trustees

Elliott J. Berv

None

None

None

Donald M. Carlton

Over $100,000

None

Over $100,000

A. Benton Cocanougher

$1-$10,000

None

$10,001-$50,000

Mark T. Finn

None

None

$1-$10,000

Stephen Randolph Gross

None

None

None

Diana R. Harrington

None

None

$10,001-$50,000

Susan B. Kerley

None

None

$1-$10,000

Alan G. Merten

None

None

$1-$10,000

R. Richardson Pettit

None

None

$10,001-$50,000

None of the Non-Interested Trustees nor their family members had any interest in the manager, Legg Mason Investor Services, LLC, CGMI, PFS
Investments, Inc., or any person directly or indirectly controlling, controlled by, or under common control with the manager, Legg Mason Investor Services, LLC, CGMI or PFS Investments, Inc. as of December 31, 2005.

Information regarding compensation paid to the Trustees as of the fiscal year ended October 31, 2005 is set forth below. The members of each Board who are not “interested persons,” as defined in the 1940 Act, receive a fee for each meeting of a Fund’s Board of Trustees and committee meetings attended and are reimbursed for all out-of-pocket expenses relating to attendance at such meetings. Mr. Gerken, an “interested person,” as defined in the 1940 Act, does not receive compensation from the funds but may be reimbursed for all out-of-pocket expenses relating to attendance at such meetings.

Each Fund in the fund complex pays a pro rata share of Trustee fees based upon asset size. Each Fund currently pays each of the Trustees who is not a director, officer or employee of the manager or any of its affiliates its pro rata share of: an annual fee of $48,000 plus $12,000 for each regularly scheduled Board of Trustees meeting attended, $6,000 for each special telephonic Board meeting attended, and $500 for each ad-hoc telephonic meeting in which that Trustee participates. The lead independent Trustee will receive an additional $10,000 per year and the Chairs of the Audit Committee and Performance and Review Committee will each receive an additional $7,500 per year. The Funds will reimburse
Trustees for travel and out-of-pocket expenses incurred in connection with Board meetings.

Trustees Compensation Table

Trustee

Aggregate Compensation from Growth and Income Fund(1)

Aggregate Compensation from International Fund(1)

Interested Trustee

R. Jay Gerken

$
0

$
0

Non-Interested Trustees

Elliott J. Berv

$
1,650.24

$
843.08

Donald M. Carlton

$
1,919.95

$
928.03

A. Benton Cocanougher

$
1,829.62

$
932.35

Mark T. Finn

$
1,831.88

$
865.72

Stephen Randolph Gross

$
1,822.08

$
854.30

Diana R. Harrington

$
1,735.55

$
840.22

Susan B. Kerley

$
1,735.55

$
840.22

Alan G. Merten

$
1,810.27

$
913.00

R. Richardson Pettit

$
1,814.47

$
917.20

Trustee

Pension or Retirement Benefits Paid as Part of Fund Expenses(1)

Total Compensation from Funds and Fund Complex Paid to Trustees(1)

Number of Funds in Fund Complex Served by Trustee(1)(2)

Interested Trustee

R. Jay Gerken

None

$
0

183

Non-Interested Trustees

Elliott J. Berv

None

$
118,600

37

Donald M. Carlton

None

$
128,100

32

A. Benton Cocanougher

None

$
121,600

32

Mark T. Finn

None

$
126,300

37

Stephen Randolph Gross

None

$
121,600

37

Diana R. Harrington

None

$
118,500

37

Susan B. Kerley

None

$
118,500

37

Alan G. Merten

None

$
118,000

32

R. Richardson Pettit

None

$
118,100

32

(1)

Information is for the fiscal year ended October 31, 2005.

(2)

Two of the funds in the Fund Complex were not operational during the calendar year ended
December 31, 2005.

The Trustees of the
Funds have adopted a Retirement Plan for all Trustees who are not “interested persons” of the Funds, within the meaning of the 1940 Act. Under the Plan, all Trustees are required to retire from the Board as of the last day of the calendar year in which the applicable Trustee attains age 75. Trustees may retire under the Plan before attaining the mandatory retirement age. Trustees who have served as Trustee of the Company or any of the investment companies in the fund complex, including the Funds, for at least ten years when they retire are eligible to receive the maximum retirement benefit under the Plan. The maximum retirement benefit is an amount equal to five times the amount of retainer and regular meeting fees payable to a Trustee during the entirety of the calendar year of the applicable Trustee’s retirement. Trustees are first eligible to receive the minimum retirement benefit under the Plan (50% of the maximum benefit) after five years of service and attainment of at least the age of 67. Retirement benefit eligibility increases proportionally with each additional year of service until eligibility for the maximum benefit has been attained. Amounts under the Plan may be paid in twenty equal quarterly installments or, if the applicable Trustee has made a timely election, in a lump sum (discounted to present value). Benefits under the Plan are unfunded.

The following table shows the estimated retirement benefit that would be payable under the Plan upon retirement at the specified compensation and years-of-service classifications.

Average Compensation in Last Year of Service

Years of Service

5-Years

6-Years

7-Years

8-Years

9-Years

10-Years or More

$
80,000

$
200,000

$
240,000

$
280,000

$
320,000

$
360,000

$
400,000

$
90,000

$
225,000

$
270,000

$
315,000

$
360,000

$
405,000

$
450,000

$
100,000

$
250,000

$
300,000

$
350,000

$
400,000

$
450,000

$
500,000

$110,000

$
275,000

$
330,000

$
385,000

$
440,000

$
495,000

$
550,000

$120,000

$
300,000

$
360,000

$
420,000

$
480,000

$
540,000

$
600,000

$130,000

$
325,000

$
390,000

$
455,000

$
520,000

$
585,000

$
650,000

Assuming continuous service as a Trustee of the Funds until the age of mandatory retirement under the Plan, each disinterested Trustee will have achieved at least ten credited years of service and will be eligible for the maximum retirement benefit under the Plan. During the fiscal year ended October 31, 2005, former Trustees of the Trust received the following retirement benefits under the
Plan: Mr. Riley C. Gilley, an aggregate of $70,000 in four quarterly installment payments and Mr. E. Kirby Warren, an aggregate of $70,000 in four quarterly installment payments.

Messrs. Carlton, Cocanougher, Gross, Merten and Pettit also are covered by a prior retirement plan. Under the prior plan, retirement benefits are payable for a ten year period following retirement, with the annual payment to be based upon the Trustee’s compensation from the Company during calendar year 2000. Trustees with more than five but less than ten years of service at retirement will receive a prorated benefit. In order to receive benefits under the current Retirement Plan, a Trustee must waive all rights under the prior plan prior to receiving payment under either plan. The maximum amount payable upon retirement to each Trustee under the prior plan is:

Trustee

Maximum Amount Payable Under the Prior Plan

Donald M. Carlton

$
661,000

A. Benton Cocanougher

$
713,000

Stephen R. Gross

$
661,000

Alan G. Merton

$
661,000

R. Richardson Pettit

$
710,000

At October 31, 2005, an aggregate amount of $863,790 is accrued in connection with these plans.

Officers receive no compensation from the Funds although they may be reimbursed for reasonable travel expenses for attending meetings of the Board of Trustees.

The Declaration of Trust of the Company provides that the Company will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company, unless, as to liability to the Company, or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interest of the Company. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition or a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such officers or trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. Rights to indemnification or insurance cannot be limited retroactively.

The Declaration of Trust of
the Trust further provides that (i) the appointment, designation or identification of a Trustee as a member or chairperson of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that individual any duty, obligation or liability that is greater than the duties, obligations and liability imposed on that person as a Trustee in the absence of the appointment, designation or identification (except with respect to duties expressly imposed pursuant to the by-laws of the Trust, a committee charter or a Trust policy statement), (ii) no Trustee who has special skills or expertise, or is appointed, designated or identified shall be held to a higher standard of care by virtue thereof and (iii) no appointment, designation or identification of a Trustee shall affect in any way that Trustee’s rights to indemnification.

As of February 1, 2006, the Trustees and officers of the Company, as a group, owned less than 1% of any class of the outstanding shares of each Fund.

As of February 1, 2006, to the best knowledge of the Funds, the following Shareholders of record owned 5% or more of the outstanding shares of the share class indicated:

Fund

Class

Percent

Name

Address

Growth and Income Fund

A

61.8282%

  PFPC Brokerage Services   FBO Primerica Financial
Services

  211 South Gulph Road   King of Prussia, PA
19406

B

90.1491%

  PFPC Brokerage Services   FBO Primerica Financial
Services

  211 South Gulph Road   King of Prussia, PA
19406

Y

52.5774%

  Smith Barney Concert Series   SB Allocation
Balanced

  Two World Financial Center   225 Liberty
Street, 24th Floor New York, NY 10281-2606

34.4318%

  Smith Barney Concert Series   Select
Balanced

  Two World Financial Center   225 Liberty
Street, 24th Floor New York, NY 10281-2606

12.9909%

  Smith Barney Concert Series   SB Allocation
Conservative

  Two World Financial Center   225 Liberty
Street, 24th Floor New York, NY 10281-2606

1

99.8228%

  PFPC Brokerage Services   FBO Primerica Financial
Services

  211 South Gulph Road   King of Prussia, PA,
19406

International Fund

A

92.3299%

PFPC Brokerage Services

  211 South Gulph Road   King of Prussia, PA
19406

B

78.2025%

PFPC Brokerage Services

  211 South Gulph Road   King of Prussia, PA
19406

C

5.1332%

Christina A. Cotton

  18 Pinkwoods Lane   Old Brookville, NY
11545-2404

1

99.9667%

PFPC Brokerage Services

  211 South Gulph Road   King of Prussia, PA
19406

Investment Manager

SBFM serves as investment manager to each Fund
pursuant to separate investment management agreements (in each case, the “Management Agreement”) with each Fund that was approved by the Board of Trustees, including a majority of the Independent Trustees, on August 7, 2005, by the
Growth and Income Fund’s shareholders on November 15, 2005 and by the International Fund’s shareholders on December 19, 2005. Each Management Agreement became effective in December 2005 as a result of the sale of substantially all of
Citigroup Inc.’s (“Citigroup”) asset management business to Legg Mason. The manager is a wholly-owned subsidiary of Legg Mason. Prior to December 1, 2005, the manager was an indirect wholly-owned subsidiary of Citigroup.

The manager furnishes at its own expense all services, facilities and personnel necessary in connection with managing investments for the Funds. The Management Agreement provides that the manager may delegate the daily management of the securities of a Fund to one or more subadvisers, and that the manager may render services to others.

The manager performs administrative and
management services necessary for the operation of the Funds, such as: supervising the overall administration of the Funds, including negotiation of contracts and fees with and the monitoring of performance and billing of the Funds’ transfer agent, shareholder servicing agents, custodian and other independent contractors or agents; providing certain compliance, fund accounting, regulatory reporting, and tax reporting services; preparing or participating in the preparation of Board materials, registration statements, proxy statements and reports and other communications to shareholders; maintaining the Funds’ existence; maintaining the registration and qualification of the Funds’ shares under federal and state laws; and arranging for the maintenance of books and records of the Funds. Trustees, officers and investors in the Funds are or may become interested in the manager, as directors, officers, employees, or otherwise and directors, officers and employees of the manager are or may become similarly interested in the Funds.

Unless otherwise terminated, the Management Agreement will continue in effect with respect to a Fund for an initial two-year period and thereafter will continue indefinitely as long as such continuance is specifically approved at least annually by the Fund’s Trustees or by a vote of a majority of the outstanding voting securities of the Fund, and, in either case, by a majority of the Trustees who are not parties to the Management Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Management Agreement.

The Management Agreement is terminable without penalty on not more than 60 days’ nor less than 30 days’ written notice by a Fund when authorized either by a vote of holders of shares representing a majority of the voting power of the outstanding voting securities of the Fund (as defined in the 1940 Act) or by a vote of the Fund’s Trustees, or by the manager on not less than
90 days’ written notice, and will automatically terminate in the event of its assignment. The Management Agreement provides that neither the manager nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the applicable Fund, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties.

For its services under the Management Agreement with
respect to the Growth and Income Fund, the manager is entitled to receive fees, which are computed daily and paid monthly, at the following annual rates of the Fund’s average daily net assets on an annualized basis for the Fund’s then-current fiscal year:

0.65% up to $

1 billion;

0.60% on the

next $1 billion;

0.55% on the

next $1 billion;

0.50% on the

next $1 billion; and

0.45% on net assets

thereafter. Effective October 1, 2005, for its services under the Management Agreement with respect to the International Fund, the manager receives fees, which are computed daily and paid monthly, at the following annual rates of the Fund’s average daily net assets on an annualized basis for the Fund’s then-current fiscal year:

0.850% on assets up to $

1 billion,

0.825% on assets between $1 billion and $

2 billion,

0.800% on assets between $2 billion and $

5 billion,

0.775% on assets between $5 billion and $

10 billion, and

0.750% on assets

over $10 billion. The manager may reimburse a Fund for, or waive, all or any portion of its management fees.

For the fiscal years ended October 31, 2003, 2004 and 2005 the Funds incurred management fees as follows:

Fund

2003

2004*

2005**

Growth and Income Fund

$
6,685,331

$
7,452,801

$
6,948,212

International Fund

$
901,957

$
1,049,551

$
998,849

*

The manager waived a portion of the management fee and reimbursed certain expenses in the amounts of: $88,503 and $114,394 to the Growth and Income Fund and the International Fund,
respectively. After waivers and reimbursements, management fees were $7,364,298 and $935,157 for the Growth and Income Fund and the International Fund, respectively.

**

The manager reimbursed certain expenses in the amounts of: $451,134 and $393,553 to the Growth and Income Fund and the International Fund, respectively. After reimbursements, management fees were $6,497,078 and $605,296 for the Growth and Income Fund and the International Fund, respectively.

SBFM (through its predecessor entities) has been in the investment counseling business since 1968 and renders investment management services to a wide variety of individual, institutional and investment company clients that had aggregate assets under management as of September 30, 2005 of approximately $111.1 billion. Legg Mason, whose principal executive offices are at 100 Light Street, Baltimore, Maryland 21202, is a financial services holding company. As of December 31, 2005, Legg Mason’s asset management operation had aggregate assets under management of approximately $850.8 billion.

Subadviser (International Fund only)

For its services under the Sub-Advisory Agreement, the subadviser was entitled to receives fees, which were computed daily and paid monthly, at an annual rate equal to 0.70% of the aggregate assets of the Fund allocated to the subadviser. The subadviser’s compensation was payable by the manager.

Code of Ethics

Pursuant to Rule 17j-1 of the 1940 Act, the Funds, the manager and the distributors have adopted codes of ethics that permit their respective personnel to invest in securities for their own accounts, including securities that may be purchased or held by a Fund. All personnel must place the interests of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. All personal securities transactions by employees must adhere to the requirements of the codes and must be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of an employee’s position of trust and responsibility.

Copies of the codes of ethics of the Funds, the manager and the distributors are on file with the Securities and Exchange Commission (“SEC”).

Proxy Voting Guidelines & Procedures

Although individual Trustees may not agree with particular policies or votes by the manager, the Board has approved delegating proxy voting discretion to the manager believing that the manager should be responsible for voting because it is a matter relating to the investment decision making process.

Non-equity securities, such as debt obligations and money market instruments are not usually considered to be voting securities, and proxy voting, if any, is typically limited to the solicitation of consents to changes in or waivers of features of debt securities, or plans of reorganization involving the issuer of the security. In the rare event that proxies are solicited with respect to any of these securities, the manager would vote the proxy in accordance with the principals set forth in the manager’s proxy voting policies and procedures, including the procedures that the manager uses when a vote presents a conflict between the interests of fund shareholders, on the one hand, and those of the manager or any affiliated person of a fund or the manager, on the other.

A summary of the manager’s policies and procedures with respect to proxy voting is attached as Appendix B to this SAI. This summary gives a general indication as to how the manager will vote proxies relating to portfolio securities on each issue listed. However, the policies and procedures do not address all potential voting issues or the intricacies that may surround individual proxy votes. For that reason there may be instances in which votes may vary from the policies and procedures presented. Notwithstanding the foregoing, the manager always endeavors to vote proxies relating to portfolio securities in accordance with a fund’s investment objectives.

Information on how each Fund voted proxies relating to portfolio securities during the prior 12 month period ended June 30th of each year and a description of the policies and procedures that each Fund uses to determine how to vote proxies related to portfolio securities is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on each of the Fund’s website at http://www.citigroupam.com and (3) on the SEC’s website at http://www.sec.gov.

INVESTMENT OBJECTIVES, MANAGEMENT POLICIES AND ASSOCIATED RISKS

The Prospectuses discuss the investment objectives of each Fund and the policies they employ to achieve such objectives. This section contains a discussion of each Fund’s investment objectives, investment policies and certain of the risks associated with these practices, and supplements the description of each Fund’s investments and risks contained in the Prospectus. The selection of investments and the utilization of investment techniques depends on, among other things, the manager’s investment strategies for the Funds, conditions and trends in the economy and financial markets and investments being available on terms that, in the manager’s opinion, make economic sense. The Funds may engage in these and any other practices not prohibited by their investment restrictions. Investment objectives and management policies may be changed by the Trustees without shareholder approval. For further information regarding the risks associated with these practices, see “Additional Risk Factors” below.

Each Fund is permitted to seek its investment objective by investing all or a portion of its assets in one or more investment companies to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under the Act.

General

International Fund

International Fund seeks long-term capital growth. Dividend income, if any, is incidental to this goal.

The International Fund invests primarily in the common stocks of foreign companies that the manager believes have above-average prospects for growth. Generally, the International Fund invests in a number of different countries and, under normal circumstances, the International Fund invests in companies in at least three foreign markets. The fund may invest up to 10% of its net assets (at the time of investment) in issuers located in or doing a substantial portion of their business in emerging markets. Under normal circumstances, the Fund also invests primarily in large cap securities. Large cap securities are securities of issuers typically with market capitalizations of $750 million or more.

The International Fund usually invests in securities listed on securities exchanges, although it may also purchase securities which are not registered for sale to the general public, or, to a limited extent, securities that are not readily marketable. The International Fund may invest directly in foreign securities or may invest in depositary receipts.

While the International Fund’s policy is to invest primarily in common stocks of companies organized outside the United States (“non-U.S. issuers”) believed to possess better than average prospects for growth, appreciation may be sought in other types of securities, principally of non-U.S.
issuers, such as fixed income securities, convertible and non-convertible bonds, preferred stocks and warrants, when relative values make such purchases appear attractive either as individual issuers or as types of securities in certain economic environments. There is no formula as to the percentage of assets that may be invested in any one type of security.

Growth and Income Fund

Growth and Income Fund seeks reasonable growth and income. Growth and Income Fund seeks to achieve its investment objective primarily through investments in equity securities that provide dividend or interest income, including common and preferred stocks and securities convertible into common and preferred stocks.

The Fund may hold a portion of its assets in high grade short-term debt securities and high grade corporate or government bonds in order to provide liquidity. The amount of assets the Fund may hold for liquidity purposes is based on market conditions and the need to meet redemption requests. Short-term investments may include repurchase agreements with banks or broker-dealers. The Fund may also invest up to 20% of its total assets in securities of
foreign issuers. The Fund may engage in portfolio management strategies and techniques involving options, futures contracts and options on futures.

Equity Securities (All Funds except as otherwise noted)

Common Stocks.    Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits of the corporation, if any, without preference over any other shareholder or class of shareholders, including holders of the entity’s preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

Common stocks do not represent an obligation of the issuer. The issuance of debt securities or preferred stock by an issuer will create prior claims which could adversely affect the rights of holders of common stock with respect to the assets of the issuer upon liquidation or bankruptcy.

Preferred Stocks.    Each Fund may invest in preferred stocks. Preferred stocks, like common stocks, represent an equity ownership in an issuer, but generally have a priority claim over common stocks, but not over debt, with respect to dividend payments and upon the liquidation or bankruptcy of the issuer. Therefore, preferred stock is subject to the credit risk of the issuer, but because of its subordinate position to debt obligations of the issuer, the deterioration of the credit of an issuer is likely to cause greater decreases in the value of preferred stock than in more senior debt obligations. The market value of preferred stocks with no conversion rights and fixed dividend rates, like fixed income securities, tends to move inversely with interest rates, with the price determined by the dividend rate. However, because most preferred stocks do not have a fixed maturity date (although they may have call features giving the issuer the right to call the securities under certain circumstances or redemption features giving the holder the right to cause the issuer to repurchase the securities under certain circumstances), these securities generally will fluctuate more in value when interest rates change than, for example, debt issued by the same issuer. Some preferred stocks may pay dividends at an adjustable rate, based on an auction, an index or other formula. In the absence of credit deterioration, adjustable rate preferred stocks tend to have less price volatility than fixed rate preferred stocks.

Unlike common stocks, preferred stocks do not typically have voting rights. Some preferred stocks have convertible features. See “Convertible
Securities” below.

Convertible
Securities.    Convertible debt securities and preferred stock entitle the holder to acquire the issuer’s common stock by exchange or purchase for a predetermined rate. Convertible securities are subject both to the credit and interest rate risks associated with fixed income securities and to the stock market risk associated with equity securities. Convertible securities rank senior to common stocks in a corporation’s capital structure. They are consequently of higher quality and entail less risk than the corporation’s common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security. In general, the market value of a convertible security is the greater of its investment value as a fixed income security or its conversion value (the value of the underlying common stock if the security is converted). The Fund may purchase convertible securities rated Ba or lower by Moody’s Investors Service, Inc. (“Moody’s”) or BB or lower by Standard & Poor’s, a division of McGraw-Hill Companies, Inc. (“S&P”) and may also purchase non-rated securities considered by the manager to be of comparable quality. Although the Fund selects these securities primarily on the basis of their equity characteristics, investors should be aware that debt securities rated in these categories are considered high risk securities; the rating agencies consider them speculative, and payment of interest and principal is not considered well assured. To the extent that such convertible securities are acquired by the Fund, there is a greater risk as to the timely payment of the principal of, and timely payment of interest or dividends on, such securities than in the case of higher rated convertible securities.

Warrants.    Warrants acquired by a Fund
entitle it to buy common stock from the issuer at a specified price and time. Warrants are subject to the same market risks as stocks, but may be more volatile in price. Because investing in warrants can provide a greater potential for profit or loss than an equivalent investment in the

 underlying security, warrants involve leverage
and are considered speculative investments. At the time of issuance of a warrant, the cost is generally substantially less than the cost of the underlying security itself, and therefore, the investor is able to gain exposure to the underlying security with a relatively low capital investment. Price movements in the underlying security are generally magnified in the price movements of the warrant, although changes in the market value of the warrant may not necessarily correlate to the prices of the underlying security. A Fund’s investment in warrants will not entitle it to receive dividends or exercise voting rights and will become worthless if the warrants cannot be profitably exercised before the expiration dates.

REITs.    Real estate
investment trusts (“REITs”) are pooled investment vehicles that invest in real estate or real estate loans or interests. A Fund’s investments in REITs are subject to the risks associated with particular properties and with the real estate market in general, including the risks of a general downturn in real estate values. REITs are dependent upon management skills, are not diversified, and are subject to risks of project financing, default by borrowers, self-liquidation, and the possibility of failing to qualify for the exemption from taxation on distributed amounts under the Internal Revenue Code of 1986, as amended (the “Code”). Like mutual funds, REITs have expenses, including advisory and administration fees paid by REIT shareholders, and, as a result, an investor is subject to a duplicate level of fees if a Fund invests in REITs.

Fixed Income Securities (All Funds except as otherwise noted)

Corporate Debt Obligations.    Corporate debt obligations are subject to the risk of an
issuer’s inability to meet principal and interest payments on the obligations and may also be subject to price volatility due to such factors as market interest rates, market perception of the creditworthiness of the issuer and general market liquidity. Zero coupon securities are securities sold at a discount to par value and on which interest payments are not made during the life of the security. Because zero coupon securities do not pay current interest in cash, these securities are subject to greater credit risk and greater fluctuation in value in response to changes in market interest rates than debt obligations that pay interest currently.

U.S. Government Securities.    The U.S. Government securities in which the Funds may invest include bills, certificates of indebtedness, and notes and bonds issued by the U.S. Treasury or by agencies or instrumentalities of the U.S. Government. Some U.S. Government securities, such as U.S. Treasury bills and bonds, are supported by the full faith and credit of the U.S. Treasury; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations;
still others are supported only by the credit of the instrumentality.

Short-Term Investments.    In certain circumstances the Funds may invest without limitation in all types of short-term money market instruments, including U.S. Government securities;
certificates of deposit, time deposits and bankers’ acceptances issued by domestic banks (including their branches located outside the United States and subsidiaries located in Canada), domestic branches of foreign banks, savings and loan associations and similar institutions; high grade commercial paper; and repurchase agreements. To the extent a Fund is investing in short-term investments as a temporary defensive posture, the applicable Fund’s investment objective may not be achieved.

Commercial
Paper.    Commercial paper consists of short-term (usually 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations. A variable amount master demand note (which is a type of commercial paper) represents a direct borrowing arrangement involving periodically fluctuating rates of interest under a letter agreement between a commercial paper issuer and an institutional lender, such as one of the Funds, pursuant to which the lender may determine to invest varying amounts. Transfer of such notes is usually restricted by the issuer, and there is no secondary trading market for such notes. Each Fund therefore may only invest in a master demand note to the extent that the investment would not violate the Fund’s limits on restricted and illiquid securities.

Commercial Bank Obligations.    The Funds may invest in bank obligations, i.e., certificates of deposit, time deposits (including Eurodollar time deposits) and bankers’ acceptances and other short-term debt obligations issued by domestic banks, foreign subsidiaries or foreign branches of domestic banks, domestic savings and loan associations and other banking institutions. A bankers’ acceptance is a bill of exchange or time draft drawn on and accepted by a commercial bank. It is used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less. A certificate of deposit is a negotiable interest-bearing instrument with a specific maturity. Certificates of deposit are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity. A time deposit is a non-negotiable receipt issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, it earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market. Time deposits with a withdrawal penalty are considered to be illiquid securities.

The International Fund may invest in bank obligations issued by foreign banks. As with investment in foreign securities in general, investments in the obligations of foreign branches of U.S. banks and of foreign banks may subject the International Fund to investment risks that are different in some respects from those of investments in obligations of domestic issuers.

Derivative Contracts (All Funds except as otherwise noted)

Writing Covered Call and Put
Options.    The Funds may write (sell) covered call and put options for hedging and non-hedging purposes. Covered call options will generally be written on securities and currencies which, in the opinion of the manager, are not expected to make any major price moves in the near future but which, over the long term, are deemed to be attractive investments for the Funds.

A call option written by a Fund is “covered” if the Fund owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if the Fund holds a call on the same security and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Fund in cash or liquid securities in a segregated account. A put option written by a Fund is “covered” if the Fund maintains cash or liquid securities with a value equal to the exercise price in a segregated account, or else holds a put on the same security and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by the Fund in cash or liquid securities in a segregated account. Put and call options written by the Funds may also be covered in such other manner as may be in accordance with the requirements of the exchange on which, or the counterparty with which, the option is traded, and applicable laws and regulations. Even if a Fund’s obligation is covered, it is subject to the risk of the full change in value of the underlying security from the time the option is written until exercise. Covering an option does not protect the Funds from risk of loss.

Portfolio securities or currencies on which call options may be written will be purchased solely on the basis of investment considerations consistent with each Fund’s investment objective. When a Fund writes a call option, the Fund, in return for a fee, or “premium”, agrees to sell a security or currency at the exercise price, if the holder exercises the right to purchase prior to the expiration date of the call option. If the Fund holds the security or currency in question, the Fund gives up some or all of the opportunity to profit from the increase in the market price of the security or currency during the life of the option. The Fund retains the risk of loss should the price of the security or currency decline. If the option expires unexercised, the Fund realizes a gain equal to the premium, which may be offset by a decline in price of the underlying security or currency. If the option is exercised, the Fund realizes a gain or loss equal to the difference between the Fund’s cost for the underlying security or currency and the proceeds of sale (exercise price minus commissions) plus the amount of the premium.

A Fund may terminate a call option it has written before it expires by entering into a closing purchase transaction. A Fund may enter into closing purchase transactions in order to free itself to sell the underlying security or
currency or to write another call on the security or currency, realize a profit on a previously written call option, or protect a security or currency from being called in an unexpected market rise. Any profits from closing a purchase transaction may be offset by a decline in the value of the underlying security or currency. Conversely, because increases in the market price of a call option will generally reflect increases in the market price of the underlying security or currency, if the
Fund holds the underlying security or currency any loss resulting from a closing purchase transaction is likely to be offset in whole or in part by unrealized appreciation of the underlying security or currency. If the Fund does not hold the underlying security or currency, the Fund’s loss could be unlimited.

Portfolio securities or currencies on which put options may be written will be purchased solely on the basis of investment considerations consistent with each Fund’s investment objective. A Fund may write put options in an attempt to enhance its current return. Such option transactions may also be used as a limited form of hedging against an increase in the price of securities or currency that a Fund plans to purchase. A put option written by a Fund gives the holder the right to sell, and, in return for a premium, obligates the Fund to buy, a security or currency at the exercise price at any time before the expiration date.

In addition to the receipt of premiums and the potential gains from terminating such options in closing purchase transactions, a Fund may also receive a return on the cash and debt securities maintained to cover the exercise price of the option. By writing a put option, the Fund assumes the risk that it may be required to purchase the underlying security or currency for an exercise price higher than its then current market value, resulting in a loss to the Fund, unless the security or currency later appreciates in value. A Fund may terminate a put option it has written before it expires by a closing purchase transaction. Any loss from this transaction may be partially or entirely offset by the premium received on the terminated option.

Each of the United States exchanges has established limitations governing the maximum number of call or put options on the same underlying security
(whether or not covered) that may be written by a single investor, whether acting alone or in concert with others, regardless of whether such options are written on one or more accounts or through one or more brokers. An exchange may order the liquidation of positions found to be in violation of those limits, and it may impose other sanctions or restrictions. These position limits may restrict the number of options a Fund may be able to write.

Transaction costs relating to options activity are normally higher than those applicable to purchases and sales of portfolio securities.

The exercise price of the options may be below, equal to or above the current market values of the underlying securities or currencies at the time the options are written. From time to time, a Fund may purchase an underlying security or currency for delivery in accordance with the exercise of an option, rather than delivering such security or currency from its portfolio. In such cases, additional costs will be incurred. A Fund will realize a profit or loss from a closing purchase transaction if the cost of the transaction is less or more, respectively, than the premium received from the writing of the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security or currency, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security or currency owned by the Fund.

The use of options by the Funds may involve leveraging. Leveraging adds increased risks to the Funds, because the Funds’ losses may be out of proportion to the amount invested in the instrument—a relatively small investment may lead to much greater losses.

Purchasing Put Options.    The Funds may
purchase put options. As the holder of a put option, the Fund has the right to sell the underlying security or currency at the exercise price at any time during the option period. The Fund may enter into closing sale transactions with respect to such options, exercise them or permit them to expire.

Each Fund may
purchase a put option on an underlying security or currency (a “protective put”) owned by the Fund as a hedging technique in order to protect against an anticipated decline in the value of the security or currency. Such hedge protection is provided only during the life of the put option when the Fund, as the holder of the put option, is able to sell the underlying security or currency at the put exercise price regardless of any decline in the underlying security’s market price or currency’s exchange value. For example, a put option may be purchased in order to protect unrealized appreciation of a security or currency when the manager deems it desirable to continue to hold the security or currency because of tax considerations. The premium paid for the put option and any transaction costs may reduce any capital gain or, in the case of currency, ordinary income otherwise available for distribution when the security or currency is eventually sold.

Each Fund may also purchase put options at a time
when the Fund does not own the underlying security or currency. By purchasing put options on a security or currency it does not own, the Fund seeks to benefit from a decline in the market price of the underlying security or currency. If the put option is not sold when it has remaining value, and if the market price of the underlying security or currency remains equal to or greater than the exercise price during the life of the put option, the Fund will lose its entire investment in the put option. In order for the purchase of a put option to be profitable, the market price of the underlying security or currency must decline sufficiently below the exercise price to cover the premium and transaction costs, unless the put option is sold in a closing sale transaction.

The premium paid by a
Fund when purchasing a put option will be recorded as an asset in the Fund’s statement of assets and liabilities. This asset will be adjusted daily to the option’s current market value, as calculated by the Fund. The asset will be extinguished upon expiration of the option or the delivery of the underlying security or currency upon the exercise of the option. The asset with respect to a listed option will also be extinguished upon the writing of an identical option in a closing transaction.

Purchasing Call
Options.    Each Fund may purchase call options. As the holder of a call option, a Fund has the right to purchase the underlying security or currency at the exercise price at any time during the option period. The Fund may enter into a closing sale transaction with respect to such options, exercise them or permit them to expire. Call options may be purchased by the Fund for the purpose of acquiring the underlying security or currency for its portfolio. Utilized in this fashion, the purchase of call options enables the Fund to acquire the security or currency at the exercise price of the call option plus the premium paid. At times the net cost of acquiring the security or currency in this manner may be less than the cost of acquiring the security or currency directly. This technique may also be useful to the Fund in purchasing a large block of securities that would be more difficult to acquire by direct market purchases. So long as it holds such a call option rather than the underlying security or currency itself, the Fund is partially protected from any unexpected decline in the market price of the underlying security or currency and in such event could allow the call option to expire, incurring a loss only to the extent of the premium paid for the option.

Each Fund may also purchase call options on underlying securities or currencies it owns in order to protect unrealized gains on call options previously written by it. A call option would be purchased for this purpose where tax considerations make it inadvisable to realize such gains through a closing purchase transaction.

Options on Stock Indices.    Options on stock indices are similar to options on stock, but the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a stock index gives the holder the right to receive an amount of cash upon exercise of the option. Receipt of this cash amount will depend upon the closing level of the stock index upon which the option is based being greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. The amount of cash received will be the difference between the closing price of the index and the exercise price of the option, multiplied by a specified dollar multiple. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. Some stock index options are based on a broad market index such as the Standard & Poor’s 500 or the New York Stock Exchange Composite Index, or a narrower index such as the Standard & Poor’s 100. Indices are also based on an industry or market segment such as the AMEX Oil and Gas

 Index or the Computer and Business Equipment Index. Options are
currently traded on The Chicago Board Options Exchange, the New York Stock Exchange, the American Stock Exchange and other exchanges. Gain or loss to a Fund on transactions in stock index options will depend on price movements in the stock market generally (or in a particular industry or segment of the market) rather than price movements of individual securities. As with stock options, the Fund may offset its position in stock index options prior to expiration by entering into a closing transaction on an Exchange, or it may let the option expire unexercised.

Futures Contracts.    Each Fund may enter into interest rate or currency Futures Contracts (“Futures” or “Futures Contracts”) as a hedge against changes in prevailing levels of interest rates or currency exchange rates in order to establish more definitely the effective return on securities or currencies held or committed to be acquired by the Fund. A Fund’s hedging may include holding Futures as an offset against anticipated changes in interest or currency exchange rates. A Fund may also enter into Futures Contracts based on financial indices including any index of U.S. Government securities, foreign government securities, equity securities or corporate debt securities.

A Futures
Contract provides for the future sale by one party and purchase by another party of a specified amount of a specific financial instrument or currency for a specified price at a designated date, time and place. The purchaser of a Futures Contract on an index agrees to take or make delivery of an amount of cash equal to the difference between a specified dollar multiple of the value of the index on the expiration date of the contract (“current contract value”) and the price at which the contract was originally struck. No physical delivery of the debt securities underlying the index is made. Brokerage fees are incurred when a Futures Contract is bought or sold, and margin deposits must be maintained at all times that the Futures
Contract is outstanding.

Although techniques other
than sales and purchases of Futures Contracts could be used to reduce the Fund’s exposure to interest rate and currency exchange rate fluctuations or other market factors, the Fund may be able to hedge its exposure more effectively and at a lower cost through using Futures Contracts.

Although
Futures Contracts typically require future delivery of and payment for financial instruments or currencies, Futures Contracts are usually closed out before the delivery date. Closing out an open Futures Contract sale or purchase is effected by entering into an offsetting Futures Contract purchase or sale, respectively, for the same aggregate amount of the identical financial instrument or currency and the same delivery date. If the offsetting purchase price is less than the original sale price, the Fund realizes a gain; if it is more, the Fund realizes a loss. Conversely, if the offsetting sale price is more than the original purchase price, the Fund realizes a gain; if it is less, the Fund realizes a loss. The transaction costs must also be included in these calculations. There can be no assurance, however, that the Fund will be able to enter into an offsetting transaction with respect to a particular Futures Contract at a particular time. If the Fund is not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the margin deposits of the underlying financial instrument or currency on the relevant delivery date. The Funds intend to enter into Futures transactions only on exchanges or boards of trade where there appears to be a liquid secondary market. However, there can be no assurance that such a market will exist for a particular contract at a particular time.

As an example of an offsetting transaction, the contractual
obligations arising from the sale of one Futures Contract of September Treasury Bills on an exchange may be fulfilled at any time before delivery under the Futures Contract is required (i.e., on a specific date in September, the
“delivery month”) by the purchase of another Futures Contract of September Treasury Bills on the same exchange. In such instance the difference between the price at which the Futures Contract was sold and the price paid for the offsetting purchase, after allowance for transaction costs, represents the profit or loss to the Fund.

Persons who trade in Futures Contracts may be broadly classified as “hedgers” and “speculators.” Hedgers, whose business activity involves investment or other commitment in securities or other obligations, use the Futures markets to offset unfavorable changes in value that may occur because of fluctuations in the value of the securities and obligations held or committed to be acquired by them or fluctuations in the value of the currency in which the
securities or obligations are denominated. Debtors and other obligors may also hedge the interest cost of their obligations. The speculator, like the hedger, generally expects neither to deliver nor to receive the financial instrument underlying the
Futures Contract, but, unlike the hedger, hopes to profit from fluctuations in prevailing interest rates, currency exchange rates, financial indices or other instruments.

“Margin” with respect to Futures Contracts is the amount of funds that must be deposited by a Fund with a broker in order to initiate Futures trading and to maintain the Fund’s open positions in Futures Contracts. A margin deposit made when the Futures Contract is entered into (“initial margin”) is intended to assure the Fund’s performance of the Futures Contract. The margin required for a particular Futures Contract is set by the exchange on which the Futures Contract is traded, and may be significantly modified from time to time by the exchange during the term of the
Futures Contract. Futures Contracts are customarily purchased and sold on margins which may be 5% or less of the value of the Futures Contract being traded.

If the price of an open Futures Contract changes (by increase in the case of a sale or by decrease in the case of a purchase) so that the loss on the Futures Contract reaches a point at which the margin on deposit does not satisfy margin requirements, the broker will require an increase in the margin deposit (“variation margin”). If, however, the value of a position increases because of favorable price changes in the Futures Contract so that the margin deposit exceeds the required margin, it is anticipated that the broker will pay the excess to the Fund. In computing daily net asset values, the Fund will mark to market the current value of its open Futures Contracts. Each Fund expects to earn interest income on its margin deposits.

Single Stock Futures.    Recent legislation permits the trading on U.S. exchanges of standardized futures contracts on individual equity securities, such as common stocks, exchange traded funds and American Depository Receipts, as well as narrow-based securities indices, generally called security futures contracts or “SFCs”. As with other futures contracts, a SFC involves an agreement to purchase or sell in the future a specific quantity of shares of a security or the component securities of the index. The initial margin requirements (typically 20 percent) are generally higher than with other futures contracts. Trading SFCs involves many of the same risks as trading other futures contracts, including the risks involved with leverage, and loses are potentially unlimited. Under certain market conditions, for example if trading is halted due to unusual trading activity in either the SFC or the underlying security due to recent news events involving the issuer of the security, it may be difficult or impossible for a fund to liquidate its position or manage risk by entering into an offsetting position. In addition, the prices of SFCs may not correlate as anticipated with the prices of the underlying security. And unlike options on securities in which a fund may invest, where the fund has the right, but not the obligation, to buy or sell a security prior to the expiration date, if the fund has a position in a SFC, the fund has both the right and the obligation to buy or sell the security at a future date, or otherwise offset its position.

Options on Futures Contracts.    Options
on Futures Contracts are similar to options on securities or currencies except that options on Futures Contracts give the purchaser the right, in return for the premium paid, to assume a position in a Futures Contract (a long position if the option is a call and a short position if the option is a put), rather than to purchase or sell the Futures Contract, at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the Futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer’s Futures margin account which represents the amount by which the market price of the Futures Contract, at exercise, exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the Futures Contract. If an option is exercised on the last trading day prior to the expiration date of the option, the settlement will be made entirely in cash equal to the difference between the exercise price of the option and the closing level of the securities or currencies upon which the Futures Contracts are based on the expiration date. Purchasers of options who fail to exercise their options prior to the exercise date suffer a loss of the premium paid.

As an alternative to purchasing call and put options on Futures, each Fund may purchase call and put options on the underlying securities or currencies themselves (see “Purchasing Put Options” and “Purchasing Call Options” above). Such options would be used in a manner identical to the use of options on Futures Contracts.

To reduce or eliminate the leverage then employed by the Fund or to reduce or eliminate the hedge position then held by the Fund, the Fund may seek to close out an option position by selling an option covering the same securities or currency and having the same exercise price and expiration date. The ability to establish and close out positions on options on Futures Contracts is subject to the existence of a liquid market. It is not certain that this market will exist at any specific time.

The Funds are not regulated as “commodity pools” for purposes of the Commodity Exchange Act, regulations and related positions of the Commodity Futures Trading Commission (“CFTC”).

New options and Futures Contracts, such as single stock futures and narrow-based security indices futures, and various combinations thereof continue to be developed and each Fund may invest in any such options and contracts as may be developed to the extent consistent with its investment objectives and regulatory requirements applicable to investment companies.

Foreign Currency Exchange Transactions (International
Fund).    Because the Fund may buy and sell securities denominated in currencies other than the U.S. dollar, and receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Fund may, but is not obligated to, enter into currency exchange transactions to convert U.S. currency to foreign currency and foreign currency to U.S. currency, as well as convert foreign currency to other foreign currencies. The Fund either enters into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or uses forward contracts to purchase or sell foreign currencies. The Fund also may, but is not obligated to, enter into foreign currency hedging transactions in an attempt to protect the value of the assets of the Fund as measured in U.S. dollars from unfavorable changes in currency exchange rates and control regulations. (Although the Fund’s assets are valued daily in terms of U.S. dollars, the Company does not intend to convert the Fund’s holdings of other currencies into U.S. dollars on a daily basis.) The Fund does not currently intend to speculate in currency exchange rates or forward contracts.

The Fund may convert currency on a spot basis from
time to time, and investors should be aware of the costs of currency conversion. Although currency exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the “spread”) between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a currency at one rate, while offering a lesser rate of exchange should the Fund desire to resell that currency to the dealer.

A forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract, agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. Because these contracts are traded in the interbank market and not on organized commodities or securities exchanges, these contracts operate in a manner distinct from exchange-traded instruments, and their use involves certain risks. A forward contract generally has no deposit requirement, and no fees or commissions are charged at any stage for trades.

When the Fund enters into a contract for the purchase or sale of a security denominated in a non-U.S. currency, it may desire to “lock in” the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of U. S. dollars, of the amount of non-U.S.
currency involved in the underlying security transaction, the Fund may be able to protect against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the non-U.S. currency during the period between the date the security is purchased or sold and the date on which payment is made or received.

When the manager believes that the currency of a particular country may suffer a substantial decline against the U.S. dollar, the Fund may enter into a forward contract to sell, for a fixed amount of U.S. dollars, the amount of non-U.S. currency approximating the value of some or all of the Fund’s securities denominated in such non- U.S. currency. The projection of a short-term hedging strategy is highly uncertain. Under normal circumstances,

 consideration of the prospect for
currency parities will be incorporated in the investment decisions made with regard to overall diversification strategies. However, the Fund believes that it is important to have the flexibility to enter into such forward contracts when it determines that its best interests will be served.

The Fund generally would not enter into a forward contract with a term greater than one year. At the maturity of a forward contract, the Fund will either sell the security and make delivery of the non-U.S. currency, or retain the security and terminate its contractual obligation to deliver the non-U.S. currency by purchasing an “offsetting” contract with the same currency trader obligating it to purchase, on the same maturity date, the same amount of the non-U.S.
currency. If the Fund retains the security and engages in an offsetting transaction, the Fund will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices. If the Fund engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the non-U.S. currency. Should forward prices decline during the period between the date the Fund enters into a forward contract for the sale of the non-U.S.
currency and the date it enters into an offsetting contract for the purchase of such currency, the Fund will realize a gain to the extent the selling price of the currency exceeds the purchase price of the currency. Should forward prices increase, the Fund will suffer a loss to the extent that the purchase price of the currency exceeds the selling price of the currency.

It is impossible to forecast with precision the market value of Fund securities at the expiration of the contract. Accordingly, it may be necessary for the Fund to purchase additional non-U.S. currency on the spot market if the market value of the security is less than the amount of non-U.S. currency the Fund is obligated to deliver and if a decision is made to sell the security and make delivery of such currency. Conversely, it may be necessary to sell on the spot market some of the non-U.S. currency received upon the sale of the security if its market value exceeds the amount of such currency the Fund is obligated to deliver.

The Fund has established procedures consistent with
policies of the Securities and Exchange Commission (the “SEC”) concerning forward contracts. Those policies currently require that an amount of the Fund’s assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment or that the Fund otherwise covers its position in accordance with applicable regulations and policies.

The Fund may also purchase put options on a non-U.S. currency in order to protect against currency rate fluctuations. If the Fund purchases a put option on a non-U.S. currency and the value of the non-U.S. currency declines, the Fund will have the right to sell the non-U.S. currency for a fixed amount in U.S. dollars and will thereby offset, in whole or in part, the adverse effect on the Fund which otherwise would have resulted. Conversely, where a rise in the U.S. dollar value of another currency is projected, and where the Fund anticipates investing in securities traded in such currency, the Fund may purchase call options on the
non-U.S. currency.

The purchase of such options could
offset, at least partially, the effects of adverse movements in exchange rates. However, the benefit to the Fund from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the Fund could sustain losses on transactions in foreign currency options which would require it to forego a portion or all of the benefits of advantageous changes in such rates.

The Fund may write options on
non-U.S. currencies for hedging purposes or otherwise to achieve its investment objective. For example, where the Fund anticipates a decline in the value of the U.S. dollar value of a foreign security due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised, and the diminution in value of the security held by the Fund may be offset by the amount of the premium received.

Similarly, instead of
purchasing a call option to hedge against an anticipated increase in the cost of a foreign security to be acquired because of an increase in the U.S. dollar value of the currency in which the underlying security is primarily traded, the Fund could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the Fund to hedge such increased cost up to the amount of the premium.

The writing of put or call options on non-U.S. currencies by the Fund will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Fund would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on currencies, the Fund also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

Put and call options on non-U.S. currencies written
by the Fund will be covered by segregation of cash and liquid securities in an amount sufficient to discharge the Fund’s obligations with respect to the option, by acquisition of the non-U.S. currency or of a right to acquire such currency (in the case of a call option) or the acquisition of a right to dispose of the currency (in the case of a put option), or in such other manner as may be in accordance with the requirements of any exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

Investing in depositary receipts presents many of the same risks regarding currency exchange rates as investing directly in securities denominated in currencies other than the U.S. dollar. Because the securities underlying these receipts are traded primarily in non-U.S. currencies, changes in currency exchange rates will affect the value of these receipts. For example, a decline in the U.S. dollar value of another currency in which securities are primarily traded will reduce the
U.S. dollar value of such securities, even if their value in the other non-U.S. currency remains constant, and thus will reduce the value of the receipts covering such securities. The Fund may employ any of the above described foreign currency hedging techniques to protect the value of its assets invested in depositary receipts.

Of course, the Fund is not required to enter into the transactions described above and does not do so unless deemed appropriate by the manager. It should be realized that under certain circumstances, hedging arrangements to protect the value of the Fund’s securities against a decline in currency values may not be available to the Fund on terms that make economic sense (they may be too costly). It should also be realized that these methods of protecting the value of the Fund’s securities against a decline in the value of a currency do not eliminate fluctuations in the underlying prices of the securities. Additionally, although such contracts, if correctly used, may minimize the risk of loss due to a decline in the value of the hedged currency, they do not eliminate the risk of loss and also tend to limit any potential gain which might result should the value of such currency increase.

Use of Segregated and
Other Special Accounts.    Use of many hedging and other strategic transactions including currency and market index transactions by the Fund will require, among other things, that the Fund segregate cash, liquid securities or other assets with its custodian, or a designated sub-custodian, to the extent the Fund’s obligations are not otherwise “covered” through ownership of the underlying security, financial instrument or currency. In general, either the full amount of any obligation by the Fund to pay or deliver securities or assets must be covered at all times by the securities, instruments or currency required to be delivered, or, subject to any regulatory restrictions, appropriate securities as required by the 1940 Act at least equal to the current amount of the obligation must be segregated with the custodian or sub-custodian. The segregated assets cannot be sold or transferred unless equivalent assets are substituted in their place or it is no longer necessary to segregate them. A call option on securities written by the Fund, for example, will require the Fund to hold the securities subject to the call (or securities convertible into the needed securities without additional consideration) or to segregate liquid securities sufficient to purchase and deliver the securities if the call is exercised. A call option written by the Fund on an index will require the Fund to own portfolio securities that correlate with the index or to segregate liquid securities equal to the excess of the index value over the exercise price on a current basis. A put option on securities written by the Fund will require the Fund to segregate liquid securities equal to the exercise price. Except when the Fund enters into a forward contract in connection with the purchase or sale of a security denominated in a foreign currency or for other non-speculative purposes, which requires no segregation, a currency contract that obligates the Fund to buy or sell a foreign currency will generally require the Fund to hold an amount of that currency or liquid securities denominated in that currency equal to the Fund’s obligations or to segregate liquid securities equal to the amount of the Fund’s obligations.

OTC options entered into by the
Fund, including those on securities, currency, financial instruments or indices, and Option Clearing Corporation (“OCC”)-issued and exchange-listed index options will generally provide for cash settlement, although the Fund may not be required to do so. As a result, when the Fund sells these instruments it will segregate an amount of assets equal to its obligations under the options. OCC-issued and exchange-listed options sold by the Fund other than those described above generally settle with physical delivery, and the Fund will segregate an amount of assets equal to the full value of the option. OTC options settling with physical delivery or with an election of either physical delivery or cash settlement will be treated the same as other options settling with physical delivery. If the Fund enters into OTC options transactions, it will be subject to counterparty risk.

In the case of a Futures Contract or an option on a Futures Contract, the Fund must deposit initial margin and, in some instances, daily variation margin, typically with third parties such as a clearing organization, in addition to segregating assets with its custodian sufficient to meet its obligations to purchase or provide securities or currencies, or to pay the amount owed at the expiration of an index-based Futures Contract. These assets may consist of cash, cash equivalents, liquid securities or other acceptable assets. The Fund will accrue the net amount of the excess, if any, of its obligations relating to swaps over its entitlements with respect to each swap on a daily basis and will segregate with its custodian, or designated sub-custodian, an amount of cash or liquid securities having an aggregate value equal to at least the accrued excess. Caps, floors and collars require segregation of assets with a value equal to the Fund’s net obligation, if any.

Hedging and other strategic transactions may be covered by means other than those described above when consistent with applicable regulatory policies. The Fund may also enter into offsetting transactions so that its combined position, coupled with any segregated assets, equals its net outstanding obligation in related options and hedging and other strategic transactions. The Fund could purchase a put option, for example, if the strike price of that option is the same or higher than the strike price of a put option sold by the Fund. Moreover, instead of segregating assets if it holds a Futures Contract or forward contract, the Fund could purchase a put option on the same Futures Contract or forward contract with a strike price as high or higher than the price of the contract held. Other hedging and other strategic transactions may also be offset in combinations. If the offsetting transaction terminates at the time of or after the primary transaction, no segregation is required, but if it terminates prior to that time, assets equal to any remaining obligation would need to be segregated.

Other Practices

Securities of Foreign Issuers.    The
Growth and Income Fund may invest up to 20% of its assets in securities of foreign issuers, and the International Fund invests primarily in common stocks of foreign issuers under normal circumstances. Investments in securities of foreign entities and securities denominated in foreign currencies involve risks not typically involved in domestic investment, including fluctuations in foreign exchange rates, future foreign political and economic developments, and the possible imposition of exchange controls or other foreign or United States governmental laws or restrictions applicable to such investments. Since each Fund may invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of investments in the portfolio and the accrued income and unrealized appreciation or depreciation of investments. Changes in foreign currency rates relative to the U.S. dollar will affect the U.S. dollar value of the Fund’s assets denominated in that currency and the Fund’s yield on such assets.

Each Fund may also purchase foreign securities in the form of American Depository Receipts (“ADRs”), European Depository Receipts
(“EDRs”) and Global Depository Receipts (“GDRs”) or other securities representing underlying shares of foreign companies. Generally, ADRs, in registered form, are designed for use in U.S. securities markets and EDRs and GDRs, in bearer form, are designed for use in European and global securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs and GDRs are European and global receipts, respectively, evidencing a similar arrangement.

ADRs, EDRs and GDRs are issued
through “sponsored” or “unsponsored” arrangements. In a sponsored arrangement, the foreign issuer assumes the obligation to pay some or all of the depository’s transaction fees, whereas under an unsponsored arrangement, the foreign issuer assumes no obligation and the depository’s transaction fees are paid by the holders. In addition, less information is available in the United States about an unsponsored depository receipt than about a sponsored depository receipt, and the financial information about a company may not be as reliable for an unsponsored depository receipt as it is for a sponsored depository receipt. Each Fund may invest in depository receipts through both sponsored and unsponsored arrangements.

With respect to certain foreign
countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could affect investment in those countries. There may be less publicly available information about a foreign security than about a United States security, and foreign entities may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those of United States entities. In addition, certain foreign investments made by the Fund may be subject to foreign withholding taxes, which would reduce the Fund’s total return on such investments and the amounts available for distributions by the Fund to its shareholders. Foreign financial markets, while growing in volume, have, for the most part, substantially less volume than United States markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable domestic companies.

The foreign markets also have different
clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when assets of a Fund are not invested and no return is earned thereon. The inability of each Fund to make intended security purchases due to settlement problems could cause the Fund to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result either in losses to the Fund due to subsequent declines in value of the portfolio security or, if the Fund has entered into a contract to sell the security, could result in possible liability to the purchaser. Costs associated with transactions in foreign securities, including custodial costs and foreign brokerage commissions, are generally higher than with transactions in United States securities. In addition, each Fund will incur expenses in connection with conversions between various currencies. There is generally less government supervision and regulation of exchanges, financial institutions and issuers in foreign countries than there are in the United States. These risks may be intensified in the case of investments in developing or emerging markets. In many developing markets, there is less government supervision and regulation of business and industry practices, stock exchanges, brokers and listed companies than in the United States. The foreign securities markets of many of the countries in which a Fund may invest may also be smaller, less liquid, and subject to greater price volatility than those in the
United States. Finally, in the event of a default on any such foreign debt obligations, it may be more difficult for a Fund to obtain or to enforce a judgment against the issuers of such securities.

A developing country generally is considered to be a country that is in the initial stages of its industrialization cycle. Investing in the equity and fixed-income markets of developing countries involves exposure to economic structures that are generally less diverse and mature, and to political systems that can be expected to have less stability, than those of developed countries. Historical experience indicates that the markets of developing countries have been more volatile than the markets of the more mature economies of developed countries; however, such markets often have provided higher rates of return to investors. For more information regarding the risks of investing in securities of emerging markets, see “Additional Risk Factors—Securities of Developing/Emerging Markets
Countries” below.

Subject to applicable
statutory and regulatory limitations, assets of each Fund may be invested in shares of other investment companies. The International Fund may invest in closed-end investment companies which primarily hold securities of non-U.S. issuers. Investments in closed-end investment companies which primarily hold securities of non-U.S. issuers may entail the risk that the market value of such investments may be substantially less than their net asset value and that there would be duplication of investment management and other fees and expenses.

ETFs or Exchange Traded
Funds.    Each Fund may invest in shares of open-end mutual funds or unit investment trusts that are traded on a stock exchange, called exchange-traded funds or ETFs. Typically, an ETF seeks to track the performance of an index, such as the S&P 500 or the NASDAQ 100, by holding in its portfolio either the same securities that comprise the index, or a representative sample of the index. Investing in an ETF will give a Fund exposure to the securities comprising the index on which the ETF is based, and the Fund will gain or lose value depending on the performance of the index.

Unlike shares of typical mutual funds or unit investment trusts, shares of ETFs are designed to be traded throughout a trading day based on market values, and not at net asset value. For this reason, shares could trade at either a premium or discount to net asset value. Currently, the Funds intend to invest only in ETFs that track equity market indices. The portfolios held by these ETFs are publicly disclosed on each trading day, and an approximation of actual net asset value is disseminated throughout the trading day. Because of this transparency, the trading prices of these index-based ETFs tend to closely track the actual net asset value of the underlying portfolios. Recently launched ETFs, which are not structured as investment companies, invest in gold bouillon. In the future, as new products become available, the Funds may invest in ETFs that are based on fixed income indices, or that are actively managed. Actively managed ETFs will likely not have the transparency of index based ETFs, and therefore, may be more likely to trade at a discount or premium to actual net asset values. Gains or losses on a Fund’s investment in ETFs will depend on the purchase and sale price of the ETF, rather than on changes in the underlying net asset value of the ETF.

Illiquid and Restricted Securities.    Each Fund may invest up to 15% of the value of its assets in illiquid or restricted securities. As used herein, restricted securities are those that have been sold in the United States without registration under the Securities Act of 1933 and are thus subject to restrictions on resale. Excluded from this limitation, however, are any restricted securities which are eligible for resale pursuant to Rule 144A under the Securities Act of 1933 and which have been determined to be liquid by the Trustees or by the manager pursuant to board-approved guidelines. The determination of liquidity is based on the volume of reported trading in the institutional secondary market for each security. This investment practice could have the effect of increasing the level of illiquidity in each Fund to the extent qualified institutional buyers become for a time uninterested in purchasing these restricted securities. This could result in a Fund’s inability to realize a favorable price upon disposition of restricted securities, and in some cases might make disposition of such securities at the time desired by the Fund impossible. Since market quotations are not readily available for restricted securities, such securities will be valued by a method that the Trustees believe accurately reflects fair value.

Repurchase Agreements.    Each Fund may
enter into repurchase agreements with broker-dealers or banks. A repurchase agreement is a short-term investment in which the purchaser (i.e., the Fund) acquires ownership of a debt security and the seller agrees to repurchase the obligation at a future time and set price, usually not more than seven days from the date of purchase, thereby determining the yield during the purchaser’s holding period. Repurchase agreements are collateralized by the underlying debt securities and may be considered to be loans under the 1940 Act. The Fund will make payment for such securities only upon physical delivery or evidence of book entry transfer to the account of the Fund’s custodian, subcustodian or other bank acting as agent. The seller under a repurchase agreement is required to maintain the value of the underlying securities marked to market daily at not less than the repurchase price. The underlying securities (normally securities of the U.S. Government, or its agencies and instrumentalities) may have maturity dates exceeding one year. The Fund does not bear the risk of a decline in value of the underlying security unless the seller defaults under its repurchase obligation. In the event of a bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and loss including: (a) possible decline in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto, (b) possible lack of access to income on the underlying security during this period, and (c) expenses of enforcing its rights.

For the purpose of investing in repurchase agreements, the manager may aggregate the cash that certain funds advised or subadvised by the manager or its affiliates would otherwise invest separately into a joint account. The
cash in the joint account is then invested in repurchase agreements and the funds that contributed to the joint account share pro rata in the net revenue generated. The manager believes that the joint account produces efficiencies and economies of scale that may contribute to reduced transaction costs, higher returns, higher quality investments and greater diversity of investments for a Fund than would be available to a Fund investing separately. The manner in which the joint account is managed is subject to conditions set forth in an SEC exemptive order authorizing this practice, which conditions are designed to ensure the fair administration of the joint account and to protect the amounts in that account.

Reverse Repurchase Agreements.    Each
Fund may enter into reverse repurchase agreements with broker/dealers and other financial institutions. Such agreements involve the sale of portfolio securities by the Fund with an agreement to repurchase the securities at an agreed-upon price, date and interest payment and are considered to be borrowings by the Fund and are subject to the borrowing limitations set forth under “Investment Restrictions.” Since the proceeds of reverse repurchase agreements are invested, this would introduce the speculative factor known as “leverage.” The Fund may have an opportunity to earn a greater rate of interest on the cash derived from the transaction than the interest cost of obtaining that cash. Opportunities to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid may not always be available, and the Fund intends to use the reverse repurchase technique only when the manager believes it will be advantageous to the
Fund. The use of reverse repurchase agreements involve leverage and may exaggerate any interim increase or decrease in the value of the Fund’s assets. The Fund’s custodian bank will maintain a separate account for the Fund with securities having a value equal to or greater than such commitments. A Fund’s liquidity and ability to manage its assets may be adversely affected when it sets aside cash or securities to cover such commitments. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Fund may decline below the repurchase price of those securities, that the assets purchased with the proceeds of the agreement decline in value, or that the buyer under a reverse repurchase agreement files for bankruptcy or becomes insolvent.

Short Sales.    Each Fund may from time to time make short sales of securities. Short sales are transactions in which the Fund sells a security it does not own in anticipation of a decline in the market value of that security. To complete such a transaction, the Fund must borrow the security to make delivery to the buyer. The Fund then is obligated to replace the security borrowed by purchasing it at the market price at or prior to the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Fund. Until the security is replaced, the Fund is required to repay the lender any dividends or interest paid during the period of the loan. To borrow the security, the Fund also may be required to pay a premium, which would increase the cost of the security sold. A portion of the net proceeds of the short sale may be retained by the broker (or by the Fund’s custodian in a special custody account), to the extent necessary to meet margin requirements, until the short position is closed out. The Fund will also incur transaction costs in effecting short sales. The Fund may also enter into short sales “against the box”. A short sale is “against the box” to the extent that the Fund contemporaneously owns or has the right to obtain at no added cost securities identical to those sold short. There are certain transaction costs associated with short sales against the box, but the Fund endeavors to offset these costs with the income from the investment of the cash proceeds of short sales. The Growth and Income Fund does not intend to make short sales or maintain a short position if to do so would cause more than 25% of the Fund’s total assets, taken at market value, to be held as collateral for such sales. The manager currently does not intend to engage in short sales against the box for the International Fund. If the manager did engage in such sales, the manager would not expect that more than 40% of the International Fund’s total assets would be involved.

The Fund will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund will realize a gain if the security declines in price between those dates. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of the premiums, dividends, interest or expenses the Fund may be required to pay in connection with a short sale. An increase in the value of a security sold short by the Fund over the price at which it was sold short will result in a loss to the Fund, and there can be no assurance that the Fund will be able

 to close out the position at any particular time
or at an acceptable price. Where short sales are not against the box, losses may be unlimited.

Leverage.    Each Fund may borrow from banks, on a secured or unsecured basis and use the proceeds to make additional investments. This speculative factor is known as “leverage.” Leverage creates an opportunity for increased returns to shareholders of a Fund but, at the same time, creates special risk considerations. For example, leverage may exaggerate changes in the net asset value of a Fund’s shares and in a Fund’s yield. Although the principal or stated value of such borrowings will be fixed, the Fund’s assets may change in value during the time the borrowing is outstanding.
Leverage will create interest expenses for the Fund which can exceed the income from the assets retained. To the extent the income or other gain derived from securities purchased with borrowed funds exceed the interest the Fund will have to pay in respect thereof, the Fund’s net income or other gain will be greater than if leverage had not been used. Conversely, if the income or other gain from the incremental assets is not sufficient to cover the cost of leverage, the net income or other gain of the Fund will be less than if leverage had not been used. If the amount of income or appreciation from the incremental securities is insufficient to cover the cost of borrowing, securities might have to be liquidated to obtain required funds. If the securities purchased with borrowed funds lose value, the net loss of the Fund will be greater than if leverage had not been used. Depending on market or other conditions, such liquidations could be disadvantageous to the Fund. Each
Fund is required to maintain continuous asset coverage of 300% with respect to such borrowings, and to sell (within three days) sufficient portfolio holdings to restore such coverage, if it should decline to less than 300% due to market fluctuations or otherwise, even if disadvantageous from an investment standpoint.

Lending Portfolio Securities.    Consistent with applicable regulatory requirements and in order to generate income, each Fund may lend its securities to broker-dealers and other institutional borrowers. Such loans will usually be made only to member banks of the U.S. Federal Reserve System and to member firms of the NYSE. Loans of securities would be secured continuously by collateral in cash, cash equivalents, or U.S.
Treasury obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral would be invested in high quality short-term instruments. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, the Fund would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and with respect to cash collateral would also receive compensation based on investment of cash collateral (subject to a rebate payable to the borrower and the lending agent). Where the borrower provides the Fund with collateral consisting of U.S. Treasury obligations, the borrower is also obligated to pay the Fund a fee for use of the borrowed securities. The Fund would not, however, have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the portfolio manager to be of good standing, and when, in the judgment of the portfolio manager, the consideration which can be earned currently from loans of this type justifies the attendant risk. In addition, the Fund could suffer loss if the borrower terminates the loan and the Fund is forced to liquidate investments in order to return the cash collateral to the buyer. If the portfolio manager determines to make loans, it is not intended that the value of the securities loaned by the International Fund would exceed 30% of the market value of the Fund’s total assets.

When-Issued
Securities.    Each Fund may purchase securities on a “when-issued” or on a “forward delivery” basis, meaning that delivery of the securities occurs beyond customary settlement times. In general, a
Fund does not pay for the securities until received and does not start earning interest until the contractual settlement date. It is expected that, under normal circumstances, a Fund would take delivery of such securities, but the Fund may sell them before the settlement date. When a Fund commits to purchase a security on a “when- issued” or on a “forward delivery” basis, it sets up procedures consistent with SEC policies. Since those policies currently require that an amount of a Fund’s assets equal to the amount of the purchase be held aside or segregated to
be used to pay for the commitment, each Fund expects always to have cash or liquid securities sufficient to cover any commitments or to limit any potential risk. However, even though the Funds do not intend to make such purchases for speculative purposes and intend to adhere to the provisions of SEC policies, purchases of securities on such bases may involve more risk than other types of purchases. The when-issued securities are subject to market fluctuation, and no interest accrues on the security to the purchaser during this period. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the purchaser enters into the commitment. Purchasing obligations on a when-issued basis is a form of leveraging and can involve a risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transactions themselves. In that case, there could be an unrealized loss at the time of delivery. An increase in the percentage of a Fund’s assets committed to the purchase of securities on a “when-issued” basis may increase the volatility of its net asset value.

ADDITIONAL RISK FACTORS

The Prospectuses and the “INVESTMENT OBJECTIVES, MANAGEMENT POLICIES AND ASSOCIATED RISKS” section of this Statement of Additional Information discuss certain of the risk factors associated with the investment policies and strategies employed by each Fund. The following discussion supplements these descriptions of risk factors.

General.    Investors should realize that risk of loss is inherent in the ownership of any securities and that each
Fund’s net asset value will fluctuate, reflecting fluctuations in the market value of its portfolio positions.

Equity Securities.    Equity securities have historically been more volatile than most debt securities in response to market risk. Market risk is the risk that the prices of securities will rise or fall due to changing economic, political or market conditions. The value of some securities held by the Funds may be quite volatile.

Fixed Income Securities.    Investments
in fixed income securities may subject the Funds to risks, including the following:

Interest Rate Risk.    When interest rates decline, the market value of fixed income securities tends to increase. Conversely, when interest rates increase, the market value of fixed income securities tends to decline. The volatility of a security’s market value will differ depending upon the security’s duration, the issuer and the type of instrument.

Income
Risk.    When interest rates decline, a Fund’s income may decline.

Default Risk/Credit Risk.    Investments in fixed income securities are subject to the risk that the issuer of the security could default on its obligations, causing a Fund to sustain losses on such investments. A default could impact both interest and principal payments.

Call Risk and Extension Risk.    Fixed income securities may be subject to
both call risk and extension risk. Call risk exists when the issuer may exercise its right to pay principal on an obligation earlier than scheduled, which would cause cash flows to be returned earlier than expected. This typically results when interest rates have declined and a Fund will suffer from having to reinvest in lower yielding securities. Extension risk exists when the issuer may exercise its right to pay principal on an obligation later than anticipated, which would cause cash flows to be returned later than expected. This typically results when interest rates have increased, and a Fund will suffer from the inability to invest in higher yield securities.

Lower Rated and Below Investment Grade Fixed Income Securities.    Securities rated in the
fourth highest ratings category by a nationally recognized statistical ratings organization (an “NRSRO”), such as those rated BBB by S&P or Baa by Moody’s are generally regarded as having adequate capacity to pay interest and repay principal, but may have some speculative characteristics. Securities rated below the fourth highest ratings category by an NRSRO, including those rated below Baa by Moody’s or BBB by S&P, are not “investment grade,” and may have speculative characteristics, including a greater possibility of default or bankruptcy of the issuers of such securities, market price volatility based upon interest rate sensitivity, questionable creditworthiness and relative liquidity of the secondary trading market. Because these high yield bonds, commonly referred to as “junk bonds”, have been found to be more sensitive to adverse economic changes or individual corporate developments and less sensitive to interest rate changes than higher-rated investments, an economic downturn could disrupt the market for high yield bonds and adversely affect the value of outstanding bonds and the ability of issuers to repay principal and interest. In addition, in a declining interest rate market, issuers of high yield bonds may exercise redemption or call provisions, which may force a Fund, to the extent it owns such securities, to replace those securities with lower yielding securities. This could result in a decreased return.

Subsequent to its purchase by a Fund, an
issue of securities may cease to be rated or its rating may be reduced below the minimum required for purchase by the Fund. In addition, it is possible that Moody’s, S&P and other rating agencies might not timely change their ratings of a particular issue to reflect subsequent events.

Foreign
Securities.    Investments in securities of foreign issuers involve certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include fluctuations in foreign exchange rates, future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions. Changes in foreign currency exchange rates will, to the extent a Fund does not adequately hedge against such fluctuations, affect the value of securities in its portfolio and the unrealized appreciation or depreciation of investments so far as U.S. investors are concerned. In addition, with respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments in those countries.

There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing, and financial reporting standards and requirements comparable to or as uniform as those of U.S. companies. Foreign securities markets, while growing in volume, have, for the most part, substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their price more volatile than securities of comparable U.S. companies. Transaction costs on foreign securities markets are generally higher than in the U.S. There is generally less government supervision and regulation of exchanges, brokers and issuers than there is in the U.S. A Fund might have greater difficulty taking appropriate legal action in foreign courts. Dividend and interest income from foreign securities will generally be subject to withholding taxes by the country in which the issuer is located and may not be recoverable by the Fund or the investors. Capital gains are also subject to taxation in some foreign countries.

Currency
Risks.    The U.S. dollar value of securities denominated in a foreign currency will vary with changes in currency exchange rates, which can be volatile. Accordingly, changes in the value of the currency in which a
Fund’s investments are denominated relative to the U.S. dollar will affect the Fund’s net asset value. Exchange rates are generally affected by the forces of supply and demand in the international currency markets, the relative merits of investing in different countries and the intervention or failure to intervene of U.S. or foreign governments and central banks. However, currency exchange rates may fluctuate based on factors intrinsic to a country’s economy. Some emerging market countries also may have managed currencies, which are not free floating against the U.S. dollar. In addition, emerging markets are subject to the risk of restrictions upon the free conversion of their currencies into other currencies. Any devaluations relative to the U.S. dollar in the currencies in which a Fund’s securities are quoted would reduce the Fund’s net asset value per share.

Special Risks of Countries in the Asia Pacific Region.    Certain of the risks associated
with international investments are heightened for investments in these countries. For example, some of the currencies of these countries have experienced devaluations relative to the U.S. dollar, and adjustments have been made periodically in certain of such currencies. Certain countries, such as Indonesia, face serious exchange constraints. Jurisdictional disputes also exist, for example, between South Korea and North Korea. In addition, Hong Kong reverted to Chinese administration on
July 1, 1997. The long-term effects of this reversion are not known at this time.

Securities of Developing/Emerging Markets Countries.    A developing or emerging markets country generally is considered to be a country that is in the initial stages of its industrialization cycle. Investing in the equity markets of developing countries involves exposure to economic structures that are generally less diverse and mature, and to political systems that can be expected to have less stability, than those of developed countries. Historical experience indicates that the markets of developing countries have been more volatile than the markets of the more mature economies of developed countries; however, such markets often have provided higher rates of return to investors.

One or more of the risks
discussed above could affect adversely the economy of a developing market or a Fund’s investments in such a market. In Eastern Europe, for example, upon the accession to power of Communist regimes in the past, the governments of a number of
Eastern European countries expropriated a large amount of property. The claims of many property owners against those of governments may remain unsettled. In Latin America, countries have faced currency devaluation and defaults on public debt creating national economic

 crises. There can be no assurance that any investments that a
Fund might make in such emerging markets would not be expropriated, nationalized or otherwise confiscated at some time in the future. In such an event, the Fund could lose its entire investment in the market involved. Moreover, changes in the leadership or policies of such markets could halt the expansion or reverse the liberalization of foreign investment policies now occurring in certain of these markets and adversely affect existing investment opportunities.

Many of a Fund’s investments in the bonds of issuers in
emerging markets may be unrated or rated below investment grade. Securities rated below investment grade (and comparable unrated securities) are the equivalent of high yield, high risk bonds, commonly known as “junk bonds.” Such securities are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse business, financial, economic, or political conditions.

Derivative
Instruments.    In accordance with its investment policies, each Fund may invest in certain derivative instruments which are securities or contracts that provide for payments based on or “derived” from the performance of an underlying asset, index or other economic benchmark. Essentially, a derivative instrument is a financial arrangement or a contract between two parties. Derivative contracts include options, Futures Contracts, forward contracts, forward commitment and when-issued securities transactions, forward foreign currency exchange contracts and interest rate, mortgage and currency swaps. Transactions in derivative instruments can be, but are not necessarily, riskier than investments in conventional stocks, bonds and money market instruments.

The following are the principal risks associated with derivative instruments. Please also see the description in the “INVESTMENT OBJECTIVES, MANAGEMENT POLICIES AND ASSOCIATED RISKS” section of this Statement of Additional
Information of certain derivative instruments in which a Fund might invest for more information about those instruments and the risks on investing in them.

Leverage and associated price volatility:    The use of certain derivatives may involve leverage for a
Fund because they create an obligation, or indebtedness, to someone other than the Fund’s investors and enable a Fund to participate in gains and losses on an amount that exceeds its initial investment. Derivatives may magnify a Fund’s gain or loss from an investment in much the same way that incurring indebtedness does.

Credit risk:    Certain types of derivatives are subject to the risk that the counterparty may fail to honor contract terms.

Liquidity
and valuation risk:    Many derivative instruments are traded in institutional markets rather than on an exchange. Certain derivative instruments are not readily marketable and are subject to a Fund’s restrictions on illiquid investments. As a result, these instruments may be more difficult to value.

Correlation risk:    There may be imperfect correlation between the price of the derivative and the underlying asset. For example, there may be price disparities between the trading markets for the derivative contract and the underlying asset.

Each derivative instrument purchased for a Fund’s portfolio is reviewed and analyzed by the Fund’s portfolio manager to assess the risk and reward of such instrument in relation to the Fund’s portfolio investment strategy. The decision to invest in derivative instruments or conventional securities is made by measuring the respective instrument’s ability to provide value to the Fund and its shareholders.

Special Risks of
Using Futures Contracts and Options on Futures Contracts.    The prices of Futures Contracts are volatile and are influenced by, among other things, actual and anticipated changes in interest rates, which in turn are affected by fiscal and monetary policies and national and international political and economic events.

At best, the correlation between changes in prices of Futures Contracts and of the securities or currencies being hedged can be only approximate. The degree of imperfection of correlation depends upon circumstances such as:
variations in speculative market demand for Futures and for debt securities or currencies, including technical influences in Futures trading; and differences between the financial instruments being hedged and the instruments underlying the standard
Futures Contracts available for trading, with respect to interest rate levels, maturities, and creditworthiness of issuers. A decision of whether, when, and how to hedge involves skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior or interest rate trends.

Because of the low margin deposits required, Futures trading involves an extremely high degree of leverage. As a result, a relatively small price movement in a Futures Contract may result in immediate and substantial loss or gain, to the investor. For example, if at the time of purchase, 10% of the value of the Futures Contract is deposited as margin, a subsequent 10% decrease in the value of the Futures Contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit, if the
Futures Contract were closed out. Thus, a purchase or sale of a Futures Contract may result in losses in excess of the amount invested in the Futures Contract. A Fund, however, would presumably have sustained comparable losses if, instead of the
Futures Contract, it had invested in the underlying financial instrument and sold it after the decline. Where a Fund enters into Futures transactions for non-hedging purposes, it will be subject to greater risks and could sustain losses which are not offset by gains on other Fund assets.

In order to
be certain that each Fund has sufficient assets to satisfy its obligations under a Futures Contract, the Fund segregates and commits to back the Futures Contract an amount of cash and liquid securities equal in value to the current value of the underlying instrument less the margin deposit.

Most
U.S. Futures exchanges limit the amount of fluctuation permitted in Futures Contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a Futures Contract may vary either up or down from the previous day’s settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of Futures Contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures Contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of Futures positions and subjecting some Futures traders to substantial losses.

As with options on debt securities, the holder of an option may terminate the position by selling an option of the same series. There is no guarantee that such closing transactions can be effected. The Fund will be required to deposit initial margin and maintenance margin with respect to put and call options on Futures Contracts described above, and, in addition, net option premiums received will be included as initial margin deposits.

In addition
to the risks which apply to all option transactions, there are several special risks relating to options on Futures Contracts. The ability to establish and close out positions on such options will be subject to the development and maintenance of a liquid secondary market. It is not certain that this market will develop. The Fund will not purchase options on Futures Contracts on any exchange unless and until, in the manager’s opinion, the market for such options had developed sufficiently. Compared to the use of Futures Contracts, the purchase of options on Futures Contracts involves less potential risk to the Fund because the maximum amount of risk is the premium paid for the options (plus transaction costs). Writing an option on a Futures Contract involves risks similar to those arising in the sale of Futures Contracts, as described above.

Economic and Monetary Union (EMU).    Twenty-five European countries participate in the European and Monetary Union (EMU)
and twelve of those countries have adopted the Euro as their sole currency. EMU may create new economic opportunities for investors, such as lower interest rates, easier cross-border mergers, acquisitions and similar restructurings, more efficient distribution and product packaging and greater

 competition. Budgetary decisions remain in the
hands of each participating country, but are subject to each country’s commitment to avoid “excessive deficits” and other more specific budgetary criteria. A European Central Bank is responsible for setting the official interest rate within the Euro zone. EMU and the introduction of the Euro, however, present unique risks and uncertainties for investors in EMU-participating countries, including: (i) monetary and economic union on this scale has never before been attempted;
(ii) there is uncertainty whether participating countries will remain committed to EMU in the face of changing economic conditions; (iii) instability within EMU may increase the volatility of European markets and may adversely affect the prices of securities of European issuers in the fund’s portfolio; (iv) there is uncertainty concerning the fluctuation of the Euro relative to non-Euro currencies; and (v) there is no assurance that interest rate, tax and labor regimes of
EMU-participating countries will converge over time. These and other factors may cause market disruption and could adversely affect European securities and currencies held by a Fund.

Portfolio Turnover.    Each Fund may purchase or sell securities without regard to the length of time the security has been held and thus may experience a high rate of portfolio turnover. A 100% turnover rate would occur, for example, if all the securities in a portfolio were replaced in a period of one year. Under certain market conditions a Fund may experience a high rate of portfolio turnover. The rate of portfolio turnover is not a limiting factor when the manager deems it desirable to purchase or sell securities or to engage in options transactions. High portfolio turnover involves correspondingly greater transaction costs, including any brokerage commissions, which are borne directly by the respective Fund and may accelerate the recognition of taxable gains as well as increase the recognition of short-term, rather than long-term, capital gains if as a result securities are held for one year or less. (For further information see “Portfolio Turnover” below).

Special Risks of Options.    In the event of a shortage of the underlying securities
deliverable on exercise of an option, the Options Clearing Corporation has the authority to permit other, generally comparable securities to be delivered in fulfillment of option exercise obligations. If the Options Clearing Corporation exercises its discretionary authority to allow such other securities to be delivered it may also adjust the exercise prices of the affected options by setting different prices at which otherwise ineligible securities may be delivered. As an alternative to permitting such substitute deliveries, the Options Clearing Corporation may impose special exercise settlement procedures.

The hours of trading for options on U.S. government securities may not conform to the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets.

Options are traded on exchanges on only a limited number of U.S.
government securities, and exchange regulations limit the maximum number of options which may be written or purchased by a single investor or a group of investors acting in concert. The Company and other clients advised by affiliates of CGMI may be deemed to constitute a group for these purposes. In light of these limits, the Board of Trustees may determine at any time to restrict or terminate the public offering of the Fund’s shares (including through exchanges from the other Funds).

Exchange markets in options on U.S. government
securities are a relatively new and untested concept. It is impossible to predict the amount of trading interest that may exist in such options, and there can be no assurance that viable exchange markets will develop or continue.

INVESTMENT RESTRICTIONS

Each Fund has adopted the following policies which may not be changed with respect to a Fund without approval by holders of a majority of the outstanding voting securities of the Fund, which as used in this Statement of Additional
Information means the vote of the lesser of (i) voting securities representing 67% or more of the
voting power of the Fund present at a meeting at which the holders of voting securities representing more than 50% of the voting power of the Fund are present or represented by proxy, or (ii) voting securities representing more than 50% of the voting power of the Fund. The term “voting securities” as used in this paragraph has the same meaning as in the 1940 Act.

A Fund may not:

(1)    borrow money except to the extent such borrowing is not prohibited by the 1940 Act and exemptive orders granted under such Act.

(2)    underwrite securities issued by other persons, except that all or any portion of the assets of the Fund may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act, and except insofar as the Fund may technically be deemed an underwriter under the Securities Act of 1933, as amended, in selling a portfolio security.

(3)    purchase or sell real
estate (excluding securities secured by real estate or interests therein and securities of companies, such as real estate investment trusts, which deal in real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (excluding currencies and any type of option, futures contract and forward contract) in the ordinary course of its business. The Fund reserves the freedom of action to hold and to sell real estate, mineral leases, commodities or commodity contracts (including currencies and any type of option, futures contract and forward contract) acquired as a result of the ownership of securities.

(4)    issue any senior securities except to the extent not prohibited by the 1940
Act and exemptive orders granted under such Act. For purposes of this restriction, collateral arrangements with respect to any type of swap, option, forward contract and futures contract and collateral arrangements with respect to initial and variation margin are not deemed to be the issuance of a senior security.

(5)    make loans except to the extent not prohibited by the 1940 Act and exemptive orders granted under such
Act.

(6)    purchase any securities of an issuer in a particular industry if as a result 25% or more of its total assets (taken at market value at the time of purchase) would be invested in securities of issuers whose principal business activities are in the same industry.

(7)    purchase any security issued by any company deriving more than 25% of its gross revenues from the manufacture of alcohol or tobacco (Growth and Income Fund).

The Funds have also adopted the following nonfundamental investment restriction that may be changed by the Company’s Board of Trustees at any time. Accordingly, a Fund may not:

invest more than 15% of its net assets (taken at market value) in illiquid or restricted securities (meaning securities which cannot be sold within seven days at the value carried on the Fund’s books).

If a percentage restriction or a rating restriction (other than a restriction as to borrowing) on investment or utilization of assets set forth above or referred to in the Prospectus is adhered to at the time an investment is made or assets are so utilized, a later change in circumstance is not considered a violation of policy.

BROKERAGE

The manager is
responsible for decisions to buy and sell securities for each Fund and for the placement of its portfolio business and the negotiation of any commissions paid on such transactions. It is the policy of the manager to seek the best security price available with respect to each transaction. In over-the-counter transactions, orders are placed directly with a principal market maker unless it is believed that a better price and execution can be obtained by using a broker. Except to the extent that the Fund may pay higher brokerage

 commissions for brokerage and research services (as described below) on a portion of its transactions executed on securities exchanges, the manager seeks the best security price at the most favorable commission rate. From time to time, a Fund may place brokerage transactions with affiliated persons of the manager or one of the distributors. In selecting broker/dealers and in negotiating commissions, the manager considers the firm’s reliability, the quality of its execution services on a continuing basis and its financial condition. When more than one firm is believed to meet these criteria, preference may be given to firms that also provide research services to the Fund or the manager.

Section 28(e) of the Securities Exchange Act of 1934 (“Section 28(e)”) permits an investment adviser, under certain circumstances, to cause an account to pay a broker or dealer who supplies brokerage and research services a commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting the transaction. Brokerage and research services include (a) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities,
(b) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts, (c) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement and custody), and (d) furnishing other products or services that assist the manager in fulfilling its investment-decision making responsibilities.

For the fiscal year ended October 31, 2005, each Fund’s directed brokerage transactions and the commissions paid for research-related services were as follows:

Fund

Total Dollar Amount Of Brokerage Transactions Related To Research Services

Total Dollar Amount of Brokerage Commissions Paid on Transactions Related To Research Services

Growth and Income Fund

$
385,301,344

$
144,815

International Fund

$
0

$
0

Pursuant to the Management Agreement, the manager is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the manager and its affiliates have with respect to accounts over which they exercise investment discretion. The management fee that a Fund pays to the manager will not be reduced as a consequence of the manager’s receipt of brokerage and research services. While such services are not expected to reduce the expenses of the manager, the manager would, through the use of the services, avoid the additional expenses which would be incurred if it should attempt to develop comparable information through its own staff or obtain such services independently.

The
manager places portfolio transactions for other advisory accounts including other investment companies. Research services furnished by firms through which the Funds effect their securities transactions may be used by the manager in servicing all of its accounts; not all of such services may be used by the manager in connection with the Funds. In the opinion of the manager, the benefits from research services to the Funds and to the accounts managed by the manager cannot be measured separately.
Because the volume and nature of the trading activities of the accounts are not uniform, the amount of commissions in excess of the lowest available rate paid by each account for brokerage and research services will vary. However, in the opinion of the manager, such costs to the Funds will not be disproportionate to the benefits received by the Funds on a continuing basis.

The manager will seek to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities by the Funds and other accounts of the manager. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to the Funds. In making such allocations among a Fund, and other advisory accounts, the main factors considered by the manager are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, and the size of investment commitments generally held.

The following table summarizes for each Fund the total brokerage commissions paid.

Fiscal Year Ended October 31

International

Growth and Income

2005

$

145,287

$

1,922,189

2004

$

228,060

$

1,958,818

2003

$

238,983

$

2,571,247

The Funds may from time to time place brokerage transactions with a distributor, or through other brokers that may be considered affiliated persons of the manager or a distributor. The Board of Trustees has adopted procedures designed to ensure that commissions paid to an affiliated broker on any transaction would be comparable to that payable to a non- affiliated broker in a similar transaction.

The Board has approved procedures in conformity with Rule 10f-3 under the 1940 Act whereby the Funds may purchase securities that are offered in underwritings in which a Legg Mason affiliate participates. These procedures prohibit the Funds from directly or indirectly benefiting a Legg Mason affiliate in connection with such underwritings. In addition, for underwritings where a Legg Mason affiliate participates as a principal underwriter, certain restrictions may apply that could, among other things, limit the amount of securities that the Funds could purchase in the underwritings.

Effective December 1, 2005, CGMI is no longer an affiliated
person of the Funds under the 1940 Act. As a result, the Funds are permitted to execute transactions with CGMI or an affiliate of CGMI as agent (but not as principal). Similarly, the Funds are permitted to purchase securities in underwritings in which CGMI or an affiliate of CGMI is a member without the restrictions imposed by certain rules of the SEC. The manager’s use of CGMI or affiliates of CGMI as agent in portfolio transactions with the Funds will be governed by the Funds’
policy of seeking the best overall terms available.

The Funds paid the following commissions to CGMI during the periods shown:

Fiscal Year 2005 Commissions

CGMI

International

$
0

Growth and Income

$
4,872

Fiscal Year 2004 Commissions

CGMI

International

$
0

Growth and Income

$
1,770

Fiscal Year 2003 Commissions

CGMI

International

$
813

Growth and Income

$
0

For each affiliated broker, the tables below set forth the percentage of each Fund’s aggregate brokerage commissions paid to the broker during the fiscal year ended October 31, 2005, and the percentage of each Fund’s aggregate dollar amount of transactions involving the payment of commissions effected through the broker during the same period.

Percentage of Aggregate Brokerage Commissions Paid

CGMI

International

0
%

Growth and Income

0.25
%

  Percentage of   Aggregate Dollar
Amount of   Transactions Involving   Payment
of Commissions

CGMI

International

0
%

Growth and Income

0.17
%

During the fiscal year ended October 31, 2005, each Fund purchased securities issued by the following regular broker-dealers of each Fund, which had the following values as of October 31, 2005.

Fund

Broker-Dealer

Value of Securities as of October 31, 2005

Growth and Income Fund

JP Morgan Chase & Co

$
21,052,106

Banc of America Securities LLC

$
19,715,980

Goldman Sachs Group, Inc.

$
17,059,950

Merrill Lynch, Pierce, Fenner & Smith

$
16,858,296

PORTFOLIO TURNOVER

For
reporting purposes, a Fund’s portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities for the fiscal year by the monthly average of the value of the portfolio securities owned by the Fund during the fiscal year. In determining such portfolio turnover, all securities whose maturities at the time of acquisition were one year or less are excluded. A 100% portfolio turnover rate would occur, for example, if all of the securities in the
Fund’s investment portfolio (other than short-term money market securities) were replaced once during the fiscal year. Portfolio turnover will not be a limiting factor should the manager deem it advisable to purchase or sell securities.

For the fiscal years ended October 31, 2004 and 2005
the portfolio turnover rates were as follows:

Fund

2004

2005

International Fund

56
%

30
%

Growth and Income Fund

42
%

57
%

Increased portfolio turnover necessarily results in correspondingly greater brokerage commissions which must be paid by the Fund. To the extent portfolio trading results in realization of net short-term capital gains, shareholders will be taxed on such gains at ordinary tax rates (except shareholders who invest through IRAs and other retirement plans which are not taxed currently on accumulations in their accounts).

DISCLOSURE OF PORTFOLIO HOLDINGS

The Funds have adopted policies and procedures developed by CAM, the business unit that includes the Funds’ investment manager, with respect to the disclosure of the Funds’ portfolio securities and any ongoing arrangements to make available information about a Fund’s portfolio securities. The policy requires that consideration always be given as to whether disclosure of information about a Fund’s portfolio holdings is in the best interests of such
Fund’s shareholders, and that any conflicts of interest between the interests of the Fund’s shareholders and those of SBFM, the Funds’ distributors or their affiliates, be addressed in a manner that places the interests of fund shareholders first. The policy provides that information regarding a Fund’s portfolio holdings may not be shared with non-CAM employees, with investors or potential investors (whether individual or institutional), or with third parties unless it is done for legitimate Fund business purposes and in accordance with the policy.

CAM’s policy generally provides for the release of details of securities positions once they are considered “stale.” Data is considered stale 25 calendar days following quarter-end for funds other than money market funds, and 25 calendar days following month-end with respect to money market funds. CAM believes that this passage of time prevents a third party from benefiting from an investment decision made by a fund that has not been fully reflected by the market.

Under the policy, a
Fund’s complete list of holdings (including the size of each position) may be made available to investors, potential investors, third parties and non-CAM employees with simultaneous public disclosure at least 25 days after calendar quarter end, except in the case of a money market fund’s holdings, which may be released with simultaneous public disclosure at least 25 days after month end. Typically, simultaneous public disclosure is achieved by the filing of Form N-Q or Form
N-CSR in accordance with SEC rules, provided that such filings may not be made until 25 days following quarter-end, and/or posting the information to a CAM or the Funds’ Internet site that is accessible by the public, or through public release by a third party vendor.

The policy permits the
release of limited portfolio holdings information that is not yet considered stale in a number of situations, including:

1.    A Fund’s top ten securities, current as of month-end, and the individual size of each such security position may be released at any time following month-end with simultaneous public disclosure.

2.    A Fund’s top ten securities positions (including the aggregate but not individual size of such positions) may be released at any time with simultaneous public disclosure.

3.    A list of securities (that may include fund holdings together with other securities) followed by a portfolio manager (without position sizes or identification of particular funds) may be disclosed to sell-side brokers at any time for the purpose of obtaining research and/or market information from such brokers.

4.    A trade in process may
be discussed only with counterparties, potential counterparties and others involved in the transaction (i.e., brokers and custodians).

5.    A Fund’s sector weightings, yield and duration (for fixed income and money market funds), performance attribution (e.g. analysis of the Fund’s out-performance or underperformance of its benchmark based on its portfolio holdings) and other summary and statistical information that does not include identification of specific portfolio holdings may be released, even if non-public, if such release is otherwise in accordance with the policy’s general principles.

6.    A Fund’s portfolio holdings may be released on an as-needed basis to its legal counsel, counsel to its independent trustees, and its independent public accountants, in required regulatory filings or otherwise to governmental agencies and authorities.

Under the policy, if information about a Fund’s portfolio holdings is released pursuant to an ongoing arrangement with any party, a fund must have a legitimate business purpose for the release of the information,

 and either the
party receiving the information must be under a duty of confidentiality, or the release of non-public information must be subject to trading restrictions and confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon any non-public information provided. Neither a Fund, nor CAM, nor any other affiliated party may receive compensation or any other consideration in connection with such arrangements. Ongoing arrangements to make available information about a fund’s portfolio securities will be reviewed at least annually by a Fund’s Board.

The approval of a Fund’s Chief Compliance Officer, or designee, must be obtained before entering into any new ongoing arrangement or altering any existing ongoing arrangement to make available portfolio holdings information, or with respect to any exceptions to the policy. Any exceptions to the policy must be consistent with the purposes of the policy and are granted only after a thorough examination and consultation with CAM’s legal department, as necessary. Exceptions to the policies are reported to a fund’s Board at its next regularly scheduled meeting.

Each of the Funds discloses its complete portfolio holdings approximately 25 days after month-end on the manager’s website www.citigroupam.com.

Set
forth below is a list, as of December 31, 2005, of those parties with whom CAM, on behalf of a Fund, has authorized ongoing arrangements that include the release of portfolio holdings information, the frequency of the release under such arrangements, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed. The parties identified below as recipients are service providers, fund rating agencies, consultants and analysts.

Recipient

Frequency

Delay before dissemination

State Street Bank & Trust Co. (Fund Custodian)

Daily

None

Institutional Shareholders Services, (Proxy Voting Services)

As necessary

None

Bloomberg

Quarterly

25 Days after Quarter End

Lipper

Quarterly

25 Days after Quarter End

S&P

Quarterly

25 Days after Quarter End

Morningstar

Quarterly

25 Days after Quarter End

Vestek

Daily

None

Factset

Daily

None

Portfolio holdings information for a fund may also be released from time to time pursuant to ongoing arrangements with the following parties:

Recipient

Frequency

Delay before dissemination

Baseline

Daily

None

Frank Russell

Monthly

1 Day

Callan

Quarterly

25 Days after Quarter End

Mercer

Quarterly

25 Days after Quarter End

eVestment Alliance

Quarterly

25 Days after Quarter End

CRA RogersCasey

Quarterly

25 Days after Quarter End

Cambridge Associates

Quarterly

25 Days after Quarter End

Marco Consulting

Quarterly

25 Days after Quarter End

Wilshire

Quarterly

25 Days after Quarter End

Informa Investment Services (Efron)

Quarterly

25 Days after Quarter End

Recipient

Frequency

Delay before dissemination

CheckFree (Mobius)

Quarterly

25 Days after Quarter End

Nelsons Information

Quarterly

25 Days after Quarter End

Investor Tools

Daily

None

Advent

Daily

None

BARRA

Daily

None

Plexus

Quarterly (Calendar)

Sent 1-3 business days following the end of a Quarter

Elkins/McSherry

Quarterly (Calendar)

Sent the first business day following the end of a Quarter

Quantitative Services Group

Daily

None

AMBAC

Daily

None

Deutsche Bank

Monthly

Sent 6-8 Business Days following Month End

Fitch

Monthly

Sent 6-8 Business Days following Month End

Liberty Hampshire

Weekly and Month End

None

Sun Trust

Weekly and Month End

None

New England Pension Consultants

Quarterly

25 Days after Quarter End

Evaluation Associates

Quarterly

25 Days after Quarter End

Watson Wyatt

Quarterly

25 Days after Quarter End

S&P (Rating Agency)

Weekly Tuesday Night

1 business day

Moody’s (Rating Agency)

Weekly Tuesday Night

1 business day

PORTFOLIO MANAGERS

GROWTH AND INCOME
FUND

The following tables set forth certain
additional information with respect to the portfolio managers for the Growth and Income Fund. Unless noted otherwise, all information in this section with respect to the Growth and Income Fund is provided as of October 31, 2005.

Other Accounts Managed by the Portfolio Manager

The table below identifies, for each portfolio manager of the
Growth and Income Fund, the number of accounts (other than the Fund with respect to which information is provided) for which he or she has day-to-day management responsibilities and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. None of the accounts shown were subject to fees based on performance.

Portfolio Manager

Registered Investment Companies

Other Pooled Investment Vehicles

Other Accounts

Michael Kagan

4 registered investment companies with $2.557 billion in total assets under management

2 other pooled investment vehicles with $483 million in total assets under management

1 other account with $22 million in total assets under management

Kevin Caliendo

8 registered investment companies with $3.818 billion in total assets under management

None

None

Portfolio
Manager Compensation

CAM investment
professionals receive base salary and other employee benefits and are eligible to receive incentive compensation. Base salary is fixed and typically determined based on market factors and the skill and experience of individual investment personnel.

CAM has implemented an investment management
incentive and deferred compensation plan (the “Plan”) for its investment professionals, including the fund’s portfolio manager(s). Each investment professional works as a part of an investment team. The Plan is designed to align the objectives of CAM investment professionals with those of fund shareholders and other CAM clients. Under the Plan a “base incentive pool” is established for each team each year as a percentage of CAM’s revenue attributable to the team (largely management and related fees generated by funds and other accounts). A team’s revenues are typically expected to increase or decrease depending on the effect that the team’s investment performance as well as inflows and outflows have on the level of assets in the investment products managed by the team. The “base incentive pool” of a team is reduced by base salaries paid to members of the team and employee benefits expenses attributable to the team.

The investment team’s incentive pool is then
adjusted to reflect its ranking among a “peer group” of non-CAM investment managers and the team’s pre-tax investment performance against the applicable product benchmark (e.g., a securities index and, with respect to a fund, the benchmark set forth in the fund’s prospectus to which the fund’s average annual total returns are compared) or, if none, the benchmark set forth in the fund’s annual report). CAM may also measure the team’s pre-tax investment performance against additional benchmarks, as it deems appropriate. Longer-term (5- year) performance will be more heavily weighted than shorter-term (1- year) performance in the calculation of the performance adjustment factor. The incentive pool for a team may also be adjusted to reflect other factors (e.g., severance pay to departing members of the team, and discretionary allocations by the applicable CAM chief investment officer from one investment team to another). The incentive pool will be allocated by the applicable CAM chief investment officer to the team leader and, based on the recommendations of the team leader, to the other members of the team.

Up to 20% of an investment professional’s annual incentive compensation is subject to deferral. Of that principal deferred award amount, 50% will accrue a return based on the hypothetical returns of the investment fund or product that is the primary focus of the investment professional’s business activities with the Firm, and 50% may be received in the form of Legg Mason restricted stock shares.

Potential Conflicts of
Interest

Potential conflicts of interest may
arise when a Fund’s portfolio manager also has day-to-day management responsibilities with respect to one or more other funds or other accounts, as is the case for the portfolio managers listed in the table above.

The investment adviser and the fund(s) have adopted compliance polices and procedures that are designed to address various conflicts of interest that may arise for the investment adviser and the individuals that it employs. For example, CAM seeks to minimize the effects of competing interests for the time and attention of portfolio managers by assigning portfolio managers to manage funds and accounts that share a similar investment style. CAM has also adopted trade allocation procedures that are designed to facilitate the fair allocation of limited investment opportunities among multiple funds and accounts. There is no guarantee, however, that the policies and procedures adopted by CAM and the fund(s) will be able to detect and/or prevent every situation in which an actual or potential conflict may appear.

These potential conflicts
include:

Allocation of Limited Time and
Attention.    A portfolio manager who is responsible for managing multiple funds and/or accounts may devote unequal time and attention to the management of those funds and/or accounts. As a result, the portfolio manager may not be able to formulate as complete a strategy or identify equally attractive
investment opportunities for each of those accounts as might be the case if he or she were to devote substantially more attention to the management of a single fund. The effects of this potential conflict may be more pronounced where funds and/or accounts overseen by a particular portfolio manager have different investment strategies.

Allocation of Limited Investment Opportunities.    If a portfolio manager identifies a limited investment opportunity that may be suitable for multiple funds and/or accounts, the opportunity may be allocated among these several funds or accounts, which may limit a fund’s ability to take full advantage of the investment opportunity.

Pursuit of Differing Strategies.    At
times, a portfolio manager may determine that an investment opportunity may be appropriate for only some of the funds and/or accounts for which he or she exercises investment responsibility, or may decide that certain of the funds and/or accounts should take differing positions with respect to a particular security. In these cases, the portfolio manager may place separate transactions for one or more funds or accounts which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other funds and/or accounts.

Selection of Brokers/Dealers.    Portfolio managers may be able to select or influence the selection of the brokers and dealers that are used to execute securities transactions for the funds and/or account that they supervise. In addition to executing trades, some brokers and dealers provide portfolio managers with brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934), which may result in the payment of higher brokerage fees than might have otherwise be available. These services may be more beneficial to certain funds or accounts than to others. Although the payment of brokerage commissions is subject to the requirement that the portfolio manager determine in good faith that the commissions are reasonable in relation to the value of the brokerage and research services provided to the fund, a portfolio manager’s decision as to the selection of brokers and dealers could yield disproportionate costs and benefits among the funds and/or accounts that he or she manages.

Variation in Compensation.    A conflict
of interest may arise where the financial or other benefits available to the portfolio manager differ among the funds and/or accounts that he or she manages. If the structure of the investment adviser’s management fee and/or the portfolio manager’s compensation differs among funds and/or accounts (such as where certain funds or accounts pay higher management fees or performance-based management fees), the portfolio manager might be motivated to help certain funds and/or accounts over others. The portfolio manager might be motivated to favor funds and/or accounts in which he or she has an interest or in which the investment advisor and/or its affiliates have interests. Similarly, the desire to maintain or raise assets under management or to enhance the portfolio manager’s performance record or to derive other rewards, financial or otherwise, could influence the portfolio manager to lend preferential treatment to those funds and/or accounts that could most significantly benefit the portfolio manager.

Related Business Opportunities.    The investment adviser or its affiliates may provide more services (such as distribution or recordkeeping) for some types of funds or accounts than for others. In such cases, a portfolio manager may benefit, either directly or indirectly, by devoting disproportionate attention to the management of fund and/or accounts that provide greater overall returns to the investment manager and its affiliates.

Portfolio Manager Securities Ownership

The table below identifies ownership of Growth and Income Fund securities by each Portfolio Manager.

Portfolio Manager

Dollar Range of Ownership of Securities in the Growth and Income Fund

Michael Kagan

None

Kevin Caliendo

None

INTERNATIONAL FUND

The following
tables set forth certain additional information with respect to the portfolio managers for the International Fund. Unless noted otherwise, all information in this section with respect to the International Fund is provided as of December 31,
2005.

Other Accounts Managed by the Portfolio Manager

The table below identifies, for each portfolio
manager of the International Fund, the number of accounts (other than the Fund with respect to which information is provided) for which he or she has day-to-day management responsibilities and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts, in each case as of December 31, 2005. None of the accounts shown were subject to fees based on performance.

Portfolio Manager

Registered Investment Companies

Other Pooled Investment Vehicles

Other Accounts

Charles F. Lovejoy . . . . . . . . .

3 registered investment companies with $596,231,412 in total assets under management

7 other pooled investment vehicles with $267,392,478 in total assets under management

4 other accounts with $1,791,455,793 in total assets under management

Guy Bennett . . . . . . . . . . . . . .

3 registered investment companies with $596,231,412 in total assets under management

7 other pooled investment vehicles with $267,392,478 in total assets under management

4 other accounts with $1,791,455,793 in total assets under management

Christopher W. Floyd . . . . . . .

3 registered investment companies with $596,231,412 in total assets under management

7 other pooled investment vehicles with $267,392,478 in total assets under management

4 other accounts with $1,791,455,793 in total assets under management

John Vietz . . . . . . . . . . . . . . .

3 registered investment companies with $596,231,412 in total assets under management

7 other pooled investment vehicles with $267,392,478 in total assets under management

4 other accounts with $1,791,455,793 in total assets under management

Portfolio Manager Compensation

CAM has implemented an investment management incentive and deferred compensation plan for its investment professionals. However, CAM investment professionals who, like the Fund’s portfolio managers, are employed concurrently by CAM and also by another investment advisor affiliated with Legg Mason, may be compensated under that other investment advisor’s compensation program. The
Fund’s portfolio managers, as employees of SBFM and Batterymarch Financial Management, Inc., are compensated under Batterymarch’s compensation program.

Under the Batterymarch program, portfolio manager compensation includes a combination of fixed base salary, annual bonus and long-term incentive compensation, as well as a generous benefits package made available to all Batterymarch employees on a non-discretionary basis.

The bonus and long term incentive compensation is discretionary compensation: the amount of such awards is determined on an annual basis following the completion of the firm’s fiscal year. The overall “pool” of discretionary compensation is based on the profitability of the firm for each fiscal year. Individual allocation to portfolio managers is based on several factors, including:

•

  Short term and longer term pre-tax investment performance of the product that the portfolio manager works on. Short term performance is one year or less. Longer term performance is generally three to

 five year performance. Performance is evaluated on an aggregate product basis that the portfolio manager is responsible for and is not analyzed by any individual client portfolio, such as the Fund. The analysis of this performance is based on comparison to the MSCI EAFE Index as well as a comparison to a group of peer managers;

•

Portfolio manager assistance is servicing clients; and

•

Portfolio manager contribution to new business development.

Portfolio manager compensation is not tied to, nor increased or decreased as the result of, any performance fees that may be earned by Batterymarch.
As noted above, compensation is not impacted by the investment performance of any one client account; all performance analysis is reviewed on an aggregate product basis. Portfolio managers do not receive a percentage of the revenue earned on any of
Batterymarch’s client portfolios.

Potential Conflicts of
Interest

Potential conflicts of interest may
arise when a Fund’s portfolio manager also has day-to-day management responsibilities with respect to one or more other funds or other accounts, as is the case for the portfolio managers listed in the table above.

The investment adviser and the fund(s) have adopted compliance polices and procedures that are designed to address various conflicts of interest that may arise for the investment adviser and the individuals that it employs. For example, CAM seeks to minimize the effects of competing interests for the time and attention of portfolio managers by assigning portfolio managers to manage funds and accounts that share a similar investment style. CAM has also adopted trade allocation procedures that are designed to facilitate the fair allocation of limited investment opportunities among multiple funds and accounts. There is no guarantee, however, that the policies and procedures adopted by CAM and the fund(s) will be able to detect and/or prevent every situation in which an actual or potential conflict may appear.

These potential conflicts
include:

Allocation of Limited Time and
Attention.    A portfolio manager who is responsible for managing multiple funds and/or accounts may devote unequal time and attention to the management of those funds and/or accounts. As a result, the portfolio manager may not be able to formulate as complete a strategy or identify equally attractive investment opportunities for each of those accounts as might be the case if he or she were to devote substantially more attention to the management of a single fund. The effects of this potential conflict may be more pronounced where funds and/or accounts overseen by a particular portfolio manager have different investment strategies.

Allocation of Limited Investment Opportunities.    If a portfolio manager identifies a
limited investment opportunity that may be suitable for multiple funds and/or accounts, the opportunity may be allocated among these several funds or accounts, which may limit a fund’s ability to take full advantage of the investment opportunity.

Pursuit of Differing
Strategies.    At times, a portfolio manager may determine that an investment opportunity may be appropriate for only some of the funds and/or accounts for which he or she exercises investment responsibility, or may decide that certain of the funds and/or accounts should take differing positions with respect to a particular security. In these cases, the portfolio manager may place separate transactions for one or more funds or accounts which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other funds and/or accounts.

Selection of Brokers/Dealers.    Portfolio managers may be able to select or influence the selection of the brokers and dealers that are used to execute securities transactions for the funds and/or account that they supervise. In addition to executing trades, some brokers and dealers provide portfolio managers with brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934), which may result in the payment of higher brokerage fees than might have otherwise be available. These services may be more beneficial to certain funds or accounts than to others. Although the payment of brokerage commissions is subject to the requirement that the portfolio manager determine in good faith that the commissions are reasonable in relation to the value of the brokerage and research services provided to the fund, a portfolio manager’s decision as to the selection of brokers and dealers could yield disproportionate costs and benefits among the funds and/or accounts that he or she manages.

Variation in Compensation.    A conflict of interest may arise where the financial or other benefits available to the portfolio manager differ among the funds and/or accounts that he or she manages. If the structure of the investment adviser’s management fee and/or the portfolio manager’s compensation differs among funds and/or accounts (such as where certain funds or accounts pay higher management fees or performance-based management fees), the portfolio manager might be motivated to help certain funds and/or accounts over others. The portfolio manager might be motivated to favor funds and/or accounts in which he or she has an interest or in which the investment advisor and/or its affiliates have interests. Similarly, the desire to maintain or raise assets under management or to enhance the portfolio manager’s performance record or to derive other rewards, financial or otherwise, could influence the portfolio manager to lend preferential treatment to those funds and/or accounts that could most significantly benefit the portfolio manager.

Related Business Opportunities.    The
investment adviser or its affiliates may provide more services (such as distribution or recordkeeping) for some types of funds or accounts than for others. In such cases, a portfolio manager may benefit, either directly or indirectly, by devoting disproportionate attention to the management of fund and/or accounts that provide greater overall returns to the investment manager and its affiliates.

Portfolio Manager Securities Ownership

The table below identifies ownership of International Fund securities by each Portfolio Manager as of December 31, 2005.

Portfolio Manager

Dollar Range of Ownership of Securities in the International Fund

Charles F. Lovejoy

None

Guy Bennett

None

Christopher W. Floyd

None

John Vietz

None

DISTRIBUTORS

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, located at 100 Light Street, Baltimore, Maryland 21202;

Citigroup Global Markets Inc. (“CGMI”), an indirect wholly-owned subsidiary of Citigroup, located at 388 Greenwich Street, New York, New York 10013 and

PFS Investments Inc. (“PFS”), located at 3120 Breckinridge Boulevard, Duluth, Georgia 30099-0001 serve as the Funds’ distributors pursuant to separate written agreements or amendments to written agreements, in each case dated December 1, 2005 (the “Distribution Agreements”), which were approved by the Funds’ Board of Trustees and by a majority of the Independent Trustees, casting votes in person at a meeting called for such purpose, on November 21, 2005. The Distribution Agreements went into effect on December 1, 2005. Prior to December 1, 2005, CGMI and PFS Distributors, Inc. (“PFS Distributors”), the predecessor in interest to PFS, served as the
Funds’ distributors.

A distributor’s obligation is an agency or “best efforts” arrangement under which the distributor is required to take and pay only for such shares of each Fund as may be sold to the public. A distributor is not obligated to sell any stated number of shares. Each Distribution Agreement is renewable from year to year if approved (a) by the Trustees or by a vote of a majority of the Company’s outstanding voting securities, and (b) by the affirmative vote of a majority of Trustees who are not parties to the Agreement or interested persons of any party by votes cast in person at a meeting called for such purpose. Each Distribution Agreement provides that it will terminate if assigned, and that it may be terminated without penalty by either party on 60 days’ written notice.

In addition, the distributors may make payments for distribution and/or shareholder servicing activities out of their past profits and other available sources. The distributors may also make payments to dealers for marketing, promotional or related expenses. The amount of these payments is determined by the distributors and may be substantial. The manager or an affiliate may make similar payments under similar arrangements.

A distributor is entitled to receive the proceeds of the initial sales charge, if any, paid upon the purchase of Class A shares, and all or a portion of said amount is paid to service agents. PFS Investments, Inc. and CGMI are entitled to receive the contingent deferred sales charge paid upon certain redemptions of Class B and C shares directly from the Fund, for PFS accounts and Smith Barney accounts, respectively, for any of the distribution and service expenses described above.

Initial Sales Charges—Class 1, Class A, Class C and Class O

The following table shows commissions paid as initial sales charges on Class 1, Class A, Class C and Class O shares and amounts retained by CGMI and its affiliate, PFS
Distributors, during the fiscal years ended October 31, 2005, 2004, and 2003.

October 31, 2005

International

Growth and Income

Total Underwriting Commissions

$
278,000

$
1,447,000

Amounts retained by CGMI

$
278,000

$
196,000

Amounts retained by PFS Distributors

$
0

$
1,239,000

October 31, 2004

International

Growth and Income

Total Underwriting Commissions*

$
272,000

$
1,849,000

Amounts retained by CGMI

$
572

$
50,238

Amounts retained by PFS Distributors

$
271,428

$
1,798,762

October 31, 2003

International

Growth and Income

Total Underwriting Commissions

$
278,000

$
1,769,400

Amounts retained by CGMI

$
29,720

$
282,201

Amounts retained by PFS Distributors

$
248,280

$
1,487,199

*

Effective April 29, 2004, Class L shares were renamed Class C shares. On February 2, 2004, the initial sales charge of 1.00% on Class C shares was eliminated for purchases made after that date.

Deferred Sales Charges—Class A, Class B, Class C, Class O and Class P

The following table shows commissions paid as deferred sales charges on Class A, Class B, Class C, Class O and Class P shares and amounts retained by CGMI and its affiliate, PFS Distributors, during the fiscal years ended October 31, 2005, 2004 and 2003.

October 31, 2005

International

Growth and Income

Total Underwriting Commissions

$
83,000

$
191,000

Amounts retained by CGMI

$
83,000

$
17,000

Amounts retained by PFS Distributors

$
0

$
174,000

October 31, 2004

Total Underwriting Commissions*

$
105,000

$
243,000

Amounts retained by CGMI

$
17,752

$
29,338

Amounts retained by PFS Distributors

$
87,248

213,662

October 31, 2003

Total Underwriting Commissions

$
122,000

$
306,000

Amounts retained by CGMI

$
32,668

$
32,274

Amounts retained by PFS Distributors

$
89,332

$
273,726

*

Effective as of April 29, 2004, Class L shares were renamed Class C shares.

DISTRIBUTION PLAN

Class
A, Class B, and Class C shares of each Fund and Class O and Class P shares of the Growth and Income Fund have a shareholder services and distribution plan (the “12b-1 Plan”) adopted in accordance with Rule 12b-1 under the 1940 Act. Under the 12b-1 Plan, a Fund may pay monthly fees at an annual rate not to exceed

0.25% of the average daily net assets of the Fund attributable to that class in the case of the 12b-1 Plan relating to Class A shares, and not to exceed

1.00% of the average daily net assets of the Fund attributable to that class in the case of the 12b-1 Plan relating to Class B shares and Class C shares. Under the 12b-1 Plan, Growth and Income Fund may pay monthly fees at an annual rate not to exceed

0.70% of the average daily net assets of the Fund attributable to that class in the case of the 12b-1 Plan relating to Class O shares, and not to exceed

0.75% of the average daily net assets of the Fund attributable to that class in the case of the 12b-1 Plan relating to Class P shares. Such fees may be used to make payments to a distributor for distribution services, to service agents in respect of the sale of shares of the Funds, and to other parties in respect of the sale of shares of the Funds, and to make payments for advertising, marketing or other promotional activity, and payments for preparation, printing, and distribution of prospectuses, statements of additional information and reports for recipients other than regulators and existing shareholders. The Funds also may make payments to a distributor, service agents and others for providing personal service or the maintenance of shareholder accounts. The amounts paid by a distributor to each recipient may vary based upon certain factors, including, among other things, the levels of sales of Fund shares and/or shareholder services provided, provided, however, that the fees paid to a recipient with respect to a particular Class that may be used to cover expenses primarily intended to result in the sale of shares of that Class, or that may be used to cover expenses primarily intended for personal service and/or maintenance of shareholder accounts, may not exceed the maximum amounts, if any, as may from time to time be permitted for such services under NASD Conduct Rule 2830 or any successor rule, in each case as amended or interpreted by the NASD. Recipients may receive different compensation for sales of different classes of shares.

The 12b-1 Plan also provides that a distributor and service agents may receive any front-end sales charge as total or partial compensation for their services in connection with the sale of shares and all or a portion of any deferred sales charges paid by investors.

The 12b-1 Plan permits the Funds to pay fees to a distributor, service agents and others as compensation for their services, not as reimbursement for specific expenses incurred.
Thus, even if their expenses exceed the fees provided for by the 12b-1 Plan, a Fund will not be obligated to pay more than those fees and, if their expenses are less than the fees paid to them, they will realize a profit. Each Fund may pay the fees to a distributor and others until the 12b-1 Plan or Distribution Agreement is terminated or not renewed. In that event, a distributor’s or other recipient’s expenses in excess of fees received or accrued through the termination date will be the distributor’s or other recipient’s sole responsibility and not obligations of the Fund. In their annual consideration of the continuation of the 12b-1 Plan for each Fund, the Trustees will review the 12b-1 Plan and the expenses for each Fund separately.

The 12b-1 Plan also recognizes that various service providers to the Funds, such as the manager, may make payments for distribution related expenses out of their own resources, including past profits, or, in the case of the manager, its management fees, and that the Funds’ distributors or service agents may from time to time use their own resources for distribution related services, in addition to the fees paid under the 12b-1 Plan. The 12b-1 Plan specifically provides that, to the extent that such payments might be deemed to be indirect financing of any activity primarily intended to result in the sale of shares of the Funds within the context of Rule 12b-1, then the payments are deemed to be authorized by the 12b-1 Plan.

The 12b-1 Plan continues in effect if such continuance is specifically approved at least annually by a vote of both a majority of the Company’s Trustees and a majority of the
Company’s Trustees who are not “interested persons” of the Company and who have no direct or indirect financial interest in the operation of the 12b-1 Plan or in any agreement related to the 12b-1 Plan (for purposes of this paragraph, “qualified Trustees”). The Trustees, in the exercise of their business judgement made in the best interests of the shareholders of the Funds and each class, have approved the continuation of the 12b-1 Plan. The 12b-1 Plan requires that the Board of Trustees be provided with and review, quarterly, a written report of the amounts expended
(and the purposes therefor) under the 12b-1 Plan. The 12b-1 Plan further provides that the selection and nomination of the qualified trustees is committed to the discretion of such qualified trustees then in office. The 12b-1 Plan may be terminated with respect to any class of a Fund at any time by a vote of a majority of the Company’s qualified Trustees or by a vote of a majority of the voting power of the outstanding voting securities, as defined in the 1940 Act, of that class. The
12b-1 Plan may not be amended to increase materially the amount of a class’s permitted expenses thereunder without the approval of a majority of the voting power of the outstanding voting securities, as defined in the 1940 Act, of that class and may not be materially amended in any case without a vote of a majority of both the Trustees and qualified Trustees. The Company will preserve copies of any plan, agreement or report made pursuant to the 12b-1 Plan for a period of not less than six years, and for the first two years the Company will preserve such copies in an easily accessible place.

For the fiscal year ended October 31, 2005, the fees paid by the International Fund under the 12b-1 Plan relating to Class A were $151,534 or 0.25% of the Class A shares’
average net assets; under the 12b-1 Plan relating to Class B were $515,198 or 1.00% of the Class B shares’ average net assets; and under the 12b-1 Plan relating to Class C were $19,632 or 1.00% of the Class C shares’ average net assets.

For the fiscal year ended October 31, 2005, the fees paid by the Growth and Income Fund under the 12b-1 Plan relating to Class A were $708,099 or 0.25% of the Smith Barney Class A shares’ average net assets; under the 12b-1 Plan relating to Class B were $1,122,393 or 1.00% of the Smith Barney Class B shares’ average net assets; under the 12b-1 Plan relating to Class C were $52,972 or 1.00% of the Smith Barney
Class C shares’ average net assets; under the 12b-1 Plan relating to Class O were $9,722 or 0.70% of the Smith Barney Class O shares’ average net assets; and under the 12b-1 Plan relating to Class P were $77,024 or 0.75% of the Smith
Barney Class P shares’ average net assets.

For the fiscal year ended October 31, 2005, the distributors and/or service agents incurred the following distribution expenses under the 12b-1 Plan for each Class of each Fund:

Fund Name

Financial Consultant Compensation

Branch Operations

Marketing & Advertising Expenses

Printing Expenses

Total Expenses

International

A

$
91,065

$
82,373

$
—

$
—

$
173,438

B

$
377,327

$
68,679

$
26,534

$
2,569

$
475,110

C

$
3,782

$
3,559

$
392

$
1,898

$
9,631

Total

$
472,174

$
154,611

$
26,927

$
4,467

$
658,179

Growth and Income

A

$
365,293

$
251,074

$
—

$
—

$
616,367

B

$
781,318

$
87,271

$
68,590

$
7,147

$
944,326

C

$
11,972

$
7,396

$
1,993

$
5,280

$
26,640

O

$
2,194

$
1,650

$
3,255

$
—

$
7,099

P

$
15,492

$
10,022

$
637

$
27

$
26,177

Total

$
1,176,267

$
357,413

$
74,475

$
12,454

$
1,620,610

DETERMINATION OF NET ASSET VALUE

The net asset value per share of each Fund is determined for each class on each day during which the NYSE is open for trading (a “business day”). As of the date of this Statement of Additional Information, the NYSE is open for trading every weekday except for the following holidays (or the days on which they are observed): New Year’s Day, Martin Luther King Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and
Christmas and during emergencies. This determination of net asset value is made once each day as of the close of regular trading on such NYSE (normally 4:00 p.m. Eastern time) by adding the market value of all securities and other assets attributable to the class, then subtracting the liabilities attributable to that class, and then dividing the result by the number of outstanding shares of the class. The net asset value per share is effective for orders received and accepted by the service agent prior to its calculation.

Each
Fund’s prospectus contains further information on the procedures, including the fair value procedures approved by the Board of Trustees, to be used to value each Fund’s securities.

ADDITIONAL INFORMATION ON THE PURCHASE AND SALE OF FUND SHARES AND SHAREHOLDER PROGRAMS

As described in the Prospectus, the Funds provide you with alternative ways of purchasing shares based upon your individual investment needs.

Each class of shares of each Fund represents an
interest in the same portfolio of investments. Each class is identical in all respects except that each class bears its own class expenses, including distribution and service fees, and each class has exclusive voting rights with respect to any service plan applicable to its shares. As a result of the differences in the expenses borne by each class of shares, net income per share, dividends per share and net asset value per share will vary for each class of shares. There are no conversion, preemptive or other subscription rights, except that Class B shares of each Fund will automatically convert to Class A shares in eight years. In addition, shareholders in a Smith Barney Retirement Program may have special exchange rights. See
“Smith Barney Retirement Programs” below.

Shareholders of each class will share expenses proportionately for services that are received equally by all shareholders. A particular class of shares will bear only those expenses that are directly attributable to that class, where the type or amount of services received by a class varies from one class to another.

The expenses that may be borne by specific classes of shares may include (i) transfer agency fees attributable to a specific class of shares, (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class of shares, (iii) SEC and state securities registration fees incurred by a specific class, (iv) the expense of administrative personnel and services required to support the shareholders of a specific class of shares, (v) litigation or other legal expenses relating to a specific class of shares, (vi) accounting expenses relating to a specific class of shares and (vii) any additional incremental expenses subsequently identified and determined to be properly allocated to one or more classes of shares.

Share certificates will not be issued. If you currently hold share certificates of a Fund, such certificates will continue to be honored.

The following classes of shares are available for purchase: Class
A, Class B, Class C, Class Y and Class 1. See the Prospectus for a discussion of factors to consider in selecting which class of shares to purchase and for applicable service/distribution fees.

As of February 17, 2006, the Growth and Income Fund stopped offering Smith Barney Class
O and Class P shares, except to existing shareholders in connection with reinvesting dividends.

Effective as of the close of business on April 21, 2006, all of the outstanding Smith Barney Class O and Class P shares of the Growth and Income
Fund will automatically convert to Smith Barney Class A shares of the Growth and Income Fund at net asset value. The A share class represents an interest in the same pool of assets as the Class O and Class P shares, and has the same investment objective and portfolio managers, but has lower overall operating expenses than the Class O and Class P shares. The prospectus contains information about the fees and expenses, historical performance, exchange privileges and other features of the
Smith Barney Class A shares. For a copy of the prospectus, please call your service agent or go to

www.citigroupam.com.

Smith Barney Class O and Class P shares of the Growth and Income Fund will be converted automatically, and shareholders will receive, at the close of business on April 21,
2006, Smith Barney Class A shares of the Growth and Income Fund with the same value as their existing shares, but not necessarily the same number of shares. There will be no fees or commissions charged on the conversion. No capital gain or loss will be recognized upon the conversion of shares.

Shareholders who currently own Smith Barney Class O or Class P shares of the Growth and Income Fund but who do not wish to convert their shares to Smith Barney Class A Shares, should contact their financial advisor prior to the close of business on April 21, 2006. Shares held by shareholders who deliver proper redemption notice by that date will be liquidated and shareholders will receive the net asset value of their shares in cash. Shareholders will not be subject to any deferred or other sales charges or fees at the time of liquidation. Prior to the conversion, shareholders may continue to exercise their exchange privilege and exchange into any other Smith
Barney fund that is available for exchange. Of course, shareholders may redeem their shares at any time.

Set forth below is an example of the method of computing the offering price of the Class A shares of each Fund. The example assumes a purchase on October 31, 2005 of Class A shares from each Fund aggregating less than $25,000 subject to the schedule of sales charges set forth below:

Growth and Income Fund

International Fund

Net Asset Value per Class A share of the Fund

$
15.19

$
22.81

Per Share Sales Charge – 5.00% of public offering price (5.26% of net asset value per share)

$
0.80

$
1.20

Per Share Offering Price to the Public

$
15.99

$
24.01

Class A Shares.

Class A shares are sold to investors at the public offering price, which is the net asset value plus an initial sales charge as follows.

Each Fund receives the entire net asset value of all Class A shares that are sold. For Class A shares sold by LMIS, LMIS will receive the sales charge imposed on purchases of
Class A shares (or any deferred sales charge paid on redemptions) and will retain the full amount of such sales charge. For Class A shares sold by CGMI, CGMI will receive the sales charge imposed on purchases of Class A shares and will retain an amount equal to the broker-dealer commission paid out of the sales charge. CGMI will pay up to 10% of the sales charge to LMIS. For Class A shares sold by PFS, PFS will receive the sales charge imposed on purchases of
Class A shares (or any deferred sales charge paid on redemptions) and will retain the full amount of such deferred sales charge.

Amount of your investment

Sales charge as a % of offering price

Sales charge as a % of your investment

Broker/ Dealer commission as a % of offering price

Less than $

25,000

5.00
%

5.26
%

4.50%

  $25,000 to less than $

50,000

4.25
%

4.44
%

3.83%

  $50,000 to less than $

100,000

3.75
%

3.90
%

3.38%

  $100,000 to less than $

250,000

3.25
%

3.36
%

2.93%

  $250,000 to less than $

500,000

2.75
%

2.83
%

2.48%

  $500,000 to less than $

1,000,000

2.00
%

2.04
%

1.80%

$1,000,000 or more

–0–
*

–0
–*

up to

1.00%

*
A distributor may pay a commission of up to 1.00% to a service agent for purchases amounts of $1 million or more and for purchases by certain retirement plans with an omnibus relationship with the fund. In such cases, starting in the thirteenth month after purchase, the service agent will also receive the distribution and service fee of up to 0.25% of the average daily net assets represented by the Class A shares held by its clients. Prior to the thirteenth month, the distributor will retain the distribution and service fee. Where the service agent does not receive the payment of this commission, the service agent will instead receive the distribution and service fee starting immediately after purchase. In certain cases, the service agent may receive both a payment of the commission and the annual distribution and service fee starting immediately after purchase. Please contact your service agent for more information.

Service agents may receive up to 90% of the sales charge and may be deemed to be underwriters of a Fund as defined in the Securities Act of 1933, as amended. The reduced sales charges shown above apply to the aggregate of purchases of Class A shares of a Fund made at one time by “any person,” which includes an individual and his or her immediate family, or a trustee or other fiduciary of a single trust estate or single fiduciary account.

The initial sales charge on Class A shares may be waived in certain circumstances. See “Sales Charge Waivers and Reductions” below for more information about waivers of initial sales charges on Class A shares.

Class A load-waived shares will be available to retirement plans where such plan’s record keeper offers only load-waived shares and where the shares are held on the books of a Fund through an omnibus account.

Each Fund has imposed certain share class eligibility requirements in connection with purchases by retirement plans, including but not limited to executive deferred compensation programs, group retirement plans and certain employee benefit plans, including employer-sponsored tax-qualified 401(k) plans and other defined contribution plans. Plans with a minimum of 100 participants or with assets in excess of $1 million are eligible to purchase each of the Fund’s Class A shares. Each share class has varying service and distribution related fees as described elsewhere in this Statement of Additional Information.

Plan sponsors, plan fiduciaries and other financial intermediaries may, however, choose to impose qualification requirements for plans that differ from the share class eligibility standards of each of the funds. In certain cases this could result in the selection of a share class with higher service and distribution related fees than would otherwise have been charged. Each Fund is not responsible for, and has no control over, the decision of any plan sponsor, plan fiduciary or financial intermediary to impose such differing requirements. Please consult with your plan sponsor, plan fiduciary or financial intermediary for more information about available share classes.

Class B Shares.

Class B shares are sold without an initial sales charge but are subject to a Deferred Sales Charge payable upon certain redemptions. See “Deferred Sales Charge
Provisions” below.

LMIS will pay service agents other than PFS, including CGMI, selling Class B shares a commission of up to 4.00% of the purchase price of the Class B shares they sell and LMIS will retain the deferred sales charges. For Class B shares sold by PFS, PFS will pay the commission of up to 4.00% of the purchase price of the Class B shares sold by its service agents and will retain the deferred sales charges paid upon certain redemptions. These commissions are not paid on exchanges from other Smith Barney mutual funds or on sales of Class B shares to investors exempt from the Deferred Sales Charge. Service agents that sell Class B shares will also receive a portion of the service fee payable under the Class B service plan at an annual rate equal to 0.25% of the average daily net assets represented by Class B shares sold by them.

Class C Shares.

Class C shares are sold without an initial sales charge but are subject to a Deferred Sales Charge payable upon certain redemptions. See “Deferred Sales Charge
Provisions” below. LMIS will pay service agents selling Class C shares a commission of up to 1.00% of the purchase price of the Class C shares they sell and will retain the deferred sales charges and the distribution and service fee until the thirteenth month after purchase. Starting in the 13th month after purchase, service agents also will receive an annual fee of up to 1.00% of the average daily net assets represented by the Class C shares that they have sold. See “Deferred
Sales Charge Provisions” below.

Class 1 Shares.

Class 1 shares are offered only through PFS Investments Inc., and only to eligible Class 1 purchasers, at the next determined net asset value plus a sales charge, as set forth below.

Size of investment

As % of net amount invested

As % of offering price

Reallowed to PFS (as a % of offering price)

Less than $

10,000

9.29
%

8.50
%

7.00
%

  $10,000 but less than $

25,000

8.40
%

7.75
%

6.25
%

  $25,000 but less than $

50,000

6.38
%

6.00
%

5.00
%

  $50,000 but less than $

100,000

4.71
%

4.50
%

3.75
%

  $100,000 but less than $

250,000

3.63
%

3.50
%

3.00
%

  $250,000 but less than $

400,000

2.56
%

2.50
%

2.00
%

$

400,000 but less than $

600,000

2.04
%

2.00
%

1.60
%

$

600,000 but less than $

5,000,000

1.01
%

1.00
%

0.75
%

$

5,000,000 or more

0.25
%

0.25
%

0.20
%

A distributor may be deemed to be an underwriter for purposes of the Securities Act of 1933. From time to time, service agents or their affiliates may also pay for certain non-cash sales incentives provided to financial professionals. Such incentives do not have any effect on the net amount invested. In addition to the reallowances from the applicable public offering price described above, service agents may, from time to time, pay or allow additional reallowances or promotional incentives, in the form of cash or other compensation to financial professionals that sell shares of the Company.

Investors purchasing Class 1 shares may under certain circumstances be entitled to reduced sales charges. The circumstances under which such investors may pay reduced sales charges are the same as those described below under “Purchases of Shares—Cumulative Purchase Discount” and “Letter of Intent.”

Class Y Shares.

Class Y shares are sold without an initial sales charge or Deferred Sales Charge and are generally available only to investors investing a minimum of $15,000,000 (except there is no minimum purchase amount for purchases by Smith Barney Allocation Series Inc.; qualified and non-qualified retirement plans with $75,000,000 in plan assets for which CitiStreet LLC acts as the plan’s recordkeeper; or 401(k) plans of
Citigroup and its affiliates).

General.

Investors may purchase shares from a service agent that has entered into a sales or service agreement with a distributor concerning the Funds. In addition, certain investors, including qualified retirement plans that are customers of certain service agents, may be eligible to purchase shares directly from the Funds. When purchasing shares of a Fund, investors must specify which class they intend to purchase. Service agents may charge their customers an annual account maintenance fee in connection with a brokerage account through which an investor purchases or holds shares. Accounts held directly with the transfer agent are not subject to a maintenance fee.

PFS Accounts

Initial purchases of shares of each Fund must be made through a PFS Investments Inc. Registered Representative by completing the appropriate application. The completed application should be forwarded to Primerica Shareholder Services (“Primerica”), P.O. Box 9662, Providence, Rhode Island 02940-9662. Checks drawn on foreign banks must be payable in U.S. dollars and have the routing number of the U.S. bank encoded on the check. Subsequent investments must be sent directly to Primerica. In processing applications and investments, Primerica acts as agent for the investor and for PFS Investments and also as agent for the distributors, in accordance with the terms of the Prospectus. Shares of the International Fund will be sold to new shareholders only through PFS, but existing shareholders may make additional purchases under existing arrangements.

Shares purchased will be held in the shareholder’s account by Primerica.

Investors in Class A, Class B and Class C shares may open an account by making an initial investment of at least (i) $1,000 for each account in each class (except for Systematic
Investment Plan accounts), (ii) $250 for an IRA, a Self-Employed Retirement Plan, or a Uniform Gifts or Transfers to Minors Account, (iii) $25 for a Qualified Retirement Plan (a plan qualified under Section 403(b)(7) or Section 401(a) of the
Internal Revenue Code, including 401(k) plans) and (iv) $1 for Simple IRAs in a Fund. Shareholders may purchase shares of a Fund through the Systematic Investment Plan on a monthly basis. The minimum initial investments required for the Systematic
Investment Plan are discussed below under “Systematic Investment Plan.” Subsequent investments of at least (i) $25 may be made for all classes for each account, IRA, Self-Employed Retirement Plan or Uniform Gifts or Transfers to Minor
Account, (ii) $25 for a Qualified Retirement Plan and (iii) $1 for a Simple IRA. There are no minimum investment requirements in Class A shares for employees of Citigroup and its subsidiaries, including CGMI, directors or trustees of any of the Smith Barney mutual funds, and their spouses and children. The Company reserves the right to waive or change minimums, to decline any order to purchase its shares and to suspend the offering of shares from time to time.

Initial purchases of Fund shares may be made by wire. The minimum investment that can be made by wire is $10,000. Before sending the wire, the PFS Registered Representative must contact Primerica at (800) 665-8677 to obtain proper wire instructions. Once an account is open, a shareholder may make additional investments by wire. The shareholder should contact Primerica at (800) 544-5445 to obtain proper wire instructions.

Shareholders who establish telephone transaction authority on their account and supply bank account information may make additions to their accounts at any time. Shareholders should contact Primerica at (800) 544-5445 between 8:00 a.m. and 8:00 p.m. EST any day that the NYSE is open. If a shareholder does not wish to allow telephone subsequent investments by any person in his or her account, he or she should decline the telephone transaction option on the account application. By requesting a subsequent purchase by telephone, you authorize the transfer agent to transfer funds from the bank account provided for the amount of the purchase. Subsequent investments by telephone may not be available if the shareholder cannot reach the transfer agent whether because all telephone lines are busy or for any other reason; in such case, a shareholder would have to use a Fund’s regular subsequent investment procedure described above.

Other Accounts

Investors in Class A, Class B, and Class C shares may open an account in a Fund by making an initial investment of at least (i) $1,000 for each account, (ii) $250 for an IRA, a
Self-Employed Retirement Plan, or a Uniform Gifts or Transfers to Minor Account, (iii) $25 for a Qualified Retirement Plan (a plan qualified under Section 403(b)(7) or Section 401(a) of the Internal Revenue Code, including 401(k) plans) and (iv) $1 for Simple IRAs in a Fund. Shareholders may purchase shares of a Fund through the Systematic Investment Plan on a monthly basis. The minimum initial investments required for the Systematic Investment Plan are discussed below under “Systematic
Investment Plan.” Subsequent investments of at least (i) $50 may be made for all classes for each account, IRA, Self-Employed Retirement Plan or Uniform Gifts or Transfers to Minor Account, (ii) $25 for a Qualified Retirement Plan and (iii) $1
for a Simple IRA. There are no minimum investment requirements for Class A shares for employees of Citigroup and its subsidiaries, including CGMI, unitholders who invest distributions from a unit investment trust (“UIT”) sponsored by
CGMI, and directors/trustees of any of the Smith Barney mutual funds, and their immediate family. Class Y shares are generally only available to investors investing a minimum of $15 million. The Company reserves the right to waive or change minimums, to decline any order to purchase its shares and to suspend the offering of shares from time to time.

Shares purchased will be held in the shareholder’s account by the service agent.

Purchase orders received by a Fund or its agent prior to the close of regular trading on the NYSE, on any day that Fund calculates its net asset value, are priced according to the net asset value determined on that day (the “trade date”). For shares purchased through a service agent, payment for shares of a Fund is due on the third business day after the trade date. In all other cases, payment must be made with the purchase order.

From time to time, a Fund’s distributors or the manager, at its expense, may provide additional commissions, compensation or promotional incentives
(“concessions”) to dealers that sell or arrange for the sale of shares of a Fund. Such concessions provided by a Fund’s distributors or the manager may include financial assistance to dealers in connection with pre-approved conferences or seminars, sales or training programs for invited registered representatives and other employees, payment for travel expenses, including lodging, incurred by registered representatives and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding a Fund, and/or other dealer-sponsored events. From time to time, a Fund’s distributors or the manager may make expense reimbursements for special training of a dealer’s registered representatives and other employees in group meetings or to help pay the expenses of sales contests. Other concessions may also be offered to the extent not prohibited by state laws or any self-regulatory agency, such as the National Association of Securities Dealers, Inc. (the “NASD”).

Systematic Investment Plan.
    Shareholders may make additions to their accounts at any time by purchasing shares through a service known as the Systematic Investment Plan. Under the Systematic Investment Plan, a service agent or the transfer agent is authorized through preauthorized transfers of at least $25 on a monthly basis or at least $50 on a quarterly basis to charge the shareholder’s account held with a bank or other financial institution on a monthly or quarterly basis as indicated by the shareholder, to provide for systematic additions to the shareholder’s Fund account. For PFS accounts, a shareholder who has insufficient funds to complete the transfer will be charged a fee of up to $30, and a shareholder who places a stop payment on a transfer or whose transfer is returned because the account has been closed, will also be charged a fee of $30. For all other accounts, a shareholder who has insufficient funds to complete the transfer will be charged a fee of up to $30 by its service agent or the transfer agent. The Systematic Investment Plan also authorizes a service agent to apply cash held in the shareholder’s account opened with the service agent or redeem the shareholder’s shares of certain money market funds to make additions to the account. Additional information is available from the Funds or your service agent.

Sales Charge Waivers and Reductions.

Cumulative Purchase Discount.

PFS Accounts

The reduced sales load reflected in the sales charge tables applies to purchases of Class A and Class 1 shares of the various Funds. An aggregate investment includes all shares of all of the Funds (and any other eligible funds, as described above), plus the shares being purchased. The current offering price is used to determine the value of all such shares. The same reduction is applicable to purchases under a Letter of Intent as described below. You must notify PFS at the time an order is placed for a purchase which would qualify for the reduced charge on the basis of previous purchases. Similar notification must be given in writing when such an order is placed by mail. The reduced sales charge will not be applied if such notification is not furnished at the time of the order. The reduced sales charge will also not be applied unless the records of the distributor or Primerica confirm the investor’s representations concerning his holdings.

Initial Sales Charge Waivers.

PFS Accounts

Purchases of Class A shares through PFS Accounts may be made at net asset value without a sales charge in the following circumstances:

(a)  sales to board members and employees of Legg Mason, Inc. and its subsidiaries;

(b)  sales to board members of any funds (including the Smith Barney mutual funds affiliated with Citigroup Asset Management, as well as by retired board members); the immediate families of such persons (i.e., such person’s spouse (including the surviving spouse of a deceased board member) and children under the age of 21); and to a pension, profit-sharing or other benefit plan for the benefit of such persons;

(c)  issuance to any other investment company to effect the combination of such company with the Fund by merger, acquisition of assets or otherwise;

(d)  purchases by shareholders who have redeemed Class A shares in a Fund (or Class A shares of another fund of the Smith Barney mutual funds that are sold with a maximum sales charge equal to or greater than the maximum sales charge of the Fund) and who wish to reinvest their redemption proceeds in the Fund, provided the reinvestment is made within 60 calendar days of the redemption;

(e)  exchanges for Class A shares of a Fund for Class A shares of another fund of the Smith Barney mutual funds that are sold with a maximum sales charge equal to or greater than the maximum sales charge of that Fund;

(f)  purchases by accounts managed by registered investment advisory subsidiaries of Legg Mason, Inc.;

(g)

sales through financial professionals of service agents where the amounts invested represent the redemption proceeds from other investment companies, on the condition that (i) the redemption has occurred no more than

60 days prior to the purchase of the shares, and (ii) the shareholder has paid an initial sales charge or has paid or was subject to a deferred sales charge on such redeemed shares;

In order to obtain such discounts, the purchaser must provide sufficient information at the time of purchase to permit verification that the purchase would qualify for the elimination of the sales charge.

In addition, Class A shares of a Fund may be purchased at net asset value by the PFS Primerica Corporation Savings and Retirement Plan (the “Primerica Plan”) for its
participants, subject to the provisions of ERISA. Class A shares so purchased are purchased for investment purposes and may not be resold except by redemption or repurchase by or on behalf of the Primerica Plan. Contact Primerica at (800) 544-5445
for further information and appropriate forms.

Other Accounts

Purchases of Class A shares may be made at net asset value without an initial sales charge in the following circumstances: (a) sales to (i)

Board Members and employees of Legg Mason, Inc. and its subsidiaries, as well as any funds (including the Smith Barney funds) affiliated with Citigroup Asset Management, as well as by retired Board Members and employees, the immediate families of such persons (i.e., such person’s spouse (including the surviving spouse of a deceased Board Member) and children under the age of 21) or by a pension, profit-sharing or other benefit plan for the benefit of such persons and (ii)

any full time employee or registered representative of a fund’s distributor or of a member of the National Association of Securities Dealers, Inc. having dealer, service or other selling agreements with a fund’s distributor, and by the immediate families of such persons or by a pension, profit-sharing or other benefit plan for the benefit of such persons (providing such sales are made upon the assurance of the purchaser that the purchase is made for investment purposes and that the securities will not be resold except through redemption or repurchase); (b) offers of Class A shares to any other investment company to effect the combination of such company with the Fund by merger, acquisition of assets or otherwise; (c) purchases of Class A shares by any client of financial consultants or other registered representatives affiliated with Citigroup who recently joined a broker-dealer affiliated with Citigroup that has a sales agreement with a distributor concerning a Fund, if certain conditions are met; (d)

purchases by shareholders who have redeemed Class A shares in a Fund (or Class A shares of another Smith Barney mutual fund that is offered with a sales charge) and who wish to reinvest their redemption proceeds in a
Fund, provided the reinvestment is made within

60 calendar days of the redemption; (e) purchases by accounts managed by certain investment advisory subsidiaries of Legg Mason, Inc.; (f) direct rollovers by plan participants of distributions from a 401(k) plan offered to employees of Citigroup or its subsidiaries or a 401(k) plan enrolled in the Smith Barney 401(k) Program (Note: subsequent investments will be subject to the applicable sales charge); (g) purchases by a separate account used to fund certain unregistered variable annuity contracts; (h) investments of distributions from or proceeds from a sale of a UIT sponsored by CGMI; (i) purchases by investors participating in a CGMI fee-based arrangement; (j)

purchases of Class A shares by

Section 403(b) or

Section 401(a) or (k) accounts associated with certain Citigroup affiliates, including Citistreet Retirement Programs; and (k)

purchases by investors participating in “wrap fee” or asset allocation programs or other fee-based arrangements sponsored by affiliated and non-affiliated broker-dealers and other financial institutions that have entered into agreements with CGMI. In order to obtain such discounts, the purchaser must provide sufficient information at the time of purchase to permit verification that the purchase would qualify for the elimination of the sales charge.

Class A initial sales charges are also waived for the following types of investors:

•

separate accounts used to fund certain Section 403(b) or 401(a) or (k) accounts;

•

Intergraph Corporate Stock Bonus Plan participants reinvesting distribution proceeds from the sale of the Smith Barney Appreciation Fund; and

•

Purchases by executive deferred compensation plans participating in the CGMI ExecChoice program.

Class A shares are offered at net asset value to the persons described in “PFS Accounts” and “Other Accounts” above, because of anticipated economies in sales efforts and sales related expenses. The Company may terminate, or amend the terms of, offering shares of the Company at net asset value to such persons at any time.

Accumulation Privilege
—lets you combine the

current value of Class A shares of the fund with all other shares of Smith Barney funds and Smith Barney shares of SB funds that are owned by:

•

you; or

•

your

spouse and

children under the age of 21; and

that are

offered with a sales charge, with the dollar amount of your next purchase of Class A shares for purposes of calculating the initial sales charge.

Shares of Smith Barney money market funds (

other than money market fund shares acquired by exchange from other Smith Barney funds offered with a sales charge and shares of those money market fund shares noted below) and Smith Barney S&P 500 Index Fund may not be combined. However, shares of Smith Barney Exchange Reserve Fund and Class C shares of SB Adjustable Rate Income Fund (Smith Barney shares), Smith Barney Inflation Management Fund, Smith Barney Intermediate Maturity California Municipals Fund,
Smith Barney Intermediate Maturity New York Municipals Fund, Smith Barney Limited Term Portfolio, Smith Barney Money Funds, Inc.—Cash and Government Portfolios, Smith Barney Short Duration Municipal Income Fund, and Smith Barney Short-Term
Investment Grade Bond Fund are not offered with a sales charge, but may be combined.

If your current purchase order will be placed through a Smith Barney Financial Advisor, you may also combine eligible shares held in accounts with a different Service Agent. If you hold shares of Smith Barney funds or Smith Barney shares of SB funds in accounts at two or more different Service Agents, please contact your Service Agents to determine which shares may be combined.

Certain

trustees and

fiduciaries may be entitled to combine accounts in determining their sales charge.

Letter of Intent
—helps you take advantage of breakpoints in Class A sales charges. You may purchase Class A shares of Smith Barney funds and Smith Barney shares of SB funds over a

13-month period and pay the same sales charge, if any, as if all shares had been purchased at once. You have a choice of six Asset Level

Goal amounts, as follows:

(1) $

25,000

(4) $250,000

(2) $50,000

(5) $500,000

(3) $100,000

(6) $1,000,000

Each time you make a Class A purchase under a Letter of Intent, you will be entitled to the sales charge that is applicable to the amount of your Asset Level Goal. For example, if your Asset Level Goal is $100,000, any Class A investments you make under a Letter of Intent would be subject to the sales charge of the specific fund you are investing in for purchases of $100,000. Sales charges and breakpoints vary among the Smith
Barney and SB funds.

When you enter into a Letter of Intent, you agree to purchase in Eligible Accounts over a thirteen (13) month period Eligible Fund Purchases in an amount equal to the Asset
Level Goal you have selected, less any Eligible Prior Purchases. For this purpose, shares are valued at the public offering price (including any sales charge paid) calculated as of the date of purchase, plus any appreciation in the value of the shares as of the date of calculation, except for Eligible Prior Purchases, which are valued at current value as of the date of calculation. Your commitment will be met if at any time during the 13-month period the value, as so determined, of eligible holdings is at least equal to your Asset Level Goal. All reinvested dividends and distributions on shares acquired under the Letter will be credited towards your Asset Level Goal. You may include any Eligible Fund Purchases towards the
Letter, including shares of classes other than Class A shares. However, a Letter of Intent will not entitle you to a reduction in the sales charge payable on any shares other than Class A shares, and if the shares are subject to a deferred sales charge, you will still be subject to that deferred sales charge with respect to those shares. You must make reference to the Letter of Intent each time you make a purchase under the Letter.

Eligible Fund Purchases.

Generally, any shares of a Smith Barney fund or Smith Barney shares of an SB fund that are subject to a sales charge may be credited towards your Asset Level Goal. Shares of Smith Barney money market funds (

except for money market fund shares acquired by exchange from other Smith Barney funds offered with a sales charge) and Smith Barney S&P 500 Index Fund are not eligible. However, as of the date of this Supplement, the following funds and share classes are also eligible, although not offered with a sales charge:

Shares of Smith Barney Exchange Reserve Fund

Class C shares of SB Adjustable Rate Income Fund (Smith Barney shares)

Class C shares of Smith Barney Inflation Management Fund

Class C shares of Smith Barney Intermediate Maturity California Municipals Fund

Class C shares of Smith Barney Intermediate Maturity New York Municipals Fund

Class C shares of Smith Barney Limited Term Portfolio

Class C shares of Smith Barney Money Funds, Inc.—Cash and Government Portfolios

Class C shares of Smith Barney Short Duration Municipal Income Fund

Class C shares of Smith Barney Short-Term Investment Grade Bond Fund

This list may change from time to time. Investors should check with their financial professional to see which funds may be eligible.

Eligible Accounts.    Purchases may be made through any account in your name, or in the name of your spouse or your children under the age of 21. If any of the assets to be credited towards your Goal are held in an account other than in your name, you may be required to provide documentation with respect to these accounts. If you are purchasing through a Smith Barney Financial Advisor, or directly through PFPC, accounts held with other financial professionals are generally eligible, but you will be required to provide certain documentation, such as account statements, in order to include these assets. If you are purchasing through a financial professional other than a Smith Barney Financial Advisor, you should check with that financial professional to see which accounts may be combined.

Eligible Prior Purchases.    You may also credit towards your Asset Level Goal any Eligible Fund Purchases made in Eligible Accounts at any time prior to entering into the Letter of Intent that have not been sold or redeemed, based on the current price of those shares as of the date of calculation.

Backdating Letter.

You may establish a date for a Letter of Intent that is up to ninety (90) calendar days prior to the date you enter into the Letter. Any Eligible Fund

Purchases in Eligible Accounts made during that period will count towards your Goal and will also be eligible for the lower sales charge applicable to your Asset Level Goal. You will be credited by way of additional shares at the current offering price for the difference between (a) the aggregate sales charges actually paid for those eligible shares and (b) the aggregate applicable sales charges for your Asset Level Goal.

Increasing the Amount of the Letter.    You may at any time increase your Asset Level Goal. You must, however, contact your financial professional, or if you purchase your shares directly through PFPC, contact PFPC, prior to making any purchases in an amount in excess of your current Asset Level Goal. Upon such an increase, you will be credited by way of additional shares at the then current offering price for the difference between: (a) the aggregate sales charges actually paid for shares already purchased under the Letter and (b) the aggregate applicable sales charges for the increased Asset Level Goal. The 13-month period during which the Asset Level Goal must be achieved will remain unchanged.

Sales and Exchanges.    Shares acquired pursuant to a Letter of Intent, other than Escrowed Shares as defined below, may be redeemed or exchanged at any time, although any shares that are redeemed prior to meeting your Asset Level Goal will no longer count towards meeting your Goal. However, complete liquidation of purchases made under a Letter of Intent prior to meeting the Asset Level Goal will result in the cancellation of the Letter. See “Failure to Meet Asset Level Goal” below. Exchanges in accordance with a fund’s prospectus are permitted, and shares so exchanged will continue to count towards your Asset Level Goal, as long as the exchange results in an Eligible Fund Purchase.

Cancellation of Letter.    You may cancel a Letter of Intent by notifying your financial professional in writing, or if you purchase your shares directly through PFPC, by notifying PFPC in writing. The Letter will be automatically cancelled if all shares are sold or redeemed as set forth above. See “Failure to Meet Asset Level Goal” below.

Escrowed Shares.    Shares equal in value to

five percent (5%) of your Asset Level Goal as of the date of your Letter (or the date of any increase in the amount of the Letter) is accepted, will be held in escrow during the term of your Letter. The Escrowed
Shares will be included in the total shares owned as reflected in your account statement and any dividends and capital gains distributions applicable to the Escrowed Shares will be credited to your account and counted towards your Asset Level Goal or paid in cash upon request. The Escrowed Shares will be released from escrow if all the terms of your Letter are met.

Failure to Meet Asset Level Goal.    If the total assets under your Letter of Intent within its 13-month term are less than your Asset Level Goal or you elect to liquidate all of your holdings or cancel the Letter before reaching your Asset Level Goal, you will be liable for the difference between: (a) the sales charge actually paid and; (b) the sales charge that would have applied if you had not entered into the Letter. You may, however, be entitled to any breakpoints that would have been available to you under the accumulation privilege. An appropriate number of shares in your account will be redeemed to realize the amount due. For these purposes, by entering into a Letter of Intent, you irrevocably appoint your financial consultant, or if you purchase your shares directly through PFPC, PFPC, as your attorney-in-fact for the purposes of holding the Escrowed Shares and surrendering shares in your account for redemption. If there are insufficient assets in your account, you will be liable for the difference. Any Escrowed Shares remaining after such redemption will be released to your account.

Deferred Sales Charge Provisions.    Deferred Sales Charge Shares are: (i) Class B shares; (ii) Class C shares; (iii) Class O shares of the Growth and
Income Fund; (iv) Class P shares of the Growth and Income Fund; and (v) Class A shares that were purchased without an initial sales charge but subject to a Deferred Sales Charge. A Deferred Sales Charge may be imposed on certain redemptions of these shares.

Any applicable Deferred Sales Charge will be assessed on an amount equal to the lesser of the original cost of the shares being redeemed or their net asset value at the time of redemption. Deferred Sales Charge Shares that are redeemed will not be subject to a Deferred Sales Charge to the extent that the value of such shares represents: (a) capital appreciation of Fund assets; (b) reinvestment of dividends or capital gain distributions; (c) with respect to Class B shares and Class P shares, shares redeemed six years or later since their purchase; or (d) with respect to Class C shares, Class O shares, or Class A shares that are Deferred Sales Charge Shares, shares redeemed more than 12 months after their purchase.

Class C Shares, Class O shares, and Class A shares that are Deferred Sales Charge Shares are subject to a 1.00% Deferred Sales Charge if redeemed within 12 months of purchase. In circumstances in which the Deferred Sales Charge is imposed on Class B shares (or Class P shares of the Growth and Income Fund), the amount of the charge will depend on the number of years since the shareholder made the purchase payment from which the amount is being redeemed. Solely for purposes of determining the number of years since a purchase payment, all purchase payments made during a month will be aggregated and deemed to have been made on the last day of the preceding account statement month. The following table sets forth the rates of the charge for redemptions of Class B shares (and Class P shares of the Growth and Income Fund) by shareholders.

Year Since Purchase Payment Was Made

Deferred Sales Charge

First

5.00
%

Second

4.00

Third

3.00

Fourth

2.00

Fifth

1.00

Sixth and thereafter

0.00

Class B shares, and Class P shares of the Growth and Income Fund, will convert automatically to Class A shares eight years after the date of purchase payment and thereafter will be subject to a reduced distribution fee. There will also be converted at that time such proportion of Class B shares or Class P shares acquired through the reinvestment of dividends and distributions (“Dividend Shares”) owned by the shareholder as the total number of his or her Class B or Class P shares converting at the time bears to the total number of outstanding Class B or Class P shares (other than Dividend Shares) owned by the shareholder.

Class B shares of a Fund purchased in PFS Accounts prior to December 31, 1997 and subsequently redeemed will remain subject to the Deferred Sales Charge at the rates applicable at the time of purchase.

The length of time that Deferred Sales Charge Shares acquired through an exchange have been held will be calculated from the date that the shares exchanged were initially acquired in one of the other Smith Barney mutual funds, and Fund shares being redeemed will be considered to represent, as applicable, capital appreciation or dividend and capital gain distribution reinvestments in such other funds. For Federal income tax purposes, the amount of the Deferred Sales Charge will reduce the gain or increase the loss, as the case may be, on the amount realized on redemption. The amount of any Deferred Sales Charge will be paid to a Fund’s distributors.

To provide an example, assume an investor purchased 100 Class B shares of a Fund at $10 per share for a cost of $1,000. Subsequently, the investor acquired 5 additional shares of a
Fund through dividend reinvestment. During the fifteenth month after the purchase, the investor decided to redeem $500 of his or her investment. Assuming at the time of the redemption the net asset value had appreciated to $12 per share, the value of the investor’s shares would be $1,260 (105 shares at $12 per share). The Deferred Sales Charge would not be applied to the amount that represents appreciation ($200) and the value of the reinvested dividend shares ($60). Therefore, $240 of the $500 redemption proceeds ($500 minus $260) would be charged at a rate of 4.00% (the applicable rate for Class B shares) for a total Deferred Sales Charge of $9.60.

Waivers of Deferred Sales Charge.

PFS Accounts

For PFS Accounts, the Deferred Sales Charge generally is waived on exchanges and on redemptions of Class A and Class B shares in the circumstances described below:

(a)  Redemption Upon Disability or Death

The Company may waive the Deferred Sales Charge on redemptions following the death or disability of a Class A or Class B shareholder. An individual will be considered disabled for this purpose if he or she meets the definition thereof in Section 72(m)(7) of the Code, which in pertinent part defines a person as disabled if such person “is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long- continued and indefinite duration.” While the Company does not specifically adopt the balance of the Code’s definition which pertains to furnishing the Secretary of
Treasury with such proof as he or she may require, Primerica will require satisfactory proof of death or disability before it determines to waive the Deferred Sales Charge.

In cases of disability or death, the Deferred Sales Charge may be waived where the decedent or disabled person is either an individual shareholder or owns the shares as a joint tenant with right of survivorship or is the beneficial owner of a custodial or fiduciary account, and where the redemption is made within one year of the death or initial determination of disability. This waiver of the Deferred Sales Charge applies to a total or partial redemption, but only to redemptions of shares held at the time of the death or initial determination of disability.

(b)  Redemption in Connection with Certain Distributions from Retirement Plans

The Company may waive the Deferred Sales Charge when a total or partial redemption is made in connection with certain distributions from Retirement Plans, including a redemption of shares made in connection with qualified distributions from retirement plans or IRAs upon the attainment of age 70 1/2. In addition, shareholders who purchased shares subject to a Deferred Sales Charge prior to May 23, 2005, will be “grandfathered” and will be eligible to obtain the waiver at age 59 1/2 by demonstrating such eligibility at the time of redemption. The charge may be waived upon the tax-free rollover or transfer of assets to another Retirement Plan invested in one or more of the Funds; in such event, as described below, the Fund will “tack” the period for which the original shares were held on to the holding period of the shares acquired in the transfer or rollover for purposes of determining what, if any, Deferred Sales Charge is applicable in the event that such acquired shares are redeemed following the transfer or rollover. The charge also may be waived on any redemption which results from the return of an excess contribution pursuant to Section 408(d)(4) or (5) of the Code, the return of excess deferral amounts pursuant to Code Section 401(k)(8) or 402(g)(2), or from the death or disability of the employee (see Code Section 72(m)(7) and 72(t)(2)(A)(ii)). In addition, the charge may be waived on any minimum distribution required to be distributed in accordance with Code Section 401(a)(9).

With respect to PFS Accounts, the Company does not intend to waive the Deferred Sales Charge for any distributions from IRAs or other Retirement Plans not specifically described above.

(c)  Redemption Pursuant to the Company’s Automatic Cash Withdrawal Plan

A shareholder may elect to participate in an automatic cash withdrawal plan (“Withdrawal Plan”) with respect to the shareholder’s investment in a Fund. Under the
Withdrawal Plan, a dollar amount of a participating shareholder’s investment in the Fund will be redeemed systematically by the Fund on a periodic basis, and the proceeds mailed to the shareholder. The amount to be redeemed and frequency of the systematic withdrawals will be specified by the shareholder upon his or her election to participate in the Plan. The Deferred Sales Charge may be waived on redemptions made under the Plan.

The amount of the shareholder’s investment in a Fund at the time the election to participate in the Withdrawal Plan is made with respect to such Fund is hereinafter referred to as the “initial account balance.” The amount to be systematically redeemed from such Fund without the imposition of a Deferred Sales Charge may not exceed a maximum of 12% annually of the shareholder’s initial account balance.
The Company reserves the right to change the terms and conditions of the Withdrawal Plan and the ability to offer the Withdrawal Plan.

(d)  Involuntary Redemptions of Shares in Accounts that Do Not Have the Required Minimum Balance

The Company reserves the right to redeem shareholder accounts with balances of less than a specified dollar amount as set forth in the Prospectus. Prior to such redemptions, shareholders will be notified in writing and allowed a specified period of time to purchase additional shares to bring the account up to the required minimum balance. Any involuntary redemption may only occur if the shareholder account is less than the amount specified in the Prospectus due to shareholder redemptions. The Company may waive the Deferred Sales Charge upon such involuntary redemption.

(e)  Redemption by manager

The Company may waive the Deferred Sales Charge when a total or partial redemption is made by the manager with respect to its investments in a Fund.

Other Accounts

The Deferred Sales Charge will be waived on: (a) exchanges (see “Exchange Privilege”); (b) automatic cash withdrawals in amounts equal to or less than 1.00% per month of the value of the shareholder’s shares at the time the withdrawal plan commences (see “Redemption of Shares—Automatic Cash Withdrawal Plan”); (c)

redemptions of shares within 12 months following the death or disability of the shareholder; (d)

redemptions of shares made in connection with qualified distributions from retirement plans or IRAs upon the attainment of age 70 1/2 (In addition, shareholders who purchased shares subject to a deferred sales charge prior to May 13, 2005 will be “grandfathered” and will be eligible to obtain the waiver at age 59 1/2 by demonstrating such eligibility at the time of redemption); (e) involuntary redemptions; (f) redemptions of shares to effect a combination of a Fund with any investment company by merger, acquisition of assets or otherwise; and (g) involuntary redemptions of small account balances. In addition, a shareholder who has redeemed shares from other Smith Barney mutual funds may,

under certain circumstances, reinvest all or part of the redemption proceeds within

60 days and receive pro rata credit for any Deferred Sales Charge imposed on the prior redemption. Deferred Sales Charge waivers will be granted subject to confirmation (by service agents in the case of shareholders who hold shares through a service agent or by the transfer agent in the case of all other shareholders) of the shareholder’s status or holdings, as the case may be.

Smith Barney Funds Retirement Program.    The Funds offer Class A and Class C shares, at net asset value, to participating plans for which Paychex, Inc.
acts as the plan’s recordkeeper. Participating plans can meet minimum investment and exchange amounts, if any, by combining the plan’s investments in any of the Smith Barney Mutual Funds.

There are no sales charges when you buy or sell shares through a participating plan and the class of shares a participating plan may purchase depends on the amount of its initial investment and/or the date its account is opened. Once a class of shares is chosen, all additional purchases must be of the same class.

Class A Shares.    Class A shares may be purchased by plans initially investing at least $3 million.

Class C Shares.    Class C shares may be purchased by plans initially investing less than $3 million. Class C shares are eligible to exchange into Class
A shares not later than 8 years after the plan joined the program. They are eligible for exchange in the following circumstances:

If, at the end of the fifth year after the date the participating plan enrolled in the Smith Barney Funds Retirement Program, a participating plan’s total Class C holdings in all non-money market Smith Barney Mutual Funds equal at least $3,000,000, the participating plan will be offered the opportunity to exchange all of its Class C shares for Class A shares of the Funds. Such participating plans will be notified of the pending exchange in writing within 30 days after the fifth anniversary of the enrollment date and, unless the exchange offer has been rejected in writing, the exchange will occur on or about the 90th day after the fifth anniversary date. If the participating plan does not qualify for the five-year exchange to Class A shares, a review of the participating plan’s holdings will be performed each quarter until either the participating plan qualifies or the end of the eighth year.

Any participating plan that has not previously qualified for an exchange into Class A shares will be offered the opportunity to exchange all of its Class C shares for Class A shares of the same Fund regardless of asset size, at the end of the eighth year after the date the participating plan enrolled in the Smith Barney Funds Retirement Program. Such plans will be notified of the pending exchange in writing approximately
60 days before the eighth anniversary of the enrollment date and, unless the exchange has been rejected in writing, the exchange will occur on or about the eighth anniversary date. Once an exchange has occurred, a participating plan will not be eligible to acquire additional Class C shares, but instead may acquire Class A shares of the same Fund. Any Class C shares not converted will continue to be subject to the distribution fee.

For further information regarding this Program, contact your service agent or the transfer agent. Participating plans that enrolled in the Smith Barney Funds Retirement Program prior to June 2, 2003 should contact the transfer agent for information regarding the Class B or Class C exchange privileges applicable to their plan.

Redemption of Shares.

General.    A Fund is required to redeem the shares tendered to it, as described below, at a redemption price equal to its net asset value per share next determined after receipt of a written request in proper form at no charge other than any applicable Deferred Sales Charge. Redemption requests received after the close of regular trading on the NYSE are priced at the net asset value next determined.

The service agent may charge you a fee for executing your order. The amount and applicability of such a fee is determined and disclosed to its customers by each service agent.

PFS Accounts

Shareholders may redeem for cash some or all of their shares of a Fund at any time by sending a written request in proper form directly to Primerica at P.O. Box 9662, Providence,
Rhode Island 02940-9662. If you should have any questions concerning how to redeem your account after reviewing the information below, please contact Primerica at (800) 544-5445, Spanish-speaking representatives (800) 544-7278 or TDD Line for the
Hearing Impaired (800) 824-1721.

The request for redemption must be signed by all persons in whose names the shares are registered. Signatures must conform exactly to the account registration. If the proceeds of the redemption exceed $50,000, or if the proceeds are not paid to the record owner(s) at the record address, if the shareholder(s) has had an address change in the past 30 days, or if the shareholder(s) is a corporation, sole proprietor, partnership, Company or fiduciary, signature(s) must be guaranteed by one of the following: a bank or trust company; a broker-dealer; a credit union; a national securities exchange, registered securities association or clearing agency; a savings and loan association; or a federal savings bank.

Generally, a properly completed redemption form with any required signature guarantee is all that is required for a redemption. In some cases, however, other documents may be necessary. Please contact Primerica at (800) 544-5445 for this information. Additional documentary evidence of authority is required by Primerica in the event redemption is requested by a corporation, partnership, trust, fiduciary, executor or administrator. Additionally, if a shareholder requests a redemption from a Retirement Plan account (IRA, SEP), such request must state whether or not federal income tax is to be withheld from the proceeds of the redemption check.

A shareholder may utilize Primerica’s telephone redemption service to redeem his or her account as long as they have authorized the telephone redemption option. If a shareholder does not wish to allow telephone redemptions by any person in his account, he should decline the telephone transaction option on the account application. The telephone redemption option can be used only if: (a) the redemption proceeds are to be mailed to the address of record and there has been no change of address of record within the preceding 30 days; (b) the person requesting the redemption can provide proper identification information; and (c) the proceeds of the redemption do not exceed $50,000. 403(b)(7) accounts and accounts not registered in the name of individual(s) are not eligible for the telephone redemption option. Telephone redemption requests can be made by contacting Primerica at (800) 544-5445 between 8:00
a.m. and 8:00 p.m. EST any day that the NYSE is open. Telephone redemption may not be available if the shareholder cannot reach Primerica whether because all telephone lines are busy or for any other reason; in such case, a shareholder would have to use the Fund’s regular redemption procedure described above.

After following the redemption guidelines stated in the Prospectus and SAI, a shareholder may elect to have the redemption proceeds transferred via wire or ACH (Automated Clearing
House) directly to the shareholder’s bank account of record (defined as a currently established pre-authorized draft on the shareholder’s account included with the application or with no changes within the previous 30 days) as long as the bank account is registered in the same name(s) as the account with the Fund. Redemption proceeds can be sent by check to the address of record or by wire transfer to a bank account designated on the application. If the proceeds are not to be transferred to the bank account of record or mailed to the registered owner, the request must be submitted in writing and a signature guarantee will be required from all shareholders. Redemption proceeds will normally be sent to the designated bank account on the next business day following the redemption, and should ordinarily be credited to the shareholder’s bank account by his/her bank within 48 to 72 hours for wire transfers and 72 to 96 hours for ACH transfers.

Other Accounts

If a shareholder holds shares in more than one class, any request for redemption must specify the class being redeemed. In the event of a failure to specify which class, or if the investor owns fewer shares of the class than specified, the redemption request will be delayed until the transfer agent receives further instructions from the shareholder’s service agent, or if the shareholder’s account is not with a service agent, from the shareholder directly. The redemption proceeds, except as noted below, will be remitted on or before the third business day following receipt of proper tender, except on days on which the NYSE is closed or as permitted under the 1940 Act, in extraordinary circumstances. Redemption proceeds for shares purchased by check, other than a certified or official bank check, will be remitted upon clearance of the check, which may take up to ten days.

Shares held by CGMI as custodian must be redeemed by submitting a written request to a Smith Barney Financial Consultant. Shares other than those held by CGMI as custodian may be redeemed through an investor’s service agent, or by submitting a written request for redemption to:

(Name of the Fund)

(Specify class of shares)

c/o PFPC Inc.

P.O. Box 9699

Providence, Rhode Island 02940-9699.

A written redemption request must (a) state the name of the Fund for which you are redeeming shares, (b) state the class and number or dollar amount of shares to be redeemed, (c)
identify the shareholder’s account number and (d) be signed by each registered owner exactly as the shares are registered. Any signature appearing on a stock power or written redemption request in excess of $50,000 must be guaranteed by an eligible guarantor institution such as a domestic bank, savings and loan institution, domestic credit union, member bank of the Federal Reserve System or member firm of a national securities exchange. Written redemption requests of $50,000 or less do not require a signature guarantee unless more than one such redemption request is made in any 10-day period. A signature guarantee may also be required, however, if (i) the transfer agent is instructed to mail the redemption proceeds to an address different than the address on the account, (ii) the account registration information has changed, (iii) the redemption proceeds are paid to someone other than the account owner(s) or (iv) the redemption proceeds are transferred to an account with different registration. Redemption proceeds will be mailed to an investor’s address of record. The transfer agent may require additional supporting documents for redemptions made by corporations, executors, administrators, trustees or guardians. A redemption request will not be deemed properly received until the transfer agent receives all required documents in proper form.

Automatic Cash Withdrawal Plan.    Each Fund offers shareholders an automatic cash withdrawal plan (the “Withdrawal Plan”), under which shareholders who own shares with a value of at least $

10,000 ($

5,000 for retirement plan accounts) may elect to receive cash payments of a specified amount monthly or quarterly.

PFS Accounts

For PFS Accounts, the amount of each withdrawal must be at least $

50 monthly or quarterly. Retirement plan accounts are eligible for automatic cash withdrawal plans only where the shareholder is eligible to receive qualified distributions and has an account value of at least $5,000.
The Company reserves the right to involuntarily liquidate any shareholder’s account in a Fund if the aggregate net asset value of the shares held in that Fund account is less than $500. (If a shareholder has more than one account in a Fund, each account must satisfy the minimum account size.) The Company, however, will not redeem shares based solely on market reductions in net asset value. Before the Company exercises such right, shareholders will receive written notice and will be permitted 60 days to bring accounts up to the minimum to avoid involuntary liquidation. Any applicable Deferred Sales Charge will not be waived on amounts withdrawn by a shareholder that exceed 1.00% per month of the value of the shareholder’s shares subject to the Deferred Sales Charge at the time the withdrawal plan commences. For further information regarding the automatic cash withdrawal plan, shareholders should contact Primerica.

Other Accounts

Withdrawals of at least $50 may be made under the Withdrawal Plan by redeeming as many shares of a Fund as may be necessary to cover the stipulated withdrawal payment. Any applicable Deferred Sales Charge will not be waived on amounts withdrawn by shareholders that exceed 1.00% per month of the value of a shareholder’s shares subject to a Deferred Sales Charge at the time the Withdrawal Plan commences. To the extent that withdrawals exceed dividends, distributions and appreciation of a shareholder’s investment in a Fund, there will be a reduction in the value of the shareholder’s investment and continued withdrawal payments will reduce the shareholder’s investment, and may ultimately exhaust it. Withdrawal payments should not be considered as income from investment in a Fund. Furthermore, as it generally would not be advantageous to a shareholder to make additional investments in a Fund at the same time he or she is participating in the Withdrawal Plan, purchases by such shareholders in amounts of less than $5,000 ordinarily will not be permitted. The Withdrawal Plan will be carried over on exchanges between Funds or classes of a Fund.

All dividends and distributions on shares in the Withdrawal Plan are reinvested automatically at net asset value in additional shares of the Fund involved. A shareholder who purchases shares directly from a Fund may continue to do so and applications for participation in the Withdrawal Plan must be received by the transfer agent no later than the eighth day of the month to be eligible for participation beginning with that month’s withdrawal. For additional information, shareholders should contact their service agent or a Fund’s transfer agent.

Telephone Redemption and Exchange Program
.    Shareholders who do not have a brokerage account with a service agent may be eligible to redeem and exchange Fund shares by telephone. To determine if a shareholder is entitled to participate in this program, he or she should contact the transfer agent at 1-800-451-2010. Once eligibility is confirmed, the shareholder must complete and return a Telephone/Wire Authorization Form, along with a signature guarantee that will be provided by the transfer agent upon request. (Alternatively, an investor may authorize telephone redemptions on the new account application with the applicant’s signature guarantee when making his/ her initial investment in a Fund.)

PFS Accounts

Neither a Fund or its agents will be liable for following instructions communicated by telephone that are reasonably believed to be genuine. The Funds reserve the right to suspend, modify or discontinue the telephone redemption and exchange program or to impose a charge for this service at any time following at least seven (7) days prior notice to shareholders.

Redemptions.    Redemption requests of up to $

50,000 of any class or classes of a Fund’s shares may be made by eligible shareholders by calling Primerica at 1-800-544-5445. Such requests may be made between 8:00 a.m. and 8:00 p.m. (EST) on any day the
NYSE is open. Redemption requests received after the close of regular trading on the NYSE are priced at the net asset value next determined.

Generally, a properly completed Redemption Form with any required signature guarantee is all that is required for a redemption. In some cases, however, other documents may be necessary. Additional documentary evidence of authority is required by Primerica in the event redemption is requested by a corporation, partnership, trust, fiduciary, executor or administrator. Additionally, if a shareholder requests a redemption from a Retirement Plan account (IRA or SEP), such requests must state whether or not federal income tax is to be withheld from the proceeds of the redemption check. Redemption from a 403(b)(7) account requires completion of a special form. Please call Primerica at (800) 544-5445 between 8:00 a.m. and 8:00 p.m. (EST) to obtain the proper forms.

A shareholder will have the option of having the redemption proceeds mailed to his/her address of record or wired to a bank account predesignated by the shareholder. Generally, redemption proceeds will be mailed or wired, as the case may be, on the next business day following the redemption request. In order to use the wire procedures, the bank receiving the proceeds must be a member of the Federal Reserve System or have a correspondent relationship with a member bank. The transfer agent reserves the right to charge shareholders a nominal fee for each wire redemption. Such charges, if any, will be assessed against the shareholder’s account from which such shares were redeemed. In order to change the bank account designated to receive redemption proceeds, a shareholder must complete a new Telephone/Wire Authorization Form and, for the
protection of the shareholder’s assets, will be required to provide a signature guarantee and certain other documentation.

Exchanges.    Eligible shareholders may make exchanges by telephone if the account registration of shares of the Fund being acquired is identical to the registration of the shares of the Fund exchanged. Such exchange requests may be made by calling Primerica at 1-800-544-5445 between 8:00 a.m. and 8:00 p.m. (EST) on any day on which the NYSE is open. Exchange requests received after the close of regular trading on the NYSE are processed at the net asset value next determined.

Additional Information regarding Telephone Redemption and Exchange Program.    Neither a Fund nor its agents will be liable for following instructions communicated by telephone that are reasonably believed to be genuine. The Funds and their agents will employ procedures designed to verify the identity of the caller and legitimacy of instructions (for example, a shareholder’s name and account number will be required and phone calls may be recorded). The Funds reserve the right to suspend, modify or discontinue the telephone redemption and exchange program or to impose a charge for this service at any time following at least seven (7)
days’ prior notice to shareholders.

During periods of drastic economic or market changes or severe weather or other emergencies, shareholders may experience difficulties implementing a telephone redemption. In such an event, another method of instruction, if available, such as a written request sent via an overnight delivery service, should be considered.

The right of redemption may be suspended or the date of payment postponed (a) for any period during which the NYSE is closed (other than for customary weekend and holiday closings), (b) when trading in markets the Funds normally utilize is restricted, or an emergency as determined by the SEC exists, so that disposal of the Funds’ investments or determination of net asset value is not reasonably practicable or
(c) for such other periods as the SEC by order may permit for the protection of the Funds’ shareholders.

Distributions in Kind.

A Fund may make redemptions of its shares by a distribution in kind of portfolio securities in lieu of cash. Shareholders should expect to incur brokerage costs when subsequently selling shares redeemed in kind.

Exchange Privilege.

General.    Except as noted below, shareholders of any of the Smith Barney mutual funds may exchange all or part of their shares for shares of the same class of other Smith Barney mutual funds, to the extent such shares are offered for sale in the shareholder’s state of residence and provided the shareholder’s service agent is authorized to distribute shares of the fund, on the basis of relative net asset value per share at the time of exchange.

Exchanges are subject to minimum investment requirements and all shares are subject to the other requirements of the fund into which exchanges are made.

The Exchange Privilege enables shareholders in any Smith Barney mutual fund to acquire shares of the same class in the fund with different investment objectives when they believe a shift between funds is an appropriate investment decision. This privilege is available to shareholders residing in any state in which the fund shares being acquired may legally be sold. Prior to any exchange, the shareholder should obtain and review a copy of the current prospectus of each fund into which an exchange is being considered. Prospectuses may be obtained from your service agent.

Upon receipt of proper instructions and all necessary supporting documents, shares submitted for exchange are redeemed at the then-current net asset value and, subject to any applicable Deferred Sales Charge, the proceeds are immediately invested, at a price as described above, in shares of the fund being acquired. The Funds reserve the right to reject any exchange request. The Exchange Privilege may be modified or terminated at any time after written notice to shareholders.

Class A, Class Y and Class 1 Exchanges.    Class A, Class Y and Class 1 shareholders of each Fund who wish to exchange all or a portion of their shares for shares of the same class in any funds eligible for the exchange privilege may do so without imposition of any charge. Class Y shareholders may also exchange all or a portion of their shares for Class A shares in any funds eligible for the exchange privilege without imposition of any charge.

Class C and O Exchanges.    Class C and Class O shareholders who wish to exchange all or a portion of their shares for Class C shares in any funds eligible for the exchange privilege may do so without imposition of any charge.

Class B and Class P Exchanges.    Class B and Class P shareholders may exchange all or a portion of their shares for Class B shares in any funds eligible for the exchange privilege. In the event a Class B or Class P shareholder wishes to exchange all or a portion of his or her shares into any fund imposing a higher Deferred Sales Charge than that imposed by the Fund then owned, the exchanged shares will be subject to the higher applicable Deferred Sales Charge. Upon an exchange, the new Class B shares will be deemed to have been purchased on the same date as the Class B or Class P shares of the Fund that have been exchanged.

PFS Accounts

Shareholders who establish telephone transaction authorization on their account may request an exchange by telephone. If a shareholder does not wish to allow telephone exchanges by any person in his account, he should decline the telephone transaction option on the account application. Redemption procedures discussed below are also applicable for exchanging shares, and exchanges will be made upon receipt of all supporting documents in proper form. Exchanges between funds involving exact registrations do not require a signature guarantee.

Additional Information Regarding the Exchange Privilege.    The Funds are not designed to provide investors with a means of speculation on short-term market movements. A pattern of frequent exchanges by investors can be disruptive to efficient portfolio management and, consequently, can be detrimental to a Fund and its shareholders. Accordingly, if a Fund’s management in its sole discretion determines that an investor is engaged in excessive trading, such Fund, with or without prior notice, may temporarily or permanently terminate the availability to that investor of Fund exchanges, or reject in whole or part any purchase or exchange request with respect to such investor’s account. Such investors also may be barred from purchases and exchanges involving other funds in the Smith Barney mutual fund family. Accounts under common ownership or control will be considered as one account for purposes of determining a pattern of excessive trading. A Fund may notify an investor of rejection of a purchase or exchange order after the day the order is placed. If an exchange request is rejected, a Fund will take no other action with respect to the shares until it receives further instructions from the investor. A Fund’s policy on excessive trading applies to investors who invest in such Fund directly or through service agents, but does not apply to any systematic investment plans described in the prospectus.

During times of drastic economic or market conditions, a Fund may suspend the Exchange Privilege temporarily without notice and treat exchange requests based on their separate components – redemption orders with a simultaneous request to purchase the other fund’s shares. In such a case, the redemption request would be processed at a Fund’s next determined net asset value but the purchase order would be effective only at the net asset value next determined after the fund being purchased formally accepts the order, which may result in the purchase being delayed.

Certain shareholders may be able to exchange shares by telephone. See “Redemption of Shares—Telephone Redemption and Exchange Program.” Exchanges will be processed at the net asset value next determined. Redemption procedures discussed above are also applicable for exchanging shares, and exchanges will be made upon receipt of all supporting documents in proper form. If the account registration of the shares of the fund being acquired is identical to the registration of the shares of the fund exchanged, no signature guarantee is required.

This Exchange Privilege may be modified or terminated at any time, and is available only in those jurisdictions where such exchanges legally may be made. Before making any exchange, shareholders should contact the transfer agent or, if they hold Fund shares through service agents, their service agents to obtain more information and prospectuses of the funds to be acquired through the exchange. An exchange is treated as a sale of the shares exchanged and could result in taxable gain or loss to the shareholder making the exchange.

Determination of Public Offering Price.    The public offering price for a share of any class of a Fund is equal to the net asset value per share at the time of purchase, plus the applicable initial sales charge for Class A and Class 1 shares. A Deferred Sales Charge, however, is imposed on certain redemptions of Class A, Class B, Class C, Class O and Class P shares.

Involuntary Redemption of Shares.    Subject to applicable law, the Trustees may cause a shareholder’s shares to be redeemed under certain circumstances, including in order to eliminate small accounts for administrative efficiencies and cost savings, to protect the tax status of a Fund if necessary and to eliminate ownership of shares by a particular shareholder when the Trustees determine, pursuant to adopted policies, that the particular shareholder’s ownership is not in the best interests of the other shareholders of that Fund (for example, in the case of a market timer).

DISTRIBUTIONS AND FEDERAL TAXES

The following discussion is a brief summary of some of the important federal (and, where noted, state) income tax consequences affecting each Fund and its shareholders. The discussion is very general, and therefore prospective investors are urged to consult their tax advisers about the impact an investment in a Fund may have on their own tax situations.

International Fund distributes dividends annually; Growth and Income Fund declares and pays dividends quarterly. Each Fund makes capital gain distributions annually. The per share dividends on each class will differ depending on the differences in distribution and service fees, if any, applicable to the classes.

All income dividends and capital gains distributions are reinvested in shares of a Fund at net asset value without a sales charge on the record date, except that any shareholder may otherwise instruct the shareholder service agent in writing and receive cash. Shareholders are informed as to the sources of distributions at the time of payment.

Taxation of the Funds

Federal Taxes.    Each Fund has elected to be treated, and intends to qualify each year, as a “regulated investment company” under Subchapter
M of the Internal Revenue Code of 1986, as amended (the “Code”), by meeting all applicable requirements of Subchapter M, including requirements as to the nature of the Fund’s gross income, the amount of Fund distributions, and the composition of the Fund’s portfolio assets. Provided all such requirements are met, no U.S. federal or excise taxes generally will be required to be paid by a Fund. If a Fund should fail to qualify as a “regulated investment company” for any year, the Fund would incur a regular corporate federal income tax upon its taxable income and Fund distributions would generally be taxable as ordinary income to shareholders.

Foreign Taxes.    Investment income and gains received by a Fund from non-U.S. securities may be subject to non-U.S. taxes. The U.S. has entered into tax treaties with many other countries that may entitle a Fund to a reduced rate of tax or an exemption from tax on such income. Each Fund intends to qualify for treaty reduced rates where applicable. It is not possible, however, to determine a
Fund’s effective rate of non-U.S. tax in advance since the amount of the Fund’s assets to be invested within various countries is not known.

If a Fund holds more than 50% of its assets in foreign stock and securities at the close of its taxable year, the Fund may elect to “pass through” to the Fund’s shareholders foreign income taxes paid. If a Fund so elects, shareholders will be required to treat their pro rata portion of the foreign income taxes paid by the Fund as part of the amounts distributed to them by the Fund and thus includable in their gross income for federal income tax purposes. Shareholders who itemize deductions would then be allowed to claim a deduction or credit (but not both) on their federal income tax returns for such amounts, subject to certain limitations.
Shareholders who do not itemize deductions would (subject to such limitations) be able to claim a credit but not a deduction. No deduction for such amounts will be permitted to individuals in computing their alternative minimum tax liability. If a
Fund does not qualify or elect to “pass through” to its shareholders foreign income taxes paid by it, shareholders will not be able to claim any deduction or credit for any part of the foreign taxes paid by the Fund.

Taxation of Shareholders

Taxation of Distributions.    Shareholders of a Fund will generally have to pay federal income taxes and any state or local taxes on the dividends and capital gain distributions they receive from the Fund. Dividends from ordinary income, and any distributions from net short term capital gain are taxable to shareholders as ordinary income for federal income tax purposes, whether the distributions are made in cash or additional shares. To the extent that ordinary dividends are derived from qualified dividend income of the distributing Fund, eligible for reduced tax rates for non-corporate shareholders, such dividends will be treated as qualified dividend income provided that they are so designated by that Fund and that the recipient shareholder satisfies certain holding period requirements. If more than 95% of a Fund’s gross income, calculated without taking into account long-term capital gains, consists of qualified dividend income, that Fund may designate all distributions of such income as qualified dividend income. Qualified dividend income generally is income derived from dividends from U.S. corporations or from corporations that are either incorporated in a U.S. possession or eligible for benefits under qualifying U.S. tax treaties. Distributions from a foreign corporation that is not a “qualified foreign corporation” may nevertheless be treated as “qualified dividend income” if the applicable stock is readily tradable on an established U.S. securities market. “Passive foreign investment companies” (“PFICs”) will not be treated as “qualified foreign corporations” for these purposes. Distributions of net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses), whether made in cash or in additional shares, are taxable to shareholders as long-term capital gains without regard to the length of time the shareholders have held their shares. Any Fund dividend that is declared in October, November, or December of any calendar year, that is payable to shareholders of record in such a month, and that is paid the following January, will be treated as if received by the shareholders on December 31 of the year in which the dividend is declared.

Any Fund distribution will have the effect of reducing the per share net asset value of shares in the Fund by the amount of the distribution. Shareholders purchasing shares shortly before the record date of any distribution may thus pay the full price for the shares and then effectively receive a portion of the purchase price back as a taxable distribution.

Dividends-Received Deduction.    The portion of each Fund’s ordinary income dividends attributable to dividends received in respect to equity securities of U.S. issuers is normally eligible for the dividends received deduction for corporations subject to U.S. federal income taxes. Availability of the deduction for particular shareholders is subject to certain limitations, and deducted amounts may be subject to the alternative minimum tax and result in certain basis adjustments.

Withholding Tax Payments for Non-U.S. Persons.    Each Fund will withhold tax payments at the rate of 30% (or any lower rate permitted under an applicable treaty) on taxable dividends, redemption proceeds and certain other payments that are made to persons who are neither citizens nor residents of the U.S. Distributions received from a Fund by non-U.S. persons also may be subject to tax under the laws of their own jurisdictions.

For taxable years of each Fund beginning during 2005, 2006 and 2007, this 30% withholding tax will not apply to dividends that a Fund designates as (a) interest-related dividends, to the extent such dividends are derived from each Fund’s “qualified net interest income,” or (b) short-term capital gain dividends, to the extent such dividends are derived from each Fund’s “qualified short-term gain.” “Qualified net interest income” generally is interest on bank deposits, interest or original issue discount on an obligation in registered form, or original issue discount on certain short-term obligations whether or not in registered form. The term does not include interest that is disqualified as “contingent interest” under the portfolio interest rules. “Qualified short-term gain” generally means the excess of the net short-term capital gain of each of the Funds for the taxable year over its net long-term capital loss.

Backup Withholding.    The account application asks each new shareholder to certify that the shareholder’s Social Security or taxpayer identification number is correct and that the shareholder is not subject to backup withholding for failing to report income to the IRS. Each Fund may be required to withhold (and pay over to the IRS for the shareholder’s credit) a percentage of certain distributions and redemption proceeds paid to shareholders who fail to provide this information or who otherwise violate IRS regulations. Backup withholding will not, however, be applied to payments that have been subject to the 30%
withholding tax on shareholders who are neither citizens nor residents of the U.S.

Disposition of Shares.    In general, any gain or loss realized upon a taxable disposition of shares of a Fund by a shareholder that holds such shares as a capital asset will be treated as a long-term capital gain or loss if the shares have been held for more than twelve months and otherwise as a short-term capital gain or loss. However, any loss realized upon a disposition of shares in a Fund held for six months or less will be treated as a long-term capital loss to the extent of any distributions of net capital gain made with respect to those shares. Any loss realized upon a disposition of shares may also be disallowed under rules relating to wash sales. Gain may be increased (or loss reduced) upon a redemption of Class A Fund shares held for 90 days or fewer followed by any purchase of shares of a Fund or another of the Smith Barney mutual Funds, including purchases by exchange or by reinvestment, without payment of a sales charge that would otherwise apply because of any sales charge paid on the original purchase of the Class A Fund shares.

Effects of Certain Investments and Transactions

Options, etc.    Each Fund’s transactions in options, futures contracts and forward contracts will be subject to special tax rules that may affect the amount, timing and character of Fund income and distributions to shareholders. For example, certain positions held by each Fund on the last business day of each taxable year will be marked to market (i.e., treated as if closed out) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held by a Fund that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute “straddles,” and may be subject to special tax rules that would cause deferral of Fund losses, adjustments in the holding periods of Fund securities, and conversion of short-term into long-term capital losses.
Certain tax elections exist for straddles that may alter the effects of these rules. Each Fund will limit its activities in options, futures contracts and forward contracts to the extent necessary to meet the requirements of Subchapter M of the
Code.

Foreign Investments. The Funds may make non-U.S. investments. Special tax considerations apply with respect to such investments. Foreign exchange gains and losses realized by a Fund will generally be treated as ordinary income and loss. Use of non-U.S. currencies for non-hedging purposes and investment by a Fund in certain PFICs may have to be limited in order to avoid a tax on a Fund. A Fund may elect to mark to market any investments in PFICs on the last day of each taxable year. This election may cause the Fund to recognize ordinary income prior to the receipt of cash payments with respect to those investments; in order to distribute this income and avoid a tax on the Fund, the Fund may be required to liquidate portfolio securities that it might otherwise have continued to hold potentially resulting in additional taxable gain or loss to the Fund.

Capital Loss Carryforwards

Growth and Income Fund—On October 31, 2005, the unused capital loss carryforwards for the Growth and Income Fund were approximately $115,946,385. For federal income tax purposes, this amount is available to be applied against future capital gains of the Fund, if any, that are realized prior to the expiration of the applicable carryforwards. The carryforwards expire as follows:

October 31,

2010

2011

$5,464,906

$110,481,479

International Fund—On October 31, 2005, the unused capital loss carryforwards for the International Fund were approximately $90,270,935. For federal income tax purposes, this amount is available to be applied against future capital gains of the Fund, if any, that are realized prior to the expiration of the applicable carryforwards. The carryforwards expire as follows:

October 31,

2008

2009

2010

2011

$569,980

$16,130,189

$43,173,297

$30,397,469

OTHER INFORMATION

Legal Matters

Beginning in June 2004, class action lawsuits
alleging violations of the federal securities laws were filed against CGMI, SBFM and Salomon Brothers Asset Management Inc. (“SBAM”) (collectively, the “Advisers”), substantially all of the mutual funds managed by the
Advisers, including the Funds (the “Funds”), and directors or trustees of the Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGMI created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to CGMI for steering clients towards proprietary funds. The complaints also alleged that the defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, the Fund’s investment manager believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

As of the date above, the Fund’s investment manager and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

The Defendants have moved to dismiss the Complaint. Those motions are pending before the court.

* * * *

Recent Developments

Beginning in August 2005, five putative class action lawsuits alleging violations of federal securities laws and state law were filed against CGMI and SBFM (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described in the prospectus. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the advisor for the Smith Barney family of funds (the “Funds”), rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

On October 5, 2005, a motion to consolidate the five actions and any subsequently-filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

As of the date above, the Fund’s investment manager believes that resolution of the pending lawsuits will not have a material effect on the financial position or results of operations of the Funds or the ability of the Fund’s investment manager and its affiliates to continue to render services to the Funds under their respective contracts.

Additional Developments

The funds have received the following information concerning SBFM and its affiliate SBAM:

On September 16, 2005, the staff of the SEC informed SBFM and SBAM that the staff is considering recommending that the SEC institute administrative proceedings against SBFM and SBAM for alleged violations of Section 19(a) and 34(b) of the 1940 Act (and related Rule 19a-1). The notification is a result of an industry wide inspection by the SEC and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. Section 19(a) and related Rule 19a-1 of the 1940 Act generally require funds that are making dividend and distribution payments to provide shareholders with a written statement disclosing the source of the dividends and distributions, and, in particular, the portion of the payments made from each of the net investment income, undistributed net profits and/or paid-in capital. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM or SBAM.

SBFM and SBAM are cooperating with the SEC. Although there can be no assurance, SBFM believes that these matters are not likely to have a material adverse effect on the Funds or their ability to perform their respective investment management services relating to the Funds.

Transfer Agent

PFPC Inc., P.O. Box 9699, Providence, RI 02940-9699 serves as the Funds’ transfer and dividend-paying agent. Under the transfer agency agreement, the transfer agent maintains the shareholder account records for the Funds, handles certain communications between shareholders and the Funds, distributes dividends and distributions payable by the Funds and produces statements with respect to account activity for the Funds and their shareholders. For these services, the transfer agent receives fees from the Funds computed on the basis of the number of shareholder accounts that the transfer agent maintains for the Funds during the month and is reimbursed for out-of-pocket expenses.

Custodian

State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 (“State Street”), serves as the custodian of the Funds. Under the custody agreement with the fund, State Street holds the Funds’ portfolio securities and keeps all necessary accounts and records. For its services, State Street receives a monthly fee based upon the month-end market value of securities held in custody and also receives certain securities transaction charges. The assets of the Funds are held under bank custodianship in compliance with the 1940 Act.

Independent Registered Accounting Firm

KPMG LLP, 345 Park Avenue, New York, NY 10154, has been selected as the Trust’s independent registered public accounting firm to audit and report on the Trust’s financial statements and financial highlights of the Trust for the fiscal year ending October 31, 2006.

Legal Counsel

Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, is legal counsel to the funds.

Shareholder and Trustee Responsibility

The Company is an entity of the type commonly known as a “Massachusetts business trust.” Under Massachusetts law, shareholders of such a business trust may, under certain circumstances, be held personally liable as partners for its obligations and liabilities. However, the Declaration of Trust of the Company contains an express disclaimer of shareholder liability for acts or obligations of the Company and provides for indemnification and reimbursement of expenses out of Company property for any shareholder held personally liable for the obligations of the Company. The Declaration of Trust of the Company also provides that the Company may maintain insurance (e.g., fidelity bonding and errors and omissions insurance) for the protection of the Company, its shareholders, Trustees, Trustees Emeritus, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the Company itself was unable to meet its obligations.

The Company’s Declaration of Trust further provides that obligations of the Company are not binding upon the Trustees individually but only upon the property of the Company and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust of the Company protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

About the Company

The Company was organized on January 29, 1987 under the laws of The Commonwealth of Massachusetts. As of December 31, 1997, the name of the Company was changed from the Common
Sense Funds Trust to Concert Investment Series®,
and then to Smith Barney Investment Series on September 11, 2000.

The Company is a diversified, open-end management investment company. Each Fund is a series of the Company. Prior to January 21, 2003, the Smith Barney International Fund was known as the Smith Barney International
Aggressive Growth Fund. Prior to September 11, 2000, the Smith Barney Growth and Income Fund was known as the Growth and Income Fund, and the Smith Barney International Fund was known as the International Fund. Prior to May 9, 2003 the SB Growth and
Income Fund was known as the Smith Barney Growth and Income Fund.

The Company’s Declaration of Trust permits the Company’s Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest (par value
$0.00001 per share) of each series, to divide or combine the shares of any series into a greater or lesser number of shares of that series without thereby changing the proportionate beneficial interests in that series and to divide such shares into classes. The Company has reserved the right to create and issue additional series and classes of shares or to classify or reclassify outstanding shares. The Company also reserves the right, subject to the 1940 Act, to modify the preferences, voting powers, rights and privileges of shares of each class without shareholder approval. Shares of each series of the Company participate equally in the earnings, dividends and distribution of net assets of the particular series upon liquidation or dissolution (except for any differences among classes of shares of a series). Shareholders of all series of the Company generally will vote together on all matters except when the Trustees determine that only shareholders of particular series or classes are affected by a particular matter or when applicable law requires shareholders to vote separately by series or class.

Subject to applicable law, the Company may involuntarily redeem shareholders’ shares at any time for any reason the Trustees of the Company deem appropriate, including for the following reasons: (i) in order to eliminate small accounts for administrative efficiencies and cost savings, (ii) the failure of a shareholder to supply certain information such as a tax identification number if required to do so, or to provide data sufficient to verify such information (iii) to protect the tax status of a Fund if necessary, (iv) failure of a shareholder to meet or maintain the qualifications for ownership of a particular class of shares, (v) the failure of a shareholder to pay when due for the purchase of shares and (vi) to eliminate ownership of shares by a particular shareholder when a Fund determines pursuant to adopted procedures that the particular shareholder’s ownership is not in the best interests of the other shareholders of a Fund.

The holders of shares are required to disclose information on direct or indirect ownership of Fund shares as may be required to comply with various laws applicable to a Fund, and ownership of Fund shares may be disclosed by the Fund if so required by law or regulation.

Each shareholder of a Fund is entitled to one vote for each dollar of net asset value (number of shares of the Fund owned times net asset value per share) of the Fund, on each matter on which the shareholder is entitled to vote. Each fractional dollar amount is entitled to a proportionate fractional vote. Except when a larger vote is required by applicable law, a majority of the voting power of the shares voted in person or by proxy on a matter will decide that matter and a plurality of the voting power of the shares voted in person or by proxy will elect a Trustee. Shareholders in the Company do not have cumulative voting rights. The Company is not required to hold and has no present intention of holding annual meetings of shareholders, but the Company will hold special meetings of a Fund’s shareholders when in the judgment of the Trustees it is necessary or desirable to submit matters for a shareholder vote. Shareholders have, under certain circumstances (e.g., upon the application and submission of certain specified documents to the Trustees by a specified number of shareholders), the right to communicate with other shareholders in connection with requesting a meeting of shareholders for the purpose of removing one or more Trustees. Except in limited circumstances, the Trustees may, without any shareholder vote, amend or otherwise supplement the Company’s Declaration of
Trust.

The Company’s Declaration of Trust provides that, at any meeting of shareholders of the Company or of any series of the Company, a shareholder servicing agent may vote any shares of which it is the holder of record and for which it does not receive voting instructions proportionately in accordance with the votes cast by holders of all shares otherwise represented at the meeting in person or by proxy as to which such shareholder servicing agent is the agent at record. Shares have no preference, pre-emptive, conversion or similar rights except as the Trustees may otherwise determine. Shares, when issued, are fully paid and non-assessable, except as set forth below.

The Company, or any series or class of the Company, may merge or consolidate or may sell, lease or exchange all or substantially all of its assets if authorized at any meeting of shareholders representing a majority of the voting power of the Company (or of the affected series or class) voting as a single class, or by written consent, without a meeting, of the holders of shares representing a majority of the voting power of the outstanding shares of the Company (or of the affected series or class) voting as a single class. The Company or any series or class may reincorporate or reorganize (but not with another operating entity) without any shareholder vote. The Company may be terminated at any time by a vote of a majority of the voting power of the Company or by the Trustees by written notice to the shareholders. Any series of the Company, or any class of any series, may be terminated at any time by a vote of a majority of the outstanding voting power of that series or class, or by the Trustees by written notice to the shareholders of that series or class. If not so terminated, the Company will continue indefinitely.

The Company’s Declaration of Trust provides that shareholders may not bring suit on behalf of a Fund without first requesting that the Trustees bring such suit. Trustees are not considered to have a personal financial interest by virtue of being compensated for their services as Trustees or as trustees of funds with the same or an affiliated investment adviser or distributor.

The Company’s Declaration of Trust provides that by becoming a shareholder of a Fund, each shareholder shall be expressly held to have assented to and agreed to be bound by the provisions of the Declaration.

FINANCIAL STATEMENTS

The audited financial statements of the Funds (Statement of Assets and Liabilities at October 31, 2005, Statement of Operations for the year ended October 31, 2005, Statements of Changes in Net Assets for the years ended October 31, 2005 and 2004, Financial Highlights for each of the years in the five-year period ended October 31, 2005 and Notes to Financial Statements, along with the Report of Independent Registered Public Accounting Firm) each of which is included in the Annual
Report to Shareholders of the Funds, are incorporated by reference into this Statement of Additional Information (Filed on January 9, 2006; Accession Number 0001193125-06-003221 for Growth and Income Fund and 0001193125-06-003336 for International
Fund).

APPENDIX A

RATINGS OF
BONDS, NOTES AND COMMERCIAL PAPER

Moody’s Investors
Service, Inc.

Aaa—Obligations rated Aaa
are judged to be of the best quality with minimal credit risk.

Aa—Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A—Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa—Obligations rated Baa are subject to moderate credit risk.
They are considered medium-grade and as such may possess certain speculative characteristics.

Ba—Obligations rated Ba are judged to have speculative and are subject to substantial credit risk.

B—Obligations rated B are considered speculative and are
subject to high credit risk.

Caa—Obligations
rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca—Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C—Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classifications Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category;
the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Standard & Poor’s

AAA—An obligation rated AAA has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA—An obligation rated AA differs from the highest-rated obligations only in small degree. The obligor’s capacity to meet its financial commitment is very strong.

A—An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB—An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C—Obligations rated “BB”, “B”, “CCC”, “CC”, and “C” are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

Plus (+) or Minus (-)—The ratings from “AA” to “CCC” may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

N.R.—An issuer designated “N.R.” is not rated.

Fitch Ratings

AAA—Highest credit
quality.    “AAA” ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA—Very high credit quality.    “AA” ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A—High credit quality.    “A” ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB—Good credit quality.    “BBB” ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

BB—Speculative.    “BB” ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B—Highly speculative.    “B” ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC, C—High default
risk.    Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A “CC” rating indicates that default of some kind appears probable. “C” ratings signal imminent default.

COMMERCIAL PAPER RATINGS

Moody’s Investors Service, Inc.

P-1 Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2 Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

Standard & Poor’s

A-1—A short-term obligation rated A-1 is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2—A short-term obligation rated A-2 is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3—A short-term obligation rated “A-3” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B—A short-term obligation rated “B” is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

C—A short-term obligation rated “C” is currently
vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

N.R.—An issuer designated “N.R.” is not rated.

Fitch Ratings

Fitch’s short-term ratings has a time horizon of less than 12 months for most obligations, or up to three years, for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

Fitch’s short-term ratings are as follows:

F1—Highest credit
quality.    Indicates the strongest capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2—Good credit quality.    A
satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

F3—Fair credit quality.    The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

APPENDIX B

DESCRIPTION OF PROXY VOTING POLICIES AND PROCEDURES

PROXY VOTING GUIDELINES & PROCEDURES SUMMARY

Concerning Citigroup Asset Management 1(CAM)

Proxy
Voting Policies and Procedures

The following is a
brief overview of the Proxy Voting Policies and Procedures (the “Policies”) that CAM has adopted to seek to ensure that CAM votes proxies relating to equity securities in the best interest of clients.

CAM votes proxies for each client account with respect to which it has been authorized to vote proxies. In voting proxies, CAM is guided by general fiduciary principles and seeks to act prudently and solely in the best interest of clients. CAM attempts to consider all factors that could affect the value of the investment and will vote proxies in the manner that it believes will be consistent with efforts to maximize shareholder values. CAM may utilize an external service provider to provide it with information and/or a recommendation with regard to proxy votes. However, the CAM adviser (business unit) continues to retain responsibility for the proxy vote.

In the case of a proxy issue for which there is a stated position in the Policies, CAM generally votes in accordance with such stated position. In the case of a proxy issue for which there is a list of factors set forth in the Policies that CAM considers in voting on such issue, CAM votes on a case-by-case basis in accordance with the general principles set forth above and considering such enumerated factors. In the case of a proxy issue for which there is no stated position or list of factors that CAM considers in voting on such issue, CAM votes on a case-by-case basis in accordance with the general principles set forth above. Issues for which there is a stated position set forth in the Policies or for which there is a list of factors set forth in the Policies that CAM considers in voting on such issues fall into a variety of categories, including election of directors, ratification of auditors, proxy and tender offer defenses, capital structure issues, executive and director compensation, mergers and corporate restructurings, and social and environmental issues. The stated position on an issue set forth in the
Policies can always be superseded, subject to the duty to act solely in the best interest of the beneficial owners of accounts, by the investment management professionals responsible for the account whose shares are being voted. Issues applicable to a particular industry may cause CAM to abandon a policy that would have otherwise applied to issuers generally. As a result of the independent investment advisory services provided by distinct CAM business units, there may be occasions when different business units or different portfolio managers within the same business unit vote differently on the same issue. A CAM business unit or investment team (e.g. CAM’s Social Awareness Investment team) may adopt proxy voting policies that supplement these policies and procedures. In addition, in the case of Taft-Hartley clients, CAM will comply with a client direction to vote proxies in accordance with Institutional Shareholder Services’ (ISS) PVS Voting Guidelines, which
ISS represents to be fully consistent with AFL-CIO guidelines.

[1]
Citigroup Asset Management comprises CAM North America, LLC, Salomon Brothers Asset Management Inc, Smith Barney Fund Management LLC, and other affiliated investment advisory firms. On December 1, 2005, Citigroup Inc. (“Citigroup”) sold substantially all of its worldwide asset management business, Citigroup Asset Management, to Legg Mason, Inc. (“Legg Mason”). As part of this transaction,
CAM North America, LLC, Salomon Brothers Asset Management Inc and Smith Barney Fund Management LLC became wholly-owned subsidiaries of Legg Mason. Under a licensing agreement between Citigroup and Legg Mason, the names of CAM North America, LLC,
Salomon Brothers Asset Management Inc, Smith Barney Fund Management LLC and their affiliated advisory entities, as well as all logos, trademarks, and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason. Citi Marks include, but are not limited to, “Citigroup Asset Management,” “Salomon Brothers Asset Management” and “CAM”. All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement. Legg Mason and its subsidiaries, including CAM North America, LLC, Salomon Brothers Asset Management Inc, and Smith Barney Fund Management LLC are not affiliated with Citigroup.

B-1

In furtherance of CAM’s goal to vote
proxies in the best interest of clients, CAM follows procedures designed to identify and address material conflicts that may arise between CAM’s interests and those of its clients before voting proxies on behalf of such clients. To seek to identify conflicts of interest, CAM periodically notifies CAM employees in writing that they are under an obligation (i) to be aware of the potential for conflicts of interest on the part of CAM with respect to voting proxies on behalf of client accounts both as a result of their personal relationships and due to special circumstances that may arise during the conduct of CAM’s business, and (ii) to bring conflicts of interest of which they become aware to the attention of CAM’s compliance personnel. CAM also maintains and considers a list of significant CAM relationships that could present a conflict of interest for CAM in voting proxies. CAM is also sensitive to the fact that a significant, publicized relationship between an issuer and a non-CAM Legg Mason affiliate might appear to the public to influence the manner in which CAM decides to vote a proxy with respect to such issuer. Absent special circumstances or a significant, publicized non-CAM Legg Mason affiliate relationship that CAM for prudential reasons treats as a potential conflict of interest because such relationship might appear to the public to influence the manner in which CAM decides to vote a proxy, CAM generally takes the position that relationships between a non-CAM Legg Mason affiliate and an issuer (e.g. investment management relationship between an issuer and a non-CAM Legg Mason affiliate) do not present a conflict of interest for CAM in voting proxies with respect to such issuer. Such position is based on the fact that CAM is operated as an independent business unit from other Legg Mason business units as well as on the existence of information barriers between CAM and certain other Legg Mason business units.

CAM maintains a Proxy Voting Committee to review and
address conflicts of interest brought to its attention by CAM compliance personnel. A proxy issue that will be voted in accordance with a stated CAM position on such issue or in accordance with the recommendation of an independent third party is not brought to the attention of the Proxy Voting Committee for a conflict of interest review because CAM’s position is that to the extent a conflict of interest issue exists, it is resolved by voting in accordance with a pre-determined policy or in accordance with the recommendation of an independent third party. With respect to a conflict of interest brought to its attention, the Proxy Voting Committee first determines whether such conflict of interest is material. A conflict of interest is considered material to the extent that it is determined that such conflict is likely to influence, or appear to influence, CAM’s decision-making in voting proxies. If it is determined by the Proxy Voting Committee that a conflict of interest is not material, CAM may vote proxies notwithstanding the existence of the conflict.

If it is determined by the Proxy Voting Committee that a conflict of interest is material, the Proxy Voting Committee is responsible for determining an appropriate method to resolve such conflict of interest before the proxy affected by the conflict of interest is voted. Such determination is based on the particular facts and circumstances, including the importance of the proxy issue and the nature of the conflict of interest.

B-2

 Supplement to SAI dated 04/07/2006

APRIL 7, 2006

SUPPLEMENT
TO THE PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION (“SAI”) OF EACH SMITH BARNEY AND SB MUTUAL FUND LISTED BELOW

The following supplements, and to the extent inconsistent therewith, supersedes the information contained in each Fund’s Prospectus and
Statement of Additional Information.

Effective
April 7, 2006, each Registrant (except CitiFunds Trust I) and Fund will be renamed by replacing “Smith Barney” or “SB” with “Legg Mason Partners” as listed below.

There will be no change in the Funds’ investment objective(s)
or investment policies as a result of the name changes.

For more information about the Funds, including information about sales charges and ways you can qualify for reduced or waived sales charges, please go to http://www.leggmason.com/InvestorServices and click on the name of the Fund.

New Registrant/Fund Name

Date of Current Prospectus and SAI

CitiFunds Trust I

Legg Mason Partners Emerging Markets Equity Fund

February 28, 2006

Legg Mason Partners Adjustable Rate Income Fund

Legg Mason Partners Adjustable Rate Income Fund

September 28, 2005

Legg Mason Partners Aggressive Growth Fund, Inc.

Legg Mason Partners Aggressive Growth Fund, Inc.

December 29, 2005

Legg Mason Partners Appreciation Fund, Inc.

Legg Mason Partners Appreciation Fund, Inc.

April 30, 2005

Legg Mason Partners Arizona Municipals Fund, Inc.

Legg Mason Partners Arizona Municipals Fund, Inc.

September 28, 2005

Legg Mason Partners California Municipals Fund, Inc.

Legg Mason Partners California Municipals Fund, Inc.

June 28, 2005

Legg Mason Partners Core Plus Bond Fund, Inc.

Legg Mason Partners Core Plus Bond Fund, Inc.

November 28, 2005

Legg Mason Partners Equity Funds

Legg Mason Partners Social Awareness Fund

May 31, 2005

Legg Mason Partners Fundamental Value Fund, Inc.

Legg Mason Partners Fundamental Value Fund, Inc.

January 28, 2006

Legg Mason Partners Funds, Inc.

Legg Mason Partners Large Cap Value Fund

April 29, 2005

Legg Mason Partners Short-Term Investment Grade Bond Fund

April 29, 2005

Legg Mason Partners U.S. Government Securities Fund

April 29, 2005

New Registrant/Fund Name

Date of Current Prospectus and SAI

Legg Mason Partners Income Funds

Legg Mason Partners Capital and Income Fund

April 29, 2005

Legg Mason Partners Convertible Fund

November 28, 2005

Legg Mason Partners Diversified Strategic Income Fund

November 28, 2005

Legg Mason Partners Dividend and Income Fund

November 28, 2005

Legg Mason Partners Exchange Reserve Fund

November 28, 2005

Legg Mason Partners High Income Fund

November 28, 2005

Legg Mason Partners Municipal High Income Fund

November 28, 2005

Legg Mason Partners Total Return Bond Fund

November 28, 2005

Legg Mason Partners Investment Funds, Inc.

Legg Mason Partners Government Securities Fund

April 29, 2005

Legg Mason Partners Hansberger Global Value Fund

August 29, 2005

Legg Mason Partners Investment Grade Bond Fund

April 29, 2005

Legg Mason Partners Multiple Discipline Funds All Cap and International

August 29,2005

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

August 29,2005

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value

August 29,2005

Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value

August 29,2005

Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value

August 29,2005

Legg Mason Partners Real Return Strategy Fund

January 30, 2006

Legg Mason Partners Small Cap Growth Fund

January 30, 2006

Legg Mason Partners Small Cap Value Fund

January 30, 2006

Legg Mason Partners Investment Series

Legg Mason Partners Growth and Income Fund

February 28, 2006

Legg Mason Partners Dividend Strategy Fund

February 28, 2006

Legg Mason Partners International Fund

February 28, 2006

Legg Mason Partners Investment Trust

Legg Mason Partners Classic Values Fund

March 30, 2006

Legg Mason Partners Intermediate Maturity California Municipals Fund

March 30, 2006

Legg Mason Partners Intermediate Maturity New York Municipals Fund

March 30, 2006

Legg Mason Partners Large Cap Growth Fund

March 30, 2006

Legg Mason Partners Mid Cap Core Fund

March 30, 2006

Legg Mason Partners Managed Municipals Fund, Inc.

Legg Mason Partners Managed Municipals Fund, Inc.

June 28, 2005

Legg Mason Partners Massachusetts Municipals Fund

Legg Mason Partners Massachusetts Municipals Fund

March 30, 2006

Legg Mason Partners Municipal Funds

Legg Mason Partners Florida Municipals Fund

July 29, 2005

Legg Mason Partners Georgia Municipals Fund

July 29, 2005

Legg Mason Partners Limited Term Municipals Fund

July 29, 2005

Legg Mason Partners National Municipals Fund

July 29, 2005

Legg Mason Partners New York Municipals Fund

July 29, 2005

Legg Mason Partners Pennsylvania Municipals Fund

July 29, 2005

Legg Mason Partners New Jersey Municipals Fund, Inc.

Legg Mason Partners New Jersey Municipals Fund, Inc.

July 29, 2005

New Registrant/Fund Name

Date of Current Prospectus and SAI

Legg Mason Partners Oregon Municipals Fund

Legg Mason Partners Oregon Municipals Fund

August 28, 2005

Legg Mason Partners Sector Series, Inc.

Legg Mason Partners Financial Services Fund

February 28, 2006

Legg Mason Partners Health Sciences Fund

February 28, 2006

Legg Mason Partners Technology Fund

February 28, 2006

Legg Mason Partners Trust II

Legg Mason Partners Capital Preservation Fund

February 28, 2006

Legg Mason Partners Capital Preservation Fund II

February 28, 2006

Legg Mason Partners Diversified Large Cap Growth Fund

February 28, 2006

Legg Mason Partners International Large Cap Fund

April 29, 2005

Legg Mason Partners Short Duration Municipal Income Fund

February 28, 2006

Legg Mason Partners Small Cap Growth Opportunities Fund

February 28, 2006

Legg Mason Partners World Funds, Inc.

Legg Mason Partners Inflation Management Fund

February 28, 2006

Legg Mason Partners International All Cap Growth Fund

February 28, 2006

Legg Mason Partners Small Cap Core Fund, Inc.

Legg Mason Partners Small Cap Core Fund, Inc.

April 29, 2005

FD 03385

 Supplement to SAI dated 07/12/2006

Supplement dated July 12, 2006

to the Prospectuses and Statements of Additional Information

of the Funds indicated below

The following supplements the Prospectus and Statement of
Additional Information for each fund listed below:

Management

On August 1, 2006,

Legg Mason Partners Fund Advisor, LLC (or LMPFA) will become the fund’s investment manager. LMPFA, with offices at 399 Park Avenue, New York, New York 10022, is a recently-organized investment adviser that has been formed to serve as the investment manager of the fund and other Legg Mason-sponsored funds.

As set forth in Schedule I to this Supplement, CAM North America, LLC, Batterymarch Financial Management, Inc. and/or Western Asset Management Company will become the fund’s subadviser(s) on August 1, 2006.

CAM North America, LLC (or CAM N.A.), with offices at 399 Park Avenue, New York, New York 10022, is a recently-organized investment adviser that has been formed to succeed to the equity securities portfolio management business of Citigroup Asset Management, which was acquired by Legg Mason, Inc. (or Legg Mason) in December 2005. Batterymarch Financial Management, Inc. (or Batterymarch), established in 1969 and having offices at 200 Clarendon Street, Boston, Massachusetts 02116, acts as investment adviser to institutional accounts, such as pension and profit sharing plans, mutual funds and endowment funds. Batterymarch’s total assets under management were approximately $17.3 billion as of May 31, 2006. Western Asset Management Company (or Western Asset), established in 1971 and having offices at 385 East Colorado Boulevard, Pasadena, California 91101, acts as investment adviser to institutional accounts, such as corporate pension plans, mutual funds and endowment funds. As of March 31, 2006, Western Asset’s total assets under management were approximately $512 billion.

LMPFA, CAM N.A., Batterymarch and Western Asset are wholly-owned subsidiaries of Legg Mason.

1

LMPFA provides administrative and certain oversight services to the fund. LMPFA has delegated to CAM N.A., Batterymarch and/or Western Asset, as applicable, the day-to-day portfolio management of the fund, except for the management of cash and short-term instruments. Legg Mason expects that the current portfolio managers who are responsible for the day-to-day management of the fund, as well as senior management and other key employees, will be the same immediately after the new management and subadvisory agreements take effect, and the current portfolio managers will have access to the same research and other resources to support their investment management functions.
The fund’s investment management fee remains unchanged.

Other information

The fund’s Board has approved a number of initiatives designed to streamline and restructure the fund complex, and has authorized seeking shareholder approval for those initiatives where shareholder approval is required. As a result, fund shareholders will be asked to elect a new Board, approve matters that will result in the fund being grouped for organizational and governance purposes with other funds in the fund complex that are predominantly equity-type funds, and adopt a single form of organization as a Maryland business trust, with all funds operating under uniform charter documents. Fund shareholders also will be asked to approve investment matters, including standardized fundamental investment policies. Proxy materials describing these matters are expected to be mailed later in 2006. If shareholder approval is obtained, these matters generally are expected to be effectuated during the first quarter of 2007.

Share class standardization

The following supplements the Prospectus and Statement of Additional Information for each fund other than Legg Mason Partners S&P 500 Index Fund:

The fund’s Board has approved certain share class modifications to, among other things, standardize the pricing and features of all equity and fixed income funds in the fund complex. As a result, a fund’s front-end sales load and/or contingent deferred sales charge amount and/or schedule may increase in some cases or may decrease in other cases. The modifications are expected

2

to be implemented during the fourth quarter of 2006. The fund’s Prospectus will be further supplemented prior to their implementation.

Effective July 12, 2006, the Legg Mason Partners funds and Salomon Brothers funds will reduce the minimum initial and subsequent investment requirements to $

1.00 for certain programs offered by third-party intermediaries, including asset allocation programs, wrap account programs, fee-based programs and unified managed account programs or individual accounts within such programs.

Reorganization

The following supplements the Prospectus and Statement of Additional Information for each fund listed as an Acquired Fund on Schedule II to this Supplement:

The fund’s Board has approved a reorganization pursuant to which the fund’s assets would be acquired, and its liabilities would be assumed, by the fund (the
“Acquiring Fund”) listed opposite the fund on Schedule II in exchange for shares of the Acquiring Fund. The fund would then be liquidated, and shares of the Acquiring Fund would be distributed to fund shareholders.

Under the reorganization, fund shareholders would receive shares of the Acquiring Fund with the same aggregate net asset value as their shares of the fund. It is anticipated that no gain or loss for Federal income tax purposes would be recognized by fund shareholders as a result of the reorganization.

The reorganization is subject to the satisfaction of certain conditions, including approval by fund shareholders. Proxy materials describing the reorganization are expected to be mailed later in 2006. If the reorganization is approved by fund shareholders, it is expected to occur during the first quarter of 2007. Prior to the reorganization, shareholders can continue to purchase, redeem and exchange shares subject to the limitations described in the fund’s Prospectus (except for, as noted later in this supplement, Legg Mason Partners Health Sciences Fund and Legg Mason Partners Technology Fund).

New investment manager or subadviser

The following supplements the Prospectus and Statement of Additional Information for each fund listed on Schedule III to this Supplement:

3

In addition to the investment manager and subadviser changes discussed in the “Management” section above, the fund’s Board has approved a new investment manager or subadviser for the fund, as indicated for the fund on Schedule III. In each case the new manager or subadviser is an affiliate of Legg Mason. Under the Investment Company Act of 1940, as amended, shareholder approval of the agreement with the new manager or subadviser must be obtained, and the Board has authorized seeking such approval. Proxy materials describing the new manager or subadviser are expected to be mailed later in 2006. If shareholder approval is obtained, the new manager or subadviser would replace the fund’s then-current manager or subadviser, as described in the “Management” section above.

Investment strategy and other investment-related changes

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value:

The fund’s Board has approved an investment strategy change for the fund and the fund’s change to non-diversified status. The changes will occur in conjunction with the proposed change of manager, which is subject to shareholder approval. Shareholders will receive more detailed information regarding the investment strategy change prior to its implementation. The fund’s change to non-diversified status requires shareholder approval, and the Board has authorized seeking such approval. Proxy materials describing the change are expected to be mailed later in 2006.

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners International All Cap Growth Fund and Legg Mason Partners Financial Services
Fund:

The fund’s Board has approved an investment strategy change for the fund. The change will occur in conjunction with the proposed change of subadviser, which is subject to shareholder approval. Shareholders will receive more detailed information regarding the change prior to its implementation.

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners International Large Cap Fund:

4

The fund’s Board has approved an investment strategy change for the fund and a change to the fund’s 80% investment policy. Shareholders will receive more detailed information regarding these changes prior to their implementation.

Fund closures

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Health Sciences Fund and Legg Mason Partners Technology Fund:

Effective as of the close of business on July 12, 2006, the fund will be closed to all new purchases and incoming exchanges. The fund will remain open for investment by those current shareholders who have elected to invest through a systematic investment plan or payroll deduction until August 11, 2006 in order to permit them to select an investment alternative. In addition, the fund will remain open for dividend reinvestment and
Class B to Class A conversions. Any deferred sales charge that would otherwise be payable due to the redemption of any shares of the fund will be waived as of the close of business on July 12, 2006.

Dividends and distributions

The following supplements the Prospectus for Legg Mason Partners Capital and Income Fund and supercedes any contrary information:

The fund generally pays dividends, if any, monthly, and makes capital gain distributions, if any, once a year, typically in December.

Portfolio manager changes

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Capital and Income Fund and supercedes any contrary information:

Effective

July 17, 2006, the manager has appointed

Robert Gendelman to manage the equity portion of the Fund’s portfolio. Mr. Gendelman was employed by Cobble Creek Partners, L.P., a registered investment adviser, beginning in October 2003 and prior to that time was a portfolio manager at Neuberger and Berman for more than five years.

5

The following information supplements the Prospectus and Statement of Additional Information for Salomon Brothers Capital Fund Inc and Salomon Brothers Mid Cap Fund and supercedes any contrary information:

Effective

July 12, 2006, the manager has appointed

Brian Posner and

Brian Angerame to co-manage the Fund. Mr. Posner is the Chief Executive Officer of ClearBridge Advisors and is an investment officer of the manager. He joined Legg Mason and the manager in 2005. Previously, he was a
Co-Founder and Managing Partner of Hygrove Partners LLC, a New York-based asset management company, which was founded in 2000. Mr. Angerame is a Director and investment officer of the manager. He joined the manager in 2000.

The following information supplements the Prospectus and Statement of Additional Information for Salomon Brothers Fund Inc and supercedes any contrary information:

Michael Kagan is responsible for the day-to-day management of the fund. Mr. Kagan, an investment officer of the manager and a co-director of research for CAM North America, LLC, has managed or co-managed the fund’s portfolio since 1995. Mr. Kagan has been with the manager since 1994.

The following information supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Growth and Income Fund and supercedes any contrary information:

Michael Kagan is responsible for the day-to-day management of the fund. Mr. Kagan, investment officer of the manager and co-director of research for CAM North America, LLC, has managed or co-managed the fund’s portfolio since 2000. Mr. Kagan has been with the manager since 1994.

The following information supplements the Prospectus and Statement of Additional Information for Salomon Brothers Small Cap Growth Fund and supercedes any contrary information:

The portfolio managers are primarily responsible for the day-to-day operation of the fund.

Portfolio Management Team Members, Past 5 years’ business experience

Portfolio Manager Since

Vincent Gao, CFA

With respect to the
fund, team leader, responsible for oversight and portfolio strategy; sector manager for small cap growth and balanced strategies and analyst covering technology; joined the investment manager or its affiliates or their predecessor firms in
1999.

January 2003

6

Portfolio Management Team Members, Past 5 years’ business experience

Portfolio Manager Since

Robert Feitler

With respect to the
fund, team member analyst responsible for financial services sector with responsibility for buy and sell decisions in that sector; co-manager for large cap value strategies; team leader for small cap growth strategies; sector manager for small cap growth and balanced strategies; joined the investment manager or its affiliates or their predecessor firms in 1995.

February 1995

Dmitry Khaykin

With respect to the
fund, team member analyst responsible for media and telecommunications with responsibility for buy and sell decisions in that sector; sector manager for small cap growth and balanced strategies; analyst covering communications and media; joined the investment manager or its affiliates or their predecessor firms in 2003; prior to 2003, was a research analyst (telecommunications) at Gabelli & Company, Inc. and an associate in the risk management division of Morgan Stanley & Co.
Inc.

June 2003

Margaret Blaydes

With respect to the
fund, team member analyst responsible for consumer sector with responsibility for buy and sell decisions in that sector; sector manager for small cap growth and balanced strategies; analyst covering tobacco, beverages, retail and consumer; joined the investment manager or its affiliates or their predecessor firms in 2003; prior to 2003 was an equity research analyst covering entertainment and leisure industries at Salomon Smith Barney Inc.

March 2003

* * *

* “Salomon Brothers,” “Smith Barney” and “Citi” are service marks of Citigroup Inc., licensed for use by Legg Mason, Inc. as the names of funds and investment advisers. Legg Mason and its affiliates, as well as the fund’s investment manager, are not affiliated with Citigroup.

* * *

7

Fund

Date of Prospectus and Statement of Additional Information*

Legg Mason Partners Lifestyle Series, Inc.

Legg Mason Partners Lifestyle Balanced Fund

May 31, 2006

Legg Mason Partners Lifestyle Conservative Fund

May 31, 2006

Legg Mason Partners Lifestyle Growth Fund

May 31, 2006

Legg Mason Partners Lifestyle High Growth Fund

May 31, 2006

Legg Mason Partners Lifestyle Income Fund

May 31, 2006

Legg Mason Partners Aggressive Growth Fund Inc.

December 29, 2005

Legg Mason Partners Investment Funds, Inc.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value

August 29, 2005

Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value

August 29, 2005

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

August 29, 2005

Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value

August 29, 2005

Legg Mason Partners Multiple Discipline Funds All Cap and International

August 29, 2005

Legg Mason Partners Real Return Strategy Fund

January 30, 2006

Legg Mason Partners Small Cap Growth Fund

January 28, 2006

Legg Mason Partners Small Cap Value Fund

January 28, 2006

Legg Mason Partners Hansberger Global Value Fund

August 30, 2005

8

Fund

Date of Prospectus and Statement of Additional Information*

Legg Mason Partners Equity Funds

Legg Mason Partners Social Awareness Fund

May 31, 2006

Legg Mason Partners Funds, Inc.

Legg Mason Partners Large Cap Value Fund

May 1, 2006

Legg Mason Partners Income Funds

Legg Mason Partners Capital and Income Fund

May 1, 2006

Legg Mason Partners Convertible Fund

November 28, 2005

Legg Mason Partners Dividend and Income Fund

November 28, 2005

Legg Mason Partners Small Cap Core Fund, Inc.

May 1, 2006

Legg Mason Partners Fundamental Value Fund Inc.

January 28, 2006

Legg Mason Partners Sector Series, Inc.

Legg Mason Partners Financial Services Fund

February 28, 2006

Legg Mason Partners Health Sciences Fund

February 28, 2006

Legg Mason Partners Technology Fund

February 28, 2006

Legg Mason Partners Investment Trust

Legg Mason Partners Classic Values Fund

March 30, 2006

Legg Mason Partners Large Cap Growth Fund

March 30, 2006

Legg Mason Partners S&P 500 Index Fund

May 1, 2006

Legg Mason Partners Mid Cap Core Fund

March 30, 2006

9

Fund

Date of Prospectus and Statement of Additional Information*

Legg Mason Partners Appreciation Fund, Inc.

May 1, 2006

Legg Mason Partners World Funds, Inc.

Legg Mason Partners International All Cap Growth Fund

February 28, 2006

Legg Mason Partners Investment Series

Legg Mason Partners International Fund

February 28, 2006

Legg Mason Partners Dividend Strategy Fund

February 28, 2006

Legg Mason Partners Growth and Income Fund

February 28, 2006

Legg Mason Partners Trust II

Legg Mason Partners Diversified Large Cap Growth Fund

February 28, 2006

Legg Mason Partners Small Cap Growth Opportunities Fund

February 28, 2006

Legg Mason Partners International Large Cap Fund

February 28, 2006

Salomon Funds Trust

Salomon Brothers Mid Cap Fund

May 1, 2006

CitiFunds Trust I

Legg Mason Partners Emerging Markets Equity Fund

February 28, 2006

Salomon Brothers Capital Fund Inc

May 1, 2006

Salomon Brothers Series Funds Inc

Salomon Brothers Balanced Fund

May 1, 2006

Salomon Brothers Small Cap Growth Fund

May 1, 2006

Salomon Brothers Investors Value Fund Inc

May 1, 2006

10

Fund

Date of Prospectus and Statement of Additional Information*

The Salomon Brothers Fund Inc

June 30, 2006

*

As supplemented.

11

Schedule I – Subadvisers

Fund

Subadviser(s)

Legg Mason Partners Lifestyle Balanced Fund

CAM N.A.

Legg Mason Partners Lifestyle Conservative Fund

CAM N.A.

Legg Mason Partners Lifestyle Growth Fund

CAM N.A.

Legg Mason Partners Lifestyle High Growth Fund

CAM N.A.

Legg Mason Partners Lifestyle Income Fund

CAM N.A.

Legg Mason Partners Aggressive Growth Fund, Inc.

CAM N.A.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value

CAM N.A. and

Western Asset

Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value

CAM N.A.

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

CAM N.A.

Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value

CAM N.A.

Legg Mason Partners Multiple Discipline Funds All Cap and International

CAM N.A. and

Causeway Capital Management LLC

Legg Mason Partners Real Return Strategy Fund

CAM N.A.,

Western Asset and

Batterymarch

Legg Mason Partners Small Cap Growth Fund

CAM N.A.

Legg Mason Partners Small Cap Value Fund

CAM N.A.

Legg Mason Partners Hansberger Global Value Fund

Hansberger Global Investors, Inc.*

Legg Mason Partners Social Awareness Fund

CAM N.A.

12

Fund

Subadviser(s)

Legg Mason Partners Large Cap Value Fund

CAM N.A.

Legg Mason Partners Capital and Income Fund

CAM N.A. and

Western Asset

Legg Mason Partners Convertible Fund

CAM N.A.

Legg Mason Partners Dividend and Income Fund

CAM N.A. and

Western Asset

Legg Mason Partners Small Cap Core Fund, Inc.

Batterymarch

Legg Mason Partners Fundamental Value Fund, Inc.

CAM N.A.

Legg Mason Partners Financial Services Fund

Batterymarch

Legg Mason Partners Health Sciences Fund

Batterymarch

Legg Mason Partners Technology Fund

Batterymarch

Legg Mason Partners Classic Values Fund

Olstein & Associates, L.P.*

Legg Mason Partners Large Cap Growth Fund

CAM N.A.

Legg Mason Partners S&P 500 Index Fund

Batterymarch

Legg Mason Partners Mid Cap Core Fund

CAM N.A.

Legg Mason Partners Appreciation Fund, Inc.

CAM N.A.

Legg Mason Partners International All Cap Growth Fund

CAM N.A.

Legg Mason Partners International Fund

Batterymarch

Legg Mason Partners Dividend Strategy Fund

CAM N.A.

Legg Mason Partners Growth and Income Fund

CAM N.A.

Legg Mason Partners Diversified Large Cap Growth Fund

CAM N.A.

Legg Mason Partners Small Cap Growth Opportunities Fund

CAM N.A.

13

Fund

Subadviser(s)

Legg Mason Partners International Large Cap Fund

Batterymarch

Salomon Brothers Mid Cap Fund

CAM N.A.

Legg Mason Partners Emerging Markets Equity Fund

Legg Mason International Equities Limited*

Salomon Brothers Capital Fund Inc

CAM N.A.

Salomon Brothers Balanced Fund

CAM N.A. and

Western Asset

Salomon Brothers Small Cap Growth Fund

CAM N.A.

Salomon Brothers Investors Value Fund Inc

CAM N.A.

The Salomon Brothers Fund Inc

CAM N.A.

*

The fund’s subadviser is unchanged.

14

Schedule II – Reorganizations

Acquired Fund

Acquiring Fund

Legg Mason Partners Large Cap Value Fund

Salomon Brothers Investors Value Fund Inc

Legg Mason Partners Growth and Income Fund

  Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value

Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value

Legg Mason Partners Multiple Discipline Funds All Cap and International

Salomon Brothers Mid Cap Fund

Salomon Brothers Capital Fund Inc

Legg Mason Partners Small Cap Growth Fund

Salomon Brothers Small Cap Growth Fund

Legg Mason Partners Small Cap Growth Opportunities Fund

Legg Mason Partners Technology Fund

Legg Mason Partners Large Cap Growth Fund

Legg Mason Partners Health Sciences Fund

Legg Mason Partners Aggressive Growth Fund, Inc.

Legg Mason Partners Dividend and Income Fund

Legg Mason Partners Capital and Income Fund

Salomon Brothers Balanced Fund

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value

Legg Mason Balanced Trust

Legg Mason Financial Services Fund

Legg Mason Partners Financial Services Fund

Legg Mason Partners International Fund

Legg Mason Partners International Large Cap Fund

15

Schedule III – Manager/Subadviser Proposals

Fund

Proposed New Manager

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

Legg Mason Capital Management, Inc.

Fund

Proposed New Subadviser

Legg Mason Partners Social Awareness Fund

Legg Mason Investment Counsel, LLC

Legg Mason Partners International All Cap Growth Fund

Brandywine Global Asset Management, LLC

Legg Mason Partners Financial Services Fund

Barrett Associates, Inc.

16